Free Writing Prospectus Filed Pursuant to Rule 433

File No. 333-177891-03

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,436,326,346

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$1,292,693,000

(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2013-C11

as Issuing Entity

RBS Commercial Funding Inc.

as Depositor

Wells Fargo Bank, National Association

The Royal Bank of Scotland

C-III Commercial Mortgage LLC

Liberty Island Group I LLC

Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2013-C11

January 18, 2013

RBS	WELLS FARGO SECURITIES
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner

Citigroup

Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

Nothing in this document constitutes an offer to sell or a solicitation to buy securities in any jurisdiction where such offer, solicitation or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of RBS Securities Inc. (“RBSSI”), Wells Fargo Securities, LLC (“WFS”), Citigroup Global Markets Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

RBS is a trade name for the investment banking business of RBSSI. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates. Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates. RBSSI is a member of SIPC, FINRA and the NYSE.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including WFS, a member of FINRA and SIPC, and Wells Fargo Bank, National Association.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued that differ from the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the offered certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Issue Characteristics

I.	Certificate Structure

Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass- Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAA(sf)/AAA(sf)/AAA(sf)	$65,123,000	30.000%	(7)	2.75	03/13 – 11/17	42.0%	15.8%
A-2	AAA(sf)/AAA(sf)/AAA(sf)	$278,494,000	30.000%	(7)	4.88	11/17 – 02/18	42.0%	15.8%
A-3	AAA(sf)/AAA(sf)/AAA(sf)	$46,800,000	30.000%	(7)	6.93	01/20 – 01/20	42.0%	15.8%
A-4	AAA(sf)/AAA(sf)/AAA(sf)	$517,757,000	30.000%	(7)	9.84	11/22 – 01/23	42.0%	15.8%
A-SB	AAA(sf)/AAA(sf)/AAA(sf)	$97,254,000	30.000%	(7)	7.50	02/18 – 11/22	42.0%	15.8%
A-S	AAA(sf)/AAA(sf)/AAA(sf)	$134,656,000	20.625%	(7)	9.93	01/23 – 01/23	47.6%	14.0%
B	AA-(sf)/AA-(sf)/AA-(sf)	$93,361,000	14.125%	(7)	9.93	01/23 – 01/23	51.5%	12.9%
C	A-(sf)/A-(sf)/A-(sf)	$59,248,000	10.000%	(7)	9.93	01/23 – 01/23	54.0%	12.3%

	Non-Offered Certificates
X-A	AAA(sf)/AAA(sf)/AAA(sf)	$1,140,084,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	A-(sf)/AAA(sf)/A-(sf)	$152,609,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
D	BBB-(sf)/BBB-(sf)/BBB-(sf)	$46,681,000	6.750%	(7)	9.93	01/23 – 01/23	55.9%	11.9%
E	BB(sf)/BB(sf)/BB(sf)	$32,317,000	4.500%	(7)	9.93	01/23 – 01/23	57.3%	11.6%
F	B(sf)/B(sf)/B(sf)	$25,136,000	2.750%	(7)	9.97	01/23 – 02/23	58.3%	11.4%
G	NR/NR/NR	$39,499,346	0.000%	(7)	10.01	02/23 – 02/23	60.0%	11.1%

Notes:

(1)

The expected ratings presented are those of Fitch, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Standard & Poor’s Ratings Services (“S&P”) which the depositor hired to rate the rated offered certificates. One or more other nationally recognized statistical ratings organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical ratings organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May be Downgraded” in the free writing prospectus, dated January [], 2013 (the “Free Writing Prospectus”).

(2)

The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)

The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the aggregate.

(4)

Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex D to the Free Writing Prospectus.

(5)

The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates senior to such class by the aggregate appraised value of $2,394,943,909 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans (excluding, with respect to each of the Republic Plaza, Concord Mills and One South Wacker Drive loan combinations, a pro rata portion of the related appraised value allocated to the related pari passu companion loan based on its cut-off date principal balance). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates by such aggregate appraised value (excluding, with respect to each of the Republic Plaza, Concord Mills and One South Wacker Drive loan combinations, a pro rata portion of the related appraised value allocated to the related pari passu companion loan based on its cut-off date principal balance). However, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)

The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates) is calculated by dividing the underwritten net operating income (which excludes, with respect to each of the Republic Plaza, Concord Mills and One South Wacker Drive loan combinations, a pro rata portion of the related underwritten net operating income allocated to the related pari passu companion loan based on its cut-off date principal balance) for the mortgage pool of $159,244,359 (calculated as described in the Free Writing Prospectus) by the aggregate certificate balance of such class of certificates and all classes of certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income (which excludes, with respect to each of the Republic Plaza, Concord Mills and One South Wacker Drive loan combinations, a pro rata portion of the related underwritten net operating income allocated to the related pari passu companion loan based on its cut-off date principal balance) by the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates. However, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(7)

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, E, F and G Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage.

(8)

The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-SB and A-S Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(9)

The pass-through rate for the Class X-A Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-SB and A-S Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(10)

The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(11)

The pass-through rate for the Class X-B Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Issue Characteristics

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance

Wells Fargo Bank, National Association	38	60	$712,905,232	49.6%

The Royal Bank of Scotland(1)	14	50	536,782,553	37.4

C-III Commercial Mortgage LLC	18	19	75,213,636	5.2

Liberty Island Group I LLC	7	19	73,557,198	5.1

Basis Real Estate Capital II, LLC	5	5	37,867,727	2.6

Total	82	153	$1,436,326,346	100.0%

(1)

The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for deposit into the trust by The Royal Bank of Scotland: (a) 9 mortgage loans, having an aggregate cut-off date principal balance of $370,902,337 and representing approximately 25.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the issuing entity, only by The Royal Bank of Scotland plc, (b) 4 mortgage loans, having an aggregate cut-off date principal balance of $47,469,693 and representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the issuing entity, only by RBS Financial Products Inc. and (c) 1 mortgage loan, having a cut-off date principal balance of $118,410,523 and representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was jointly originated, and is being sold to the issuing entity, by both The Royal Bank of Scotland plc and RBS Financial Products Inc.

Loan Pool:

Cut-off Date Balance:	$1,436,326,346
Number of Mortgage Loans:	82
Average Cut-off Date Balance per Mortgage Loan:	$17,516,175
Number of Mortgaged Properties:	153
Average Cut-off Date Balance per Mortgaged Property(1):	$9,387,754
Weighted Average Mortgage Interest Rate:	4.215%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	62.1%
Weighted Average Original Term to Maturity or ARD (months):	107
Weighted Average Remaining Term to Maturity or ARD (months):	106
Weighted Average Original Amortization Term (months)(2):	348
Weighted Average Remaining Amortization Term (months)(2):	347
Weighted Average Seasoning (months):	1

(1)

Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate. With respect to Republic Plaza, Concord Mills and One South Wacker Drive, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.97x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	11.1%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	61.1%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	53.7%
% of Mortgage Loans with Additional Subordinate Debt:	3.6%
% of Mortgage Loans with Single Tenants(2):	9.0%

(1)

With respect to Republic Plaza, Concord Mills and One South Wacker Drive, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(2)	Excludes mortgage loans that are secured by multiple single-tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 70.3% of the mortgage pool (77 mortgage loans) has scheduled amortization, as follows:

34.5% (66 mortgage loans) requires amortization during the entire loan term

35.9% (11 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only: Based on the Cut-off Date Pool Balance, 29.7% of the mortgage pool (5 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans is 61.0% and 2.72x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 59.9% of the mortgage pool (33 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	69.6% of the pool
Insurance Premiums:	38.7% of the pool
Capital Replacements:	61.9% of the pool
TI/LC:	59.3% of the pool(1)

(1) The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool has the following call protection and defeasance features:

69.9% of the mortgage pool (70 mortgage loans) features a lockout period, then defeasance only until an open period

27.2% of the mortgage pool (11 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period

3.0% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period

Please refer to Annex A to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Issue Characteristics

III.	Issue Characteristics

Securities Offered:

$1,292,693,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eight classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B and C), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:

Wells Fargo Bank, National Association (“WFB”); The Royal Bank of Scotland (“RBS”); C-III Commercial Mortgage LLC (“CIIICM”); Liberty Island Group I LLC (“LIG I”) and Basis Real Estate Capital II, LLC (“Basis”)

Co-lead Bookrunning Managers:	RBS Securities Inc. and Wells Fargo Securities, LLC

Co-Manager:	Citigroup Global Markets Inc.

Rating Agencies:	Fitch, Inc., Kroll Bond Rating Agency, Inc. and Standard & Poor’s Ratings Services

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	U.S. Bank National Association

Trust Advisor:	Trimont Real Estate Advisors, Inc.

Cut-off Date:

The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in February 2013 (or, in the case of any mortgage loan that has its first due date in March 2013, the date that would have been its due date in February 2013 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about February 12, 2013.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in March 2013.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in March 2013.

Rated Final Distribution Date:	The Distribution Date in March 2045.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:

The Certificate Administrator will be authorized to make distribution date settlements, CREFC reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp. and BlackRock Financial Management Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Property Type	Number of SF, Rooms or Pads	Cut-off Date Balance Per SF, Room or Pad($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	Republic Plaza	Denver	CO	1 / 1	$155,000,000	10.8%	Office	1,302,107	$215	52.3%	45.5%	1.55x	9.8%
RBS	Concord Mills	Concord	NC	1 / 1	125,000,000	8.7	Retail	1,285,834	183	54.0	54.0	3.13	12.7
RBS	RHP Portfolio I	Various	Various	1 / 18	120,763,000	8.4	Manufactured Housing Community	3,302	36,573	73.7	62.8	1.47	8.9
WFB	515 Madison Avenue	New York	NY	1 / 1	120,000,000	8.4	Office	324,265	370	52.2	45.0	1.61	9.3
RBS	Brennan Industrial Portfolio II	Various	Various	1 / 19	118,410,523	8.2	Various	3,913,170	30	65.0	65.0	2.50	11.5
WFB	One South Wacker Drive	Chicago	IL	1 / 1	70,000,000	4.9	Office	1,193,448	138	73.0	73.0	2.40	10.0
WFB	Encana Oil & Gas	Plano	TX	1 / 1	66,000,000	4.6	Office	318,582	207	55.0	55.0	2.52	10.9
RBS	Salt Lake City FBI Building	Salt Lake City	UT	1 / 1	46,800,000	3.3	Office	163,040	287	60.0	60.0	2.96	10.5
WFB	Starwood Capital Hotel Portfolio II	Various	Various	1 / 8	42,500,000	3.0	Hospitality	846	50,236	56.6	52.7	2.14	14.9
WFB	Holiday Inn National Airport	Arlington	VA	1 / 1	26,968,536	1.9	Hospitality	280	96,316	59.0	47.9	1.87	13.2
Top Three Total/Weighted Average				3 / 20	$400,763,000	27.9%				59.3%	53.4%	2.02x	10.4%
Top Five Total/Weighted Average				5 / 40	$639,173,523	44.5%				59.0%	53.9%	2.03x	10.4%
Top Ten Total/Weighted Average				10 / 52	$891,442,059	62.1%				59.7%	55.6%	2.15x	10.7%
(1)

With respect to Republic Plaza, Concord Mills and One South Wacker Drive, Cut-off Date Balance per square foot, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

B.	Summary of Pari Passu Split Loan Structures

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer Under Related Securitization PSA	Current Special Servicer Under Related Securitization PSA
Republic Plaza	WFB	$155,000,000	WFRBS 2013-C11	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	WFB	$125,000,000	WFRBS 2012-C10	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
Concord Mills	RBS	$125,000,000	WFRBS 2013-C11	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	RBS	$110,000,000	WFRBS 2012-C10	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
One South Wacker Drive	WFB	$70,000,000	WFRBS 2013-C11	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	WFB	$95,000,000	(1)	(2)	TBD	TBD

(1)	The related pari passu companion loan is currently held by the mortgage loan seller for the mortgage loan included in the WFRBS 2013-C11 trust.
(2)

The One South Wacker Drive loan combination will be serviced under the WFRBS 2013-C11 pooling and servicing agreement until the securitization of the related pari passu companion loan, after which such loan combination will be serviced under the pooling and servicing agreement related to the securitization of that pari passu companion loan. The master servicer and special servicer under the latter pooling and servicing agreement will be identified in a notice, report or statement to holders of the WFRBS 2013-C11 certificates after the securitization of the One South Wacker Drive pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Characteristics of the Mortgage Pool

C.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
1	WFB	Republic Plaza	Denver	CO	Office	$155,000,000	10.8%	JPMCC 2004-C2
2	RBS	Concord Mills	Concord	NC	Retail	125,000,000	8.7	JPMCC 2003-C1
3.01	RBS	Harmony Road	Fort Collins	CO	Manufactured Housing Community	24,351,000	1.7	Various(2)
3.02	RBS	The Meadows	Aurora	CO	Manufactured Housing Community	17,984,000	1.3	Various(3)
3.03	RBS	Mountainside Estates	Golden	CO	Manufactured Housing Community	12,321,000	0.9	Various(4)
3.04	RBS	Eastview	Gillette	WY	Manufactured Housing Community	9,110,500	0.6	Various(5)
3.05	RBS	Sheridan	Arvada	CO	Manufactured Housing Community	6,916,500	0.5	Various(6)
3.06	RBS	Countryside of Greeley	Greeley	CO	Manufactured Housing Community	6,683,000	0.5	Various(7)
3.07	RBS	Westview	Gillette	WY	Manufactured Housing Community	5,824,500	0.4	MSDWC 2002-TOP7
3.08	RBS	Loveland	Loveland	CO	Manufactured Housing Community	5,456,000	0.4	Various(8)
3.09	RBS	Terrace	Casper	WY	Manufactured Housing Community	4,525,500	0.3	Various(9)
3.10	RBS	Highview	Gillette	WY	Manufactured Housing Community	4,246,000	0.3	Various(10)
3.11	RBS	Cimmaron	Cheyenne	WY	Manufactured Housing Community	4,240,000	0.3	Various(11)
3.12	RBS	Castle Acres	O’Fallon	IL	Manufactured Housing Community	4,105,500	0.3	Various(12)
3.13	RBS	Enchanted Village	Alton	IL	Manufactured Housing Community	3,272,500	0.2	Various(13)
3.14	RBS	Shady Lane	Commerce City	CO	Manufactured Housing Community	2,970,500	0.2	Various(14)
3.15	RBS	Northern Hills	Springdale	AR	Manufactured Housing Community	2,925,500	0.2	Various(15)
3.16	RBS	Terrace II	Casper	WY	Manufactured Housing Community	2,660,500	0.2	Various(16)
3.17	RBS	Western Park	Springdale	AR	Manufactured Housing Community	1,704,500	0.1	Various(17)
3.18	RBS	Plainview	Casper	WY	Manufactured Housing Community	1,466,000	0.1	Various(18)
5.07	RBS	Wincup – Georgia	Stone Mountain	GA	Industrial	6,608,055	0.5	JPMCC 2004-CB8
10	WFB	Holiday Inn National Airport	Arlington	VA	Hospitality	26,968,536	1.9	JPMCC 2003-PM1A
11	RBS	Encino Courtyard	Encino	CA	Retail	25,569,693	1.8	CWCI 2007-C3
14	LIG I	Community Corporate Center	Columbus	OH	Office	15,580,521	1.1	GSMS 2007-EOP
15.01	WFB	Piedmont Plaza	Gaffney	SC	Retail	3,006,000	0.2	CSFB 2001-CK1
15.02	WFB	Peppers Ferry Centre	Radford	VA	Retail	3,006,000	0.2	CSFB 2001-CK1
15.03	WFB	Tidewater Plaza	Southport	NC	Retail	3,006,000	0.2	CSFB 2001-CF2
15.04	WFB	Boiling Springs Centre	Boiling Springs	SC	Retail	3,006,000	0.2	FUBOA 2001-C1
15.05	WFB	Garber’s Crossing	Harrisonburg	VA	Retail	3,006,000	0.2	CSFB 2001-CK1
22	WFB	Columbia Square	Kennewick	WA	Retail	13,108,249	0.9	BSCMS 2006-PW11
23	LIG I	Milestone Crossing	Castle Rock	CO	Retail	12,085,836	0.8	GCCFC 2005-GG3
24	WFB	US Playing Card	Erlanger	KY	Industrial	11,956,058	0.8	JPMCC 2005-LDP5

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Characteristics of the Mortgage Pool

27.01	WFB	Liberty Square Shopping Center	Thomasville	NC	Retail	3,593,972	0.3	GSMS 2003-C1
27.02	WFB	Centre at Evans	Evans	GA	Retail	2,907,623	0.2	GMACC 2002-C3
27.03	WFB	Shoppes at Thomson	Thomson	GA	Retail	2,583,167	0.2	GMACC 2003-C1
27.04	WFB	Roxboro Commons	Roxboro	NC	Retail	2,545,730	0.2	GMACC 2003-C1
33	RBS	Bridgeworks	San Diego	CA	Retail	10,320,000	0.7	LBUBS 2006-C3
36	LIG I	County Square Shopping Center	Pleasant Hill	CA	Retail	9,638,447	0.7	WMCMS 2007-SL3
38	Basis	Lakes Brand	Lawrenceville	GA	Office	9,000,000	0.6	MSCS 2006-HQ8
46	WFB	Pine West Storage Center	Pembroke Pines	FL	Self Storage	6,491,614	0.5	BSCMS 2003-T10
51	LIG I	Country Club Apartments	Columbus	OH	Multifamily	5,180,000	0.4	CSFB 2003-C3
53	WFB	2801 Magazine Street	New Orleans	LA	Retail	4,395,056	0.3	MSDWC 2003-TOP9
63	WFB	MNSC – Lake Mary	Lake Mary	FL	Self Storage	3,500,000	0.2	WBCMT 2003-C3
66	CIIICM	Sunset Village	Bradenton	FL	Manufactured Housing Community	3,195,360	0.2	WBCMT 2003-C4
67.01	CIIICM	Sherwood	Baytown	TX	Manufactured Housing Community	1,889,866	0.1	BACM 2003-1
68.01	WFB	MNSC – Kissimmee	Kissimmee	FL	Self Storage	1,861,023	0.1	LBUBS 2003-C3
68.02	WFB	MNSC – Apopka	Apopka	FL	Self Storage	1,228,977	0.1	LBUBS 2003-C3
70	Basis	Gale Valley Estates MHC	Galesburg	MI	Manufactured Housing Community	2,900,000	0.2	WBCMT 2003-C4
71	WFB	Indian River Plaza	Diberville	MS	Retail	2,868,392	0.2	GECMC 2002-3A
72	WFB	Walgreens – Bixby	Bixby	OK	Retail	2,796,926	0.2	LBUBS 2003-C1
73	CIIICM	Keystone MHC	Alabaster	AL	Manufactured Housing Community	2,694,646	0.2	WBCMT 2003-C4
74	WFB	Walgreens – St. George	Saint George	UT	Retail	2,645,508	0.2	WBCMT 2003-C4
Total						$609,906,254	42.5%
(1)

The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. In instances in which the most recent securitization of a property took place across multiple trusts, all trusts are listed in the footnotes below. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Harmony Road was previously securitized in five separate transactions: MLMT 2008-C1, MLCFC 2007-8, MLCFC 2007-9, MSDWC 2002-IQ2 and BALL 2007-BMB1.

(3)	The Meadows was previously securitized in three separate transactions: MLCFC 2007-8, MLCFC 2007-9 and MLMT 2008-C1.

(4)	Mountainside Estates was previously securitized in five separate transactions: JPMCC 2002-C3, BALL 2007-BMB1, MLCFC 2007-8, MLCFC 2007-9 and MLMT 2008-C1.

(5)	Eastview was previously securitized in five separate transactions: BALL 2007-BMB1, MLCFC 2007-8, MLCFC 2007-9, MLMT 2008-C1 and MSDWC 2002-TOP7.

(6)	Sheridan was previously securitized in five separate transactions: MLCFC 2007-8, MLCFC 2007-9, MLMT 2008-C1, BALL 2007-BMB1 and CGMT 2004-C1.

(7)	Countryside of Greeley was previously securitized in five separate transactions: JPMCC 2002-C3, MLMT 2008-C1, MLCFC 2007-8, MLCFC 2007-9 and BALL 2007-BMB1.

(8)	Loveland was previously securitized in three separate transactions: MLMT 2006-C2, MLFT 2006-1 and PSSF 1995-MCF2.

(9)	Terrace was previously securitized in four separate transactions: MSDWC 2003-HQ2, MLCFC 2007-8, MLCFC 2007-9 and MLMT 2008-C1.

(10)	Highview was previously securitized in four separate transactions: MLCFC 2007-8, MLCFC 2007-9, BALL 2007-BMB1 and MLMT 2008-C1.

(11)	Cimmaron was previously securitized in five separate transactions: MLCFC 2007-8, MLCFC 2007-9, MLMT 2008-C1, MSDWC 2002-TOP7 and BALL 2007-BMB1.

(12)	Castle Acres was previously securitized in five separate transactions: MLCFC 2007-8, MLCFC 2007-9, BALL 2007-BMB1, MLMT 2008-C1 and GMACC 2003-C1.

(13)	Enchanted Village was previously securitized in seven separate transactions: MLMT 2006-C2, MLCFC 2007-8, MLCFC 2007-9, MLMT 2008-C1, MLFT 2006-1, BALL 2007-BMB1 and CGCMT 2004-FL1.
(14)	Shady Lane was previously securitized in five separate transactions: MLCFC 2007-8, MLCFC 2008-9, MSDWC 2003-HQ2, BALL 2007-BMB1 and MLMT 2008-C1.

(15)	Northern Hills was previously securitized in five separate transactions: MSDWC 2002-IQ2, BALL 2007-BMB1, MLCFC 2007-8, MLCFC 2007-9 and MLMT 2008-C1.

(16)	Terrace II was previously securitized in five separate transactions: MLCFC 2007-8, BALL 2007-BMB1, MLMT 2008-C1, MLMT 2004-KEY2 and MLCFC 2007-9.

(17)	Western Park was previously securitized in five separate transactions: MLCFC 2007-8, MLCFC 2007-9, MSDWC 2002-IQ2, BALL 2007-BMB1 and MLMT 2008-C1.

(18)	Plainview was previously securitized in five separate transactions: MLCFC 2007-8, MLCFC 2008-9, MLMT 2004-MKB1, MLMT 2008-C1 and BALL 2007-BMB1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Characteristics of the Mortgage Pool

D.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads	Loan per SF/ Room/ Pad ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
5	RBS	Brennan Industrial Portfolio II	Various	Various	$118,410,523	8.2%	$118,410,523	42.5%	3,913,170	$30	2.50x	11.5%	65.0%	65.0%	58	58
6	WFB	One South Wacker Drive	IL	Office	70,000,000	4.9	70,000,000	25.1	1,193,448	138	2.40	10.0	73.0	73.0	59	59
9	WFB	Starwood Capital Hotel Portfolio II	Various	Hospitality	42,500,000	3.0	39,567,659	14.2	846	50,236	2.14	14.9	56.6	52.7	11	59
17	RBS	Minot Hotel Portfolio	ND	Hospitality	14,975,522	1.0	13,270,863	4.8	238	62,922	2.43	18.9	59.7	52.9	0	59
24	WFB	US Playing Card	KY	Industrial	11,956,058	0.8	10,492,371	3.8	769,604	16	1.73	12.7	58.9	51.7	0	58
26	WFB	Clipper Mill	MD	Mixed Use	11,701,165	0.8	10,654,066	3.8	141,318	83	1.62	10.4	58.2	53.0	0	57
44	CIIICM	Ridgebrook Village & Valley Hills MHC	IN	Manufactured Housing Community	6,633,179	0.5	6,059,395	2.2	739	8,976	1.71	10.8	75.0	68.5	0	58
56	CIIICM	Morningside Estates	FL	Manufactured Housing Community	4,150,000	0.3	3,803,689	1.4	399	10,401	1.73	11.0	70.7	64.8	0	58
Total/Weighted Average					$280,326,447	19.5%	$272,258,564	97.8%			2.32x	12.0%	65.2%	63.5%	41	58
(1)

The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

(2)	Reflects the percentage of the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

Class A-3(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Mortgage Loan Balance at Maturity or ARD ($)	% of Class A-3 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads	Loan per SF/ Room/ Pad ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
8	RBS	Salt Lake City FBI Building	UT	Office	$46,800,000	3.3%	$46,800,000	100.0%	163,040	$287	2.96x	10.5%	60.0%	60.0%	83	83
Total/Weighted Average					$46,800,000	3.3%	$46,800,000	100.0%			2.96x	10.5%	60.0%	60.0%	83	83
(1)

The table above presents the mortgage loan whose balloon payment would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

(2)	Reflects the percentage of the Mortgage Loan Balance at Maturity divided by the initial Class A-3 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Characteristics of the Mortgage Pool

E.	Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)(1)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	11	$505,012,487	35.2%	57.8%	52.8%	1.95x	10.1%	9.5%	4.027%
CBD	3	345,000,000	24.0	56.5	50.9	1.74	9.7	9.1	4.008
Suburban	7	155,812,487	10.8	60.7	57.2	2.43	11.1	10.4	4.037
Medical	1	4,200,000	0.3	56.8	46.9	1.41	10.4	9.2	5.150
Retail	41	318,395,404	22.2	61.7	52.6	2.16	11.4	10.8	4.244
Regional Mall	1	125,000,000	8.7	54.0	54.0	3.13	12.7	12.2	3.836
Anchored	6	75,168,239	5.2	68.4	55.3	1.53	10.0	9.3	4.492
Shadow Anchored(2)	15	56,446,857	3.9	69.3	55.5	1.58	10.6	9.8	4.464
Unanchored	6	32,437,874	2.3	63.7	52.0	1.63	10.8	10.1	4.504
Single Tenant	13	29,342,434	2.0	60.1	35.0	1.38	11.5	10.9	4.636
Hospitality	20	173,454,282	12.1	58.8	48.0	1.95	14.2	12.5	4.551
Full Service	7	92,415,783	6.4	57.6	46.6	1.95	14.2	12.5	4.539
Limited Service	13	81,038,499	5.6	60.0	49.7	1.94	14.2	12.4	4.565
Manufactured Housing Community	28	155,169,684	10.8	72.4	61.7	1.53	9.4	9.3	4.450
Manufactured Housing Community	28	155,169,684	10.8	72.4	61.7	1.53	9.4	9.3	4.450
Industrial	18	122,916,323	8.6	64.4	63.7	2.43	11.6	9.9	3.892
Flex	17	110,960,265	7.7	65.0	65.0	2.50	11.5	9.8	3.878
Warehouse	1	11,956,058	0.8	58.9	51.7	1.73	12.7	11.0	4.020
Self Storage	25	99,929,359	7.0	61.6	51.8	1.88	11.6	11.3	4.369
Self Storage	25	99,929,359	7.0	61.6	51.8	1.88	11.6	11.3	4.369
Multifamily	7	36,771,525	2.6	61.6	48.9	1.54	10.9	9.7	4.569
Garden	4	31,931,977	2.2	60.4	47.6	1.55	11.1	9.7	4.511
Student Housing	3	4,839,548	0.3	69.6	57.3	1.50	9.7	9.6	4.950
Mixed Use	3	24,677,282	1.7	49.1	42.2	1.55	10.9	9.3	4.315
Office/Multifamily/Retail	1	11,701,165	0.8	58.2	53.0	1.62	10.4	9.3	3.950
Office/Retail	1	9,976,117	0.7	34.6	28.1	1.48	11.2	9.0	4.500
Multifamily/Retail	1	3,000,000	0.2	62.2	46.7	1.51	11.5	10.7	5.120
Total/Weighted Average	153	$1,436,326,346	100.0%	61.1%	53.7%	1.97x	11.1%	10.3%	4.215%

(1)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to Republic Plaza, Concord Mills and One South Wacker Drive, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Characteristics of the Mortgage Pool

F.	Geographic Distribution(1)

Location(2)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)(3)	% of Cut-off Date Balance	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Colorado	9	$243,767,836	17.0%	59.5%	51.1%	1.52x	9.5%	9.0%	4.303%
North Carolina	9	185,632,590	12.9	56.8	52.4	2.70	12.6	11.9	4.034
California	13	141,774,603	9.9	63.8	52.9	1.68	10.5	9.6	4.406
Southern	7	84,875,999	5.9	65.5	56.3	1.77	10.3	9.5	4.331
Northern	6	56,898,604	4.0	61.1	47.9	1.55	10.7	9.7	4.518
Texas	19	125,598,616	8.7	59.4	54.2	2.17	11.3	10.8	4.366
New York	1	120,000,000	8.4	52.2	45.0	1.61	9.3	9.1	3.860
Illinois	10	115,065,691	8.0	70.1	68.1	2.31	10.6	9.5	3.909
Other States(4)	92	504,487,011	35.1	63.3	54.4	1.96	11.9	10.8	4.302
Total/Weighted Average	153	$1,436,326,346	100.0%	61.1%	53.7%	1.97x	11.1%	10.3%	4.215%

(1)	The Mortgaged Properties are located in 33 states.
(2)

For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(3)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to Republic Plaza, Concord Mills and One South Wacker Drive, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(4)	Includes 27 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Characteristics of the Mortgage Pool

G.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
1,098,848 – 2,000,000	6	$10,130,623	0.7%
2,000,001 – 3,000,000	10	25,998,357	1.8
3,000,001 – 4,000,000	10	34,252,006	2.4
4,000,001 – 5,000,000	5	21,923,981	1.5
5,000,001 – 6,000,000	2	10,460,000	0.7
6,000,001 – 7,000,000	9	59,280,821	4.1
7,000,001 – 8,000,000	1	7,560,000	0.5
8,000,001 – 9,000,000	2	17,977,728	1.3
9,000,001 – 14,000,000	19	216,739,633	15.1
14,000,001 – 19,000,000	5	74,661,662	5.2
19,000,001 – 29,000,000	4	92,868,012	6.5
29,000,001 – 49,000,000	2	89,300,000	6.2
49,000,001 – 69,000,000	1	66,000,000	4.6
69,000,001 – 89,000,000	1	70,000,000	4.9
109,000,001 – 129,000,000	4	484,173,523	33.7
149,000,001 – 155,000,000	1	155,000,000	10.8
Total:	82	$1,436,326,346	100.0%
Average:	$17,516,175

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO

Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
1.27 – 1.40	1	$13,500,000	0.9%
1.41 – 1.50	3	153,892,693	10.7
1.51 – 1.60	7	43,455,659	3.0
1.61 – 1.70	15	351,817,607	24.5
1.71 – 1.80	12	96,361,303	6.7
1.81 – 1.90	15	107,025,827	7.5
1.91 – 2.00	9	97,985,979	6.8
2.01 – 2.25	6	58,230,003	4.1
2.26 – 2.50	4	20,881,229	1.5
2.51 – 2.75	4	181,400,000	12.6
2.76 – 3.00	4	183,686,045	12.8
3.01 – 3.89	2	128,090,000	8.9
Total:	82	$1,436,326,346	100.0%
Weighted Average:	2.12x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO

Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
1.21 – 1.40	1	$13,500,000	0.9%
1.41 – 1.50	11	219,650,088	15.3
1.51 – 1.60	15	268,855,942	18.7
1.61 – 1.70	19	237,642,096	16.5
1.71 – 1.80	14	109,323,303	7.6
1.81 – 1.90	6	62,992,225	4.4
1.91 – 2.00	1	6,765,418	0.5
2.01 – 2.10	1	3,699,200	0.3
2.11 – 2.20	3	57,027,383	4.0
2.21 – 2.30	1	2,694,646	0.2
2.31 – 2.40	2	73,500,000	5.1
2.41 – 2.50	3	136,286,045	9.5
2.51 – 2.70	1	66,000,000	4.6
2.71 – 2.90	1	3,500,000	0.2
2.91 – 3.00	1	46,800,000	3.3
3.01 – 3.77	2	128,090,000	8.9
Total:	82	$1,436,326,346	100.0%
Weighted Average:	1.97x

LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
Refinance	60	$835,691,491	58.2%
Acquisition	20	588,491,315	41.0
Various	2	12,143,540	0.8
Total:	82	$1,436,326,346	100.0%

MORTGAGE RATE

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
3.470 – 4.500	38	$1,134,963,788	79.0%
4.501 – 4.750	20	207,416,262	14.4
4.751 – 5.000	14	66,812,277	4.7
5.001 – 5.250	7	19,494,013	1.4
5.251 – 5.400	3	7,640,006	0.5
Total:	82	$1,436,326,346	100.0%
Weighted Average:	4.215%

UNDERWRITTEN NOI DEBT YIELD

Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
8.9 – 8.9	2	$128,323,000	8.9%
9.0 – 9.9	7	336,792,805	23.4
10.0 – 10.9	22	340,408,610	23.7
11.0 – 11.9	26	269,960,174	18.8
12.0 – 12.9	9	191,189,160	13.3
13.0 – 13.9	7	78,540,427	5.5
14.0 – 14.9	2	49,265,418	3.4
15.0 – 15.9	3	16,582,030	1.2
16.0 – 16.9	2	7,199,200	0.5
18.0 – 18.9	1	14,975,522	1.0
20.0 – 22.8	1	3,090,000	0.2
Total:	82	$1,436,326,346	100.0%
Weighted Average:	11.1%

UNDERWRITTEN NCF DEBT YIELD

Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
8.7 – 8.9	5	$180,054,148	12.5%
9.0 – 9.9	18	600,729,204	41.8
10.0 – 10.9	27	269,824,936	18.8
11.0 – 11.9	18	154,092,696	10.7
12.0 – 12.9	5	179,513,193	12.5
13.0 – 13.9	3	21,252,801	1.5
14.0 – 14.9	2	6,599,200	0.5
15.0 – 15.9	1	2,694,646	0.2
16.0 – 16.9	2	18,475,522	1.3
20.0 – 22.1	1	3,090,000	0.2
Total:	82	$1,436,326,346	100.0%
Weighted Average:	10.3%

(1)

Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to Republic Plaza, Concord Mills and One South Wacker Drive loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
Range of Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
60	8	$280,326,447	19.5%
84	1	46,800,000	3.3
120	73	1,109,199,899	77.2
Total:	82	$1,436,326,346	100.0%
Weighted Average:	107 months

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
57 – 60	8	$280,326,447	19.5%
61 – 84	1	46,800,000	3.3
85 – 120	73	1,109,199,899	77.2
Total:	82	$1,436,326,346	100.0%
Weighted Average:	106 months

ORIGINAL AMORTIZATION TERM(1)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
Non-Amortizing	5	$426,210,523	29.7%
180 – 240	1	13,500,000	0.9
241 – 300	18	154,227,623	10.7
301 – 360	58	842,388,201	58.6
Total:	82	$1,436,326,346	100.0%
Weighted Average(2):	348 months
(1)

The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(2)	Excludes the non-amortizing loans.

REMAINING AMORTIZATION TERM(3)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
Non-Amortizing	5	$426,210,523	29.7%
180 – 240	1	13,500,000	0.9
241 – 300	18	154,227,623	10.7
301 – 360	58	842,388,201	58.6
Total:	82	$1,436,326,346	100.0%
Weighted Average(4):	347 months
(3)

The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(4)	Excludes the non-amortizing loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
Hard/Springing Cash Management	25	$536,795,847	37.4%
Soft/Springing Cash Management	9	331,169,975	23.1
Hard/Upfront Cash Management	8	322,998,492	22.5
None	21	120,815,970	8.4
Springing (W/Out Estab. Account)	8	74,725,964	5.2
Springing (With Estab. Account)	11	49,820,099	3.5
Total:	82	$1,436,326,346	100.0%

PREPAYMENT PROVISION SUMMARY(5)
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut- off Date Balance
Lockout/Defeasance/Open	70	$1,003,842,323	69.9%
Lockout/YM%/Open	11	389,984,023	27.2
Lockout/Defeasance or YM%/Open	1	42,500,000	3.0
Total:	82	$1,436,326,346	100.0%

(5)

With respect to certain mortgage loans, prepayments may occur during a lockout period in connection with a sale of a mortgaged property and termination of any cross-collateralization to which it was subject.

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
34.6 – 35.0	1	$9,976,117	0.7%
35.1 – 40.0	1	3,090,000	0.2
40.1 – 45.0	1	3,500,000	0.2
45.1 – 50.0	1	2,900,000	0.2
50.1 – 55.0	7	486,617,806	33.9
55.1 – 60.0	20	292,861,278	20.4
60.1 – 65.0	18	216,202,964	15.1
65.1 – 70.0	21	146,697,235	10.2
70.1 – 75.0	11	261,372,698	18.2
75.1 – 76.7	1	13,108,249	0.9
Total:	82	$1,436,326,346	100.0%
Weighted Average:	61.1%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
23.7 – 25.0	1	$13,500,000	0.9%
25.1 – 30.0	2	13,066,117	0.9
30.1 – 35.0	1	3,500,000	0.2
35.1 – 40.0	2	5,545,508	0.4
40.1 – 45.0	9	200,631,244	14.0
45.1 – 50.0	17	279,681,355	19.5
50.1 – 55.0	27	423,160,357	29.5
55.1 – 60.0	15	133,566,294	9.3
60.1 – 65.0	6	287,042,292	20.0
65.1 – 70.0	1	6,633,179	0.5
70.1 – 73.0	1	70,000,000	4.9
Total:	82	$1,436,326,346	100.0%
Weighted Average:	53.7%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
Interest-only, Amortizing Balloon	11	$515,103,000	35.9%
Amortizing Balloon	65	481,512,823	33.5
Interest-only, Balloon	3	313,410,523	21.8
Interest-only, ARD	2	112,800,000	7.9
Amortizing ARD	1	13,500,000	0.9
Total:	82	$1,436,326,346	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS

IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
1	1	$4,150,000	0.3%
12	2	50,060,000	3.5
13 – 24	4	151,393,000	10.5
25 – 48	2	275,000,000	19.1
49 – 60	2	34,500,000	2.4
Total:	11	$515,103,000	35.9%
Weighted Average:	31 months

SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance
0	15	$73,485,000	5.1%
1 – 3	67	1,362,841,346	94.9
Total:	82	$1,436,326,346	100.0%
Weighted Average:	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Certain Terms and Conditions

V.	Certain Terms and Conditions

Interest Entitlements:

The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without special servicer consent) on non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements on the Class D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses.

Principal Distribution Amount:

The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class D, C, B and A-S Certificates, then to the Class A-1, A-2, A-3, A-4 and A-SB Certificates (with any losses on the Class A-1, A-2, A-3, A-4 and A-SB Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B, C and D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.

Distributions:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

	1.	Class A-1, A-2, A-3, A-4, A-SB, X-A and X-B Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A and X-B Certificates, pro rata, according to their respective interest entitlements.

2.

Class A-1, A-2, A-3, A-4 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Certain Terms and Conditions

3.

Class A-1, A-2, A-3, A-4 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.

Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates), to principal on the Class A-S Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

5.

Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB and A-S Certificates), to principal on the Class B Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

6.

Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

7.

After the Class A-1, A-2, A-3, A-4, A-SB, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:

If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between the (x) the group (the “YM Group A”) of the Class A-1, A-2, A-3, A-4, A-SB, A-S and X-A Certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of the Class B, C, D and X-B Certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions will be distributed to the Class X-A and/or Class X-B Certificates, as applicable, in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Certain Terms and Conditions

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E, F, G, V or R Certificates. The holders of the Class X-B Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class A-1, A-2, A-3, A-4, A-SB, A-S, X-A, B, C and D Certificates are retired. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Risk Factors –Risks Related To The Offered Certificates - Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, E, F and G Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to Class C; sixth, to Class B; seventh, to Class A-S; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4 and A-SB based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Classes D, C and B Certificates) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D, C, B, A-S, A-1, A-2, A-3, A-4 and A-SB Certificates (with any write-offs on the Class A-1, A-2, A-3, A-4 and A-SB Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date). The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-SB or A-S Certificates as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B or C Certificates as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including the Republic Plaza, Concord Mills and One South Wacker Drive mortgage loans, but not their related pari passu companion loans, including, in the case of the One South Wacker Drive mortgage loan, whether or not such loan combination is serviced by the pooling and servicing agreement for the WFRBS 2013-C11 securitization, or the securitization of its related pari passu companion loan), except to the extent they are deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A and X-B Certificates would be affected on a pari passu basis).

Servicing Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. After the securitization of the One South Wacker Drive companion loan, the master servicer under that securitization will have the primary obligation to make any servicing advances with respect to the One South Wacker Drive loan combination.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Certain Terms and Conditions

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:

Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, and then as a recovery of principal until all principal has been recovered. Any liquidation proceeds remaining thereafter will be applied as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.

Majority Subordinate Certificateholder and Subordinate Class Representative:

A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of: (a) during a “subordinate control period”, the most subordinate class among the Class E, F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf (or with respect to the One South Wacker Drive loan combination after the securitization of the related companion loan, the related controlling noteholder (or its representative) under the related intercreditor agreement) will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and S&P confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist as long as the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with each of the subordinate class representative and the Trust Advisor in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist as long as either (i) the Class E certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Certain Terms and Conditions

control-eligible certificates that have a then outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

Notwithstanding any contrary description set forth above, with respect to the Republic Plaza mortgage loan and the Concord Mills mortgage loan (a) the subordinate class representative under the WFRBS 2012-C10 pooling and servicing agreement (or, during a senior consultation period under the series 2012-C10 pooling and servicing agreement, the special servicer under such pooling and servicing agreement) or any subsequent holder of the related pari passu companion loan or its representative will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus. Those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFRBS 2013-C11 pooling and servicing agreement will not limit the consultation rights of the holder of the pari passu companion loan.

Notwithstanding any contrary description set forth above, with respect to the One South Wacker Drive mortgage loan, in general (a) for as long as the One South Wacker Drive loan combination is serviced under the pooling and servicing agreement for this securitization, the initial holder of the related pari passu companion loan will have control rights that include the right to approve or disapprove various material servicing actions involving the loan combination and the subordinate class representative for this securitization will have the right to be consulted on a non-binding basis with respect to such actions, and (b) in connection with the securitization of the One South Wacker Drive pari passu companion loan, after which the One South Wacker Drive loan combination will be serviced under the pooling and servicing agreement for such other securitization, such pooling and servicing agreement may grant to a subordinate or controlling class representative or other third party control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the One South Wacker Drive loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the initial holder of the One South Wacker Drive pari passu companion loan or of a subordinate or controlling class representative or other third party under any securitization thereof, and any collective consultation period or senior consultation period or similar period under that other securitization will not limit the consultation rights of the subordinate class representative under this securitization. The Trust Advisor in this securitization will have no duties with respect to the One South Wacker Drive loan combination but a trust advisor may be appointed under the securitization of the related pari passu companion loan.

In general, loan combination control rights also include the right to replace the special servicer for the related loan combination only.

Replacement of Special Servicer by General Vote of Certificateholders:

During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and S&P to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:

Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans (other than the One South Wacker Drive mortgage loan after the securitization of its pari passu companion loan) will have the right (at its expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The Special Servicer must thereafter

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Certain Terms and Conditions

determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F or G Certificates or other designed certificate holders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans (other than the One South Wacker Drive mortgage loan after the securitization of its pari passu companion loan) to the highest bidder in a manner generally similar to sales of REO properties. The sale of a defaulted loan (other than the One South Wacker Drive mortgage loan after the securitization of its pari passu companion loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor, as described in the Free Writing Prospectus. In the case of the One South Wacker Drive mortgage loan, the sale will be subject to the consent and/or consultation rights of the holder of the related pari passu companion loan, as described in the Free Writing Prospectus. After the securitization of the One South Wacker Drive pari passu companion loan, pursuant to its intercreditor agreement, the party acting as special servicer of such mortgage loan pursuant to the pooling and servicing agreement of such other securitization, may offer to sell to any person (or may offer to purchase) for cash the One South Wacker Drive loan combination during such time as such mortgage loan constitutes a defaulted mortgage loan under such other pooling and servicing agreement, and, in connection with any such sale, the applicable special servicer is required to sell both the One South Wacker Drive mortgage loan and related pari passu companion loan as a whole loan. The subordinate class representative will have consultation rights as the holder of an interest in the One South Wacker Drive mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:

Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:

The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer with respect to any mortgage loan (other than the One South Wacker Drive mortgage loan and pari passu companion loan), and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans (other than the One South Wacker Drive mortgage loan and pari passu companion loan). Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

Notwithstanding any contrary provision described above, the Trust Advisor will have no rights or duties in connection with the One South Wacker Drive mortgage loan.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Certain Terms and Conditions

appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, KBRA and S&P to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates are retired.

Certain Fee Offsets:

If a workout fee is earned by the Special Servicer following a loan default, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.

Deal Website:

The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that Eightfold Real Estate Capital Fund II, L.P. or an affiliate will be the initial majority subordinate certificateholder.

Loan Combinations:

Each of the mortgaged properties identified on Annex A to the Free Writing Prospectus as Republic Plaza, Concord Mills and One South Wacker Drive secures both a mortgage note to be included in the trust and one other mortgage note, referred to as a “pari passu companion loan” that will not be included in the trust, which will be pari passu in right of payment with the mortgage note to be included in the trust. Each pair of mortgage notes is referred to herein as a “loan combination.” The Republic Plaza loan combination, the Concord Mills loan combination and, prior to the securitization of the One South Wacker Drive pari passu companion loan, the One South Wacker Drive loan combination will be serviced under the WFRBS 2013-C11 pooling and servicing agreement. After the securitization of the One South Wacker Drive pari passu companion loan, the One South Wacker Drive loan combination will be serviced under the pooling and servicing agreement related to the securitization of its pari passu companion loan.

As of the closing date, the One South Wacker Drive pari passu companion loan will be held by its related mortgage loan seller, which will reserve the right to sell such pari passu companion loan subject to the related intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

REPUBLIC PLAZA

FLOOR	Tenants	NRSF
56	Poseidon Concepts 3,555 SF 3/31/2019; North Shore Energy 5,548 SF 3/31/2016; Vacant 804 SF; Vert. TV 50 SF 12/31/2016; Freeport Commodities 3,147 SF 4/30/2015; Poseidon 3,357 SF 3/31/2019	16,461
55	Merrill Lynch, Pierce, Fenner 24,497 SF 2/28/2018	24,497
54	The Gary Williams Company 25,002 SF 7/31/2013	25,002
53	The Gary Williams Co/fnd 13,610 SF 7/31/2013; Krendl, Krendl 6,283 SF 4/30/2017; Merrill 2,255 SF 2/28/2018; Vacant 89 SF	24,237
52	Morrison & Foerster 24,311 SF 11/30/2015	24,311
51	Morgan Stanley 17,767 SF 3/31/2014; Scotia 1,695 SF 6/30/2014; Vacant 2,349 SF; Gulfco 3,493 SF 2/28/2015	25,304
50	Encana Oil & Gas 24,716 SF 4/30/2019	24,716
49	Vacant 18,088 SF; Berenbaum 5,747 SF 8/31/2019; Mer. En. 1,180 SF 11/30/2016	25,015
48	Berenbaum, Weinshienk & Eason 24,705 SF 8/31/2019	24,705
47	Wheeler Trigg O'Donnel 25,221 SF 1/31/2023	25,221
46	Wheeler Trigg O'Donnel 25,221 SF 1/31/2023	25,221
45	Wheeler Trigg O'Donnel 25,221 SF 1/31/2023	25,221
44	Arnold & Porter LLP 25,221 SF 4/30/2020	25,221
43	Vacant 24,684 SF	24,684
42	Samson Resource Company 25,221 SF 3/31/2021	25,221
41	UBS Financial Services 25,221 SF 2/28/2023	25,221
40	Encana Oila & Gas 24,808 SF 4/30/2019	24,808
39	Venoco, Inc. 23,296 SF 3/31/2014	23,869
38	Sunshine Silver Mines 6,200 SF 7/31/2017	6,200
37	Brookfield Management 3,793 SF 5/31/2016; Vacant 2,094 SF	5,887
36	Unicom Capital 24,392 SF 9/30/2018	24,392
35	Bennington 9,554 SF 1/31/2020; Enterprise Products 6,643 SF 9/30/2017; B. Allen 1,269 SF 10/31/2014; B of A 5,980 SF 10/31/2013	23,446
34	Fetter Logic 9,014 SF 4/30/2019; Ernst & Young 4,470 SF 10/31/2021; DCP Mainstream 10,543 SF 9/14/2014; Vacant 455 SF	24,482
33	Ernst & Young 24,463 SF 10/31/2021	24,463
32	JPMorgan & Chase 23,935 SF 10/31/2021; Vacant 219 SF	24,154
31	The Milestone Group 11,062 SF 8/31/2016; Samson Resources 12,795 SF 3/31/2021; Vacant 107 SF	23,964
30	Samson Resource Company 23,916 SF 3/31/2021; Vacant 557 SF	24,473
29	Venoco, Inc. 23,909 SF 3/31/2014	23,909
28	Citigroup Global Markets 23,904 SF 6/30/2015	23,904
27	DCP Mainstream 23,909 SF 5/31/2016	23,909
26	DCP Mainstream 23,904 SF 5/31/2016	23,904
25	DCP Mainstream 23,893 SF 5/31/2016	23,893
24	DCP Mainstream 23,905 SF 5/31/2016	23,905
23	DCP Mainstream 23,883 SF 5/31/2016	23,883
22	DCP Mainstream 23,883 SF 5/31/2016	23,883
21	R.R. Donnelley & Sons 9,997 SF 1/31/2013; Vacant 7,434 SF; Citigroup Global 5,866 SF 6/30/2015	23,297
20	Encana Oil & Gas 11,188 SF 4/30/2019	11,188
19	Cypress 1,800 SF 7/31/2013; Vacant 3,756 SF; M. Stanley 300 SF 3/31/2014; A. Porter 264 SF 4/30/2020; Edge Connex 100 SF 7/31/2017; Mcimetro 128 SF 11/30/2015; Cogent Comm. 24 SF 6/30/2017; Level 3 517 SF 3/31/2015 & 7/31/2013	6,889
18	Encana Oil & Gas 23,101 SF 4/30/2019	23,101
17	Encana Oil & Gas 22,051 SF 4/30/2019	22,051
16	Encana Oil & Gas 23,096 SF 4/30/2019	23,096
15	Encana Oil & Gas 23,115 SF 4/30/2019	23,115
14	Encana Oil & Gas 23,126 SF 4/30/2019	23,126
13	Encana Oil & Gas 23,126 SF 4/30/2019	23,126
12	Encana Oil & Gas 23,135 SF 4/30/2019	23,135
11	Encana Oil & Gas 23,135 SF 4/30/2019	23,135
10	Encana Oil & Gas 23,134 SF 4/30/2019	23,134
9	Encana Oil & Gas 23,135 SF 4/30/2019	23,135
8	Encana Oil & Gas 23,144 SF 4/30/2019	23,144
7	Encana Oil & Gas 23,154 SF 4/30/2019	23,154
6	Encana Oil & Gas 23,154 SF 4/30/2019	23,154
5	Encana Oil & Gas 23,154 SF 4/30/2019	23,154
4	Encana Oil & Gas 23,154 SF 4/30/2019	23,154
3	Encana Oil & Gas 23,164 SF 4/30/2019	23,164
2	Encana Oil & Gas 23,182 SF 4/30/2019	23,182
Concourse Retail	Barber Architecture 11,121 SF MTM; Ridley McGreevy & Weisz 6,718 SF 9/30/2016; Firstbank 4,815 SF 12/31/2022; Noodles & Co. [illegible]; Baratz Dental [illegible]; Starbucks [illegible]; Various Concourse Retail 13,628 SF 2/28/2013-12/31/2019; Vacant 10,266 SF	55,333

Legend				
Vacant	2013	2015	2017	MTM
2012	2014	2015	2018+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

Republic Plaza
370 17th Street; 303 16th Street; 400 15th Street
Denver, CO 80202
DENVER
LoDo
Downtown
Five Points
Capitol Hill
Civic Center
Lincoln Park
Baker Historic District
City of Cuernavaca Park
Commons Park
Centennial Park
Crescent Park
Lincoln Park
Civic Center Park
Curtis Park
Lawson Park
Sunken Gardens Park
South Platte River
Cherry Creek
Coors Field
Pepsi Center
Elitch Gardens
Downtown Aquarium
Children's Museum of Denver
Sport Authority Field at Mile High
Auraria Campus
Union Station
Colorado Convention Center
Denver Pavilions
Wells Fargo Center
1670 Broadway
1999 Broadway
U.S. Courthouse
Denver Place
One Tabor Center
17th Street Plaza
Century Link Tower
U.S. Mint
City and County Building
State Capitol
Colorado History Museum
Denver Art Museum
Denver Public Library
Clyfford Still Museum
Lindsey-Flanigan Courthouse
Denver Health Medical Center
RTD Light Rail
C,E Lines
D,F,H Lines
C,D,E,F,H Lines
E. 20th Ave.
E. 17th Ave.
E. Colfax Ave.
E. 14th Ave.
E. 13th Ave.
E. 10th Ave.
E. 8th Ave.
E. 6th Ave.
W. 26th Ave.
W. 23rd Ave.
W. Colfax Ave.
W. 14th Ave.
W. 13th Ave.
W. 8th Ave.
W. 6th Ave.
Speer Blvd.
Broadway
Lincoln St.
Grant St.
Pearl St.
Corona St.
Downing St.
Washington St.
Kalamath St.
Santa Fe Dr.
Brighton Blvd.
Blake St.
Walnut St.
Larimer St.
Lawrence St.
Champa St.
Stout St.
Park Ave.
Welton St.
Curtis St.
Arapahoe St.
Court Pl.
Auraria Pkwy
Water St.
15th St.
16th St. Mall
Wynkoop St.
Wazee St.
Market St.
14th St.
23rd St.
Westminster
Thornton
Broomfield
Northglenn
Arvada
Commerce City
Wheat Ridge
Lakewood
Golden
Applewood
Englewood
Aurora
Glendale
Cherry Hills Village
Greenwood Village
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Denver International Airport
Rocky Mountain Arsenal Natl. Wildlife Refuge
Adams County
Jefferson County
Denver County
Arapahoe County
Douglas County

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 - Republic Plaza

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance(1):	$155,000,000

Cut-off Date Principal Balance(1):	$155,000,000

% of Initial Pool Balance:	10.8%

Loan Purpose:	Refinance

Borrower Name:	BOP Republic Plaza I LLC; BOP Republic Plaza II LLC

Sponsor:	Brookfield Office Properties Inc.

Mortgage Rate:	4.240%

Note Date:	November 2, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	December 1, 2022

IO Period:	36 months

Loan Term (Original):	120 months

Seasoning:	2 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Interest-only, Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(26),D(90),O(4)

Lockbox Type:	Hard/Upfront Cash Management

Additional Debt(1):	Yes

Additional Debt Type(1):	Pari Passu

Escrows and Reserves(2):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$3,495,886	$499,412	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$27,217	$27,217	NAP
Deferred Maintenance(3)	$74,688	$0	NAP
TI/LC(3)	$0	$140,000	$5,000,000
Tenants Specific TI/LC Reserve(3)	$2,358,462	$0	NAP
Free Rent Reserve(3)	$238,060	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type(3):	Office

Specific Property Type:	CBD

Location:	Denver, CO

Size:	1,302,107 SF

Cut-off Date Principal Balance Per Unit/SF(1):	$215.04

Year Built/Renovated:	1982/2002

Title Vesting:	Fee

Property Manager:	Self-managed

3rd Most Recent Occupancy (As of):	94.3% (12/31/2009)

2nd Most Recent Occupancy (As of):	94.2% (12/31/2010)

Most Recent Occupancy (As of):	92.1% (12/31/2011)

Current Occupancy (As of):	94.5% (9/30/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$24,754,363 (12/31/2010)

2nd Most Recent NOI (As of):	$24,258,113 (12/31/2011)

Most Recent NOI (As of):	$25,132,202 (TTM 6/30/2012)

U/W Revenues:	$43,855,093

U/W Expenses:	$16,311,223

U/W NOI:	$27,543,870

U/W NCF:	$25,543,693

U/W NOI DSCR(1):	1.67x

U/W NCF DSCR(1):	1.55x

U/W NOI Debt Yield(1):	9.8%

U/W NCF Debt Yield(1):	9.1%

As-Is Appraised Value:	$535,400,000

As-Is Appraisal Valuation Date:	October 8, 2012

Cut-off Date LTV Ratio(1):	52.3%

LTV Ratio at Maturity or ARD(1):	45.5%

(1)	The Republic Plaza Loan Combination, totalling $280,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-2 had an original balance of $155,000,000, has an outstanding principal balance as of the Cut-off Date of $155,000,000 and will be contributed to the WFRBS 2013-C11 Trust. Note A-1 had an original balance of $125,000,000 and was contributed to the WFRBS 2012-C10 Trust. All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Republic Plaza Loan Combination.
(2)	See “Escrows” section.
(3)	In lieu of escrow deposits, the Republic Plaza Loan Combination sponsor posted a guaranty for all of the following: outstanding tenant improvements and leasing commissions, monthly tenant improvement and leasing commissions escrow deposits, a deferred maintenance deposit and outstanding free rent. See “Sponsor’s Reserves Guaranty” section.
(4)	The collateral for the Republic Plaza Loan Combination also includes a non-contiguous 12-story parking garage with approximately 1,275 stalls located one block from the Republic Plaza property.

The Mortgage Loan. The mortgage loan (the “Republic Plaza Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) that are secured by a first mortgage encumbering a 56-story office building and a non-contiguous 12-story parking garage structure located in Denver, Colorado (the “Republic Plaza Property”). The Republic Plaza Loan Combination was originated on November 2, 2012 by Wells Fargo Bank, National Association. The Republic Plaza Loan Combination had an original balance of $280,000,000, has a Cut-off Date Balance of $280,000,000 and accrues interest at an interest rate of 4.240% per annum. The Republic Plaza Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Republic Plaza Loan Combination matures on December 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

Note A-2, which represents the controlling interest in the Republic Plaza Loan Combination and will be contributed to the WFRBS 2013-C11 Trust, had an original principal balance of $155,000,000 and has an outstanding principal balance as of the Cut-off Date of $155,000,000 (the “Republic Plaza Mortgage Loan”). Note A-1 had an original principal balance of $125,000,000 and was contributed to the WFRBS 2012-C10 Trust (the “Republic Plaza Companion Loan”). See “Description of the Mortgage Pool – Additional Indebtedness – The Loan Combinations – The Republic Plaza Loan Combination” and “The Pooling and Servicing Agreement - Servicing of the Loan Combinations” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the Republic Plaza Loan Combination in whole, or in part, on any due date before the scheduled maturity date. In addition, the Republic Plaza Loan Combination is prepayable without penalty on or after September 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$280,000,000	100.0%	Loan payoff(1)	$162,714,963	58.1%
			Reserves	3,529,103	1.3
			Closing costs	1,556,156	0.6
			Return of equity	112,199,778	40.0

Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%

(1)	The Republic Plaza Property was previously securitized in JPMCC 2004-C2.

The Property. The Republic Plaza Property is a 56-story class A office building containing approximately 1,302,107 of rentable square feet (the “Office Building”) and a non-contiguous 12-story parking garage (the “Tremont Garage”) located one block southwest of the Office Building all located in the central business district of Denver, Colorado. Built in 1982, the Office Building is the tallest building in Denver and is situated on a 2.3-acre parcel. The Tremont Garage provides approximately 1,275 parking spaces and was also built in 1982. Additional parking is provided by a subterranean parking structure at the Office Building, which accounts for approximately 206 spaces and a combined parking ratio of 1.1 spaces per 1,000 square feet of rentable area. The Republic Plaza Property serves as the United States headquarters for Encana Oil & Gas, DCP Midstream, LP and Wheeler Trigg O’Donnell LLP. Tenancy also includes several wealth management divisions for financial institutions such as Merrill Lynch, Citigroup, Bank of America, Morgan Stanley and UBS. As of September 30, 2012, the Republic Plaza Property was 94.5% leased to 58 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

The following table presents certain information relating to the tenancies at the Republic Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent		% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Encana Oil & Gas(2)	NR/Baa2/BBB	452,972	34.8%	$20.55	$9,308,575	(3)	36.0%	4/30/2019	(4)(5)
DCP Midstream, LP(6)	BBB-/NR/BBB-	153,983	11.8%	$24.06	$3,704,405		14.3%	5/31/2016	(7)(8)
Wheeler Trigg O’Donnell LLP	NR/NR/NR	77,264	5.9%	$20.61	$1,592,420		6.2%	1/31/2023	(9)
Venoco, Inc.	NR/NR/NR	47,205	3.6%	$22.85	$1,078,799		4.2%	3/31/2014
Samson Resources	NR/NR/NR	61,932	4.8%	$17.17	$1,063,466		4.1%	3/31/2021	(10)
The Gary Williams Company	NR/NR/NR	38,612	3.0%	$20.13	$777,230		3.0%	7/31/2013
Merrill Lynch	A/Baa2/A-	26,752	2.1%	$24.00	$642,048		2.5%	2/28/2018
Citigroup Global Markets	A/Baa2/A-	29,770	2.3%	$20.03	$596,293	(11)	2.3%	6/30/2015	(12)

Total Major Tenants		888,490	68.2%	$21.12	$18,763,235		72.6%

Non-Major Tenants		342,507	26.3%	$20.65	$7,072,674		24.4%

Occupied Collateral Total		1,230,997	94.5%	$20.99	$25,835,908		100.0%

Vacant Space		71,110	5.5%

Collateral Total		1,302,107	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Encana Corporation, the parent company of Encana Oil & Gas, is a North American energy company focusing on natural gas, oil and natural gas liquids. Encana Oil & Gas is the American exploration and production subsidiary of Encana Corporation.
(3)	The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term and assuming no surrender of floors described below. The current in-place rent is $17.50 per square foot, resulting in $7,927,010 of annual base rent.
(4)	On or after February 1, 2013, Encana Oil & Gas (“Encana”) has a one-time right to surrender one or two full floors with 12 months notice provided (i) the tenant is not subleasing more than 20% of leased square footage; (ii) the surrendered floors are on floor 18 or higher; and (iii) Encana will pay an amount equal to six months of rent for surrendered spaces plus the unamortized cost of the landlord concessions as outlined in the lease agreement.
(5)	Encana Oil & Gas has two, five-year lease extension options remaining. If Encana does not renew its lease for 452,927 square feet for a term of no less than five years from the lease expiration date, or replacement lease(s) approved by the lender are not signed prior to June 30, 2017, the Republic Plaza sponsor is required to post an escrow, letter of credit or a guaranty for $18,118,880 less any actual tenant improvements and leasing costs in connection with a replacement lease(s) or a renewed Encana lease for a portion of the 452,297 square feet.
(6)	DCP Midstream, LP is the second-largest natural gas gatherer and processor, the largest natural gas liquids producer, and one of the largest marketers of natural gas and natural gas by-products in the United States. They are headquartered at the Republic Plaza Property.
(7)	DCP Midstream, LP has a lease extension option remaining that may be exercised as two, five-year extension options or one extension option of more than five years. 10,543 square feet expires on September 14, 2014.
(8)	DCP Midstream, LP may terminate its lease with respect to 10,543 square feet if the tenant renews its lease or expands on the 21st floor.
(9)	Prior to January 31, 2019, the tenant has a one-time right to terminate its lease for one floor (25,221 square feet) of its leased space on either the highest or lowest floor occupied by the tenant. The tenant must provide notice of contraction no later than December 31, 2017. The tenant must also pay a termination fee equal to $48.19 per square foot of the contracted space and all related unamortized tenant improvements and leasing commissions.
(10)	Samson Resources may terminate its lease any time after March 31, 2017 so as long as it is not in default under the terms of its lease and not subleasing more than 50% of its leased square footage.
(11)	The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term. The current in-place rent is $18.50 per square foot, resulting in $550,745 of annual base rent.
(12)	Citigroup Global Markets has the right to terminate their lease with respect to 5,866 square feet after December 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

The following table presents certain information relating to the lease rollover schedule at the Republic Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	11,121	0.9%	11,121	0.9%	$155,694	0.6%	$14.00
2013	20	62,740	4.8%	73,861	5.7%	$1,338,160	5.2%	$21.33
2014	13	81,845	6.3%	155,706	12.0%	$1,758,307	6.8%	$21.48
2015	12	63,465	4.9%	219,171	16.8%	$1,355,588	5.2%	$21.36
2016	17	173,324	13.3%	392,495	30.1%	$4,121,196	16.0%	$23.78
2017	6	22,230	1.7%	414,725	31.9%	$452,425	1.8%	$20.35
2018	11	54,538	4.2%	469,263	36.0%	$1,142,484	4.4%	$20.95
2019	28	501,315	38.5%	970,578	74.5%	$10,207,506	39.5%	$20.36
2020	7	38,286	2.9%	1,008,864	77.5%	$881,196	3.4%	$23.02
2021	13	114,800	8.8%	1,123,664	86.3%	$2,159,058	8.4%	$18.81
2022	3	4,848	0.4%	1,128,512	86.7%	$117,012	0.5%	$24.14
2023	5	102,485	7.9%	1,230,997	94.5%	$2,147,282	8.3%	$20.95
Thereafter	0	0	0.0%	1,230,997	94.5%	$0	0.0%	$0.00
Vacant	0	71,110	5.5%	1,302,107	100.0%	$0	0.0%	$0.00

Total/Weighted Average	136	1,302,107	100.0%			$25,835,908	100.0%	$20.99

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Republic Plaza Property:

Historical Occupancy (1)

12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012
98%	98%	94%	94%	92%	95%

(1)	Information obtained from borrower rent rolls.

Historical Average Base Rent (PSF)(1)

12/31/2009	12/31/2010	12/31/2011	12/31/2012
$18.59	$18.27	$19.09	$19.16

(1)	Information obtained from borrower operating statements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Republic Plaza Property:

Cash Flow Analysis

	2010	2011	TTM 6/30/2012	U/W(1)		U/W $ per SF
Base Rent	$22,407,289	$22,898,843	$23,604,219	$25,835,908		$19.84
Grossed Up Vacant Space	0	0	0	1,563,230		1.20
Total Reimbursables	14,724,359	14,633,467	14,478,856	15,515,162		11.92
Other Income	3,661,351	3,049,725	3,132,723	3,132,723		2.41
Less Vacancy & Credit Loss	0	0	0	(2,191,931	)(2)	(1.68)

Effective Gross Income	$40,793,000	$40,582,035	$41,215,798	$43,855,093		$33.68

Total Operating Expenses	$16,038,637	$16,323,922	$16,083,596	$16,311,223		$12.53

Net Operating Income	$24,754,363	$24,258,113	$25,132,202	$27,543,870		$21.15
TI/LC	0	0	0	1,739,755		1.34
Capital Expenditures	0	0	0	260,421		0.20

Net Cash Flow	$24,754,363	$24,258,113	$25,132,202	$25,543,693		$19.62

NOI DSCR(3)	1.50x	1.47x	1.52x	1.67x
NCF DSCR(3)	1.50x	1.47x	1.52x	1.55x
NOI DY(3)	8.8%	8.7%	9.0%	9.8%
NCF DY(3)	8.8%	8.7%	9.0%	9.1%

(1)	The increase in U/W Net Operating Income from the Net Operating Income for trailing 12 months ending June 30, 2012 is primarily attributable to a new lease executed by Wheeler Trigg O’Donnell LLP in June 2012 and the averaging of Encana’s base rent through its lease term.
(2)	The underwritten economic vacancy is 8.0%. The Republic Plaza Property was 94.5% physically occupied as of September 30, 2012.
(3)	DSCRs and debt yields are based on the Republic Plaza Loan Combination.

Appraisal. As of the appraisal valuation date of October 8, 2012, the Republic Plaza Property had an “as-is” appraised value of $535,400,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 5, 2012, there was no evidence of any recognized environmental conditions at the Republic Plaza Property.

Market Overview and Competition. According to the appraisal, the Republic Plaza Property is located at the northwest corner of 16th Street and Tremont Place in the central business district of Denver, Colorado. The Republic Plaza Property is located approximately 24 miles from Denver International Airport, the fifth busiest airport in the nation, and the second largest in the world by land area. Access to the Republic Plaza Property is provided by the 16th Street Mall Shuttle and the Denver Regional Transport District bus line as well as Union Station, which is located approximately one mile away from the Republic Plaza Property. Denver’s central location in the country allows it to serve as a major transportation hub for the western United States and the largest employers are in the trade, transportation and utilities industries. As of year-end 2011, the unemployment rate for the Denver metropolitan statistical area was approximately 8.6%.

According to the appraisal, the Republic Plaza Property is located within the central business district office submarket, and the appraiser identified a competitive set that contains approximately 4.7 million square feet of office space. The submarket vacancy and market rental rate for the appraiser’s competitive set is approximately 9.9% and $26.11 per square foot on a triple net basis, respectively, as of the second quarter of 2012.

The following table presents certain information relating to comparable office properties for the Republic Plaza Property:

Competitive Set(1)

	Republic Plaza (Subject)	Tabor Center	1801 California Street	Wells Fargo Center	1900 Sixteenth Street	1800 Larimer Street	Seventeenth Street Plaza
Location	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO
Distance from Subject	—	1.3 miles	0.7 miles	0.1 miles	1.4 miles	1.1 miles	1.3 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2002	1985/2000	1982/NAP	1983/NAP	2009/NAP	2010/NAP	1982/NAP
Number of Stories	56	30	52	52	18	22	32
Total GLA	1,302,107 SF	571,722 SF	1,317,046 SF	1,204,089 SF	400,538 SF	495,518 SF	666,653 SF
Total Occupancy	95%	98%	40%	88%	87%	88%	90%

(1)	Information obtained from the appraisal dated October 8, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

The Borrower. The borrower is comprised of two tenants-in-common (“TIC”), BOP Republic Plaza I LLC and BOP Republic Plaza II LLC. Each TIC is a single purpose entity with two independent directors and the loan documents prohibit additional TIC sponsors. Each TIC is owned and controlled by Brookfield Office Properties Inc., the guarantor of certain nonrecourse carveouts under the Republic Plaza Loan Combination.

The Sponsor. The sponsor for the Republic Plaza Loan Combination is Brookfield Office Properties Inc. (“BOP”). BOP is a publically traded REIT (NYSE: BPO) headquartered in Toronto, Ontario and has ownership interests in 108 properties totaling approximately 78 million square feet located in the downtown core markets of New York, Washington DC, Houston, Los Angeles, Denver, Toronto, Calgary, Ottawa, Melbourne and Sydney.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $3,495,886 for taxes and $27,217 for replacement reserves. The loan documents provide for monthly deposits of $499,412 for real estate taxes and $27,217 for replacement reserves. The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Sponsor’s Reserves Guaranty. So long as the Reserve Guaranty Conditions (as defined below) remain satisfied, the Republic Plaza sponsor may deliver a guaranty to the lender and will have no obligation to make any initial or monthly deposits for the following escrows: (i) a $2,358,462 initial deposit for existing tenant improvements and leasing costs associated with executed leases for the following tenants: Merrill Lynch ($675,560), Samson Resources ($455,021), Wheeler Trigg O’Donnell LLP ($378,315), Poseidon ($50,000), Sunshine Silver Mines ($30,000) and Bennington ($8,266); (ii) an initial deposit of $238,060 for future rent credits or abatements associated with executed leases for the following tenants: Unicom ($157,308), Enterprise Resources ($47,452) and Bennington ($33,300); (iii) an initial deposit of $74,688 for immediate repairs; and (iv) monthly deposits of $140,000 for tenant improvements and leasing commissions.

If at any time the Reserve Guaranty Conditions are not satisfied, the Republic Plaza sponsor will, within 10 days of the lender’s written demand, deposit with the lender an amount that would equal the amount that would have accumulated in each of the reserve accounts (subject to a cap of $5,000,000 for the tenant improvement and leasing commissions escrow) covered by the Republic Plaza sponsor’s guaranty and reserve amounts that would not have been required to be distributed to the Republic Plaza sponsor.

“Reserve Guaranty Conditions” means (i) no event of default has occurred and is continuing; (ii) the long-term credit rating of the Republic Plaza sponsor is rated above BBB- by any of the rating agencies; (iii) no permitted property transfer has occurred; and (iv) the Republic Plaza sponsor owns not less than 10 percent of the indirect legal and beneficial interests in the Republic Plaza borrower.

Lockbox and Cash Management. The Republic Plaza Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Republic Plaza Property be deposited into the lockbox account within three business days of receipt.

Upon the occurrence of a Cash Trap Event Period (as defined below) or an Encana Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NOI debt service coverage ratio falling below 1.32x as tested with respect to each calendar quarter. A Cash Trap Event Period will expire, with respect to clause (i), upon the cure of such event of default, or with respect to clause (ii), the NOI debt service coverage ratio being at least 1.42x for two consecutive calendar quarters.

In the event, the Cash Trap Event Period is caused by clause (ii) above and an event of default has not occurred or is continuing, the Republic Plaza sponsor may deliver a letter of credit in an amount that would reduce the outstanding principal balance of the Republic Plaza Loan Combination by an amount to cause the NOI debt service coverage ratio to be 1.42x or greater in order to cure a Cash Trap Event Period.

An “Encana Cash Trap Event Period” will occur on June 30, 2017 if Encana does not renew its lease for 452,927 square feet for a term of no less than five years from its lease expiration date, or replacement lease(s) approved by the lender are not signed for 452,927 square feet prior to June 30, 2017. An Encana Cash Trap Event Period will expire upon (i) the date that funds in the Encana cash trap subaccount equal $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet; (ii) the date the borrower delivers a letter of credit equal to $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet; or (iii) provided the Reserve Guaranty Conditions are satisfied, the date the borrower delivers to the lender a guaranty equal to $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REPUBLIC PLAZA

Property Management. The Republic Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Republic Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Republic Plaza Companion Loan. The borrower parties are expected to change with a TIC assumption (permitted two months after the issuance of the series 2013-C11 Certificates): BOP Republic Plaza I LLC will assume the debt and obligations of BOP Republic Plaza II LLC.

Partial Release. Following the second anniversary of the issuance of the Series 2013-C11 certificates, the Republic Plaza borrower is permitted to release the Tremont Garage parcel in connection with a partial defeasance subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the borrower will execute documents to amend and restate the Republic Plaza Loan Combination into four substitute notes, two (the “Defeased Notes”) having a total principal balance equal to $10,132,500 (the “Release Price”) and the other notes (the “Undefeased Notes”) having a total principal balance equal to the excess of (a) the principal amount of the Republic Plaza Loan Combination existing immediately prior to the applicable partial release date, over (b) the amount of the Defeased Notes (the “Undefeased Notes”). The Defeased Notes and the Undefeased Notes will have identical terms and the monthly debt service payment amount shall be divided between the Defeased Notes and the Undefeased Notes in the same proportion in each of the WFRBS 2012-C10 and WFRBS 2013-C11 trusts. The Defeased Notes and the Undefeased Notes will be cross defaulted and cross collateralized; and (iii) immediately after the release of the Tremont Garage parcel, the debt yield will be greater than the debt yield immediately prior to the proposed partial release date.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Republic Plaza Property; provided, however, if TRIPRA is discontinued or not renewed, the borrower will be required to carry terrorism coverage in an amount at least equal to the lesser of (i) the outstanding principal balance of the Republic Plaza Loan Combination or (ii) the sum of the business income insurance equal to 100% of the projected gross income from the Republic Plaza Property for a 12-month period from the date of casualty plus the full replacement cost. The loan documents also require business interruption insurance covering no less than the 36-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Concord Mills
8111 Concord Mills Boulevard
Concord, NC 28027
Kannapolis Lake
Enochville
IREDELL COUNTY
ROWAN COUNTY
CABARRUS COUNTY
MECKLENBURG COUNTY
Davidson
Huntersville
Kannapolis
KANNAPOLIS AMTRAK
Cannon Village
Lake Fisher
Northlite Shopping Center
Carolina Mall
CMC - Northeast Medical Center
Concord
Concord Regional Airport
Cabarrus Country Club
River Run Country Club
Northstone Country Club
Skybrook Golf Club
Highland Creek Golf Course
Rocky River Golf Club at Concord
Mallard Creek Park
Frank Liske Park
Lowe's Motor Speedway
Harrisburg
Verizon Wireless Amphitheater
University Research Park
Village at University Place
Carolinas Medical Ctr.-University
University of North Carolina-Charlotte
Mineral Springs
University City
Statesville Road Park
Charlotte
Charlotte Douglas Intl. Airport
Sugar Creek Park & Recr. Center
Newell
Reedy Creek Park
North Park Center
Oak Forest
Tryon Hills
AMTRAK
Davidson Hwy
Mooresville Rd
Poplar Tent Rd
Concord Mills Blvd
Mallard Creek Rd
University City Blvd
Old Concord Rd
WT Harris Blvd
The Plaza
Mooresville
Landis
Lake Norman
Cornelius
Mint Hill

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 - Concord Mills

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment (Fitch/KBRA/S&P):	NR/BBB-/NR

Original Principal Balance(1):	$125,000,000

Cut-off Date Principal Balance(1):	$125,000,000

% of Initial Pool Balance:	8.7%

Loan Purpose:	Refinance

Borrower Name:	Mall at Concord Mills Limited Partnership

Sponsor:	Simon Property Group, L.P.; Kan Am Group

Mortgage Rate:	3.836%

Note Date:	October 15, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	November 1, 2022

IO Period:	120 months

Loan Term (Original):	120 months

Seasoning:	3 months

Amortization Term (Original):	NAP

Loan Amortization Type:	Interest-only, Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(27),D(86),O(7)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt(1):	Yes

Additional Debt Type(1):	Pari Passu

Escrows and Reserves(2):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$0	Springing	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$0	Springing	$646,000
TI/LC Reserve	$0	Springing	$1,800,000

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Regional Mall

Location:	Concord, NC

Size:	1,285,834 SF

Cut-off Date Principal Balance Per Unit/SF(1):	$182.76

Year Built/Renovated:	1999/NAP

Title Vesting:	Fee

Property Manager:	Self-managed

3rd Most Recent Occupancy (As of):	92.1% (12/31/2009)

2nd Most Recent Occupancy (As of):	95.9% (12/31/2010)

Most Recent Occupancy (As of):	96.6% (12/31/2011)

Current Occupancy (As of)(3):	98.3% (10/10/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$27,847,975 (12/31/2010)

2nd Most Recent NOI (As of):	$28,885,682 (12/31/2011)

Most Recent NOI (As of):	$28,947,661 (TTM 8/31/2012)

U/W Revenues:	$41,169,453

U/W Expenses:	$11,273,235

U/W NOI:	$29,896,218

U/W NCF:	$28,618,726

U/W NOI DSCR(1):	3.27x

U/W NCF DSCR(1):	3.13x

U/W NOI Debt Yield(1):	12.7%

U/W NCF Debt Yield(1):	12.2%

As-Is Appraised Value:	$435,000,000

As-Is Appraisal Valuation Date:	September 24, 2012

Cut-off Date LTV Ratio(1):	54.0%

LTV Ratio at Maturity or ARD(1):	54.0%

(1)	The Concord Mills Loan Combination, totalling $235,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-2 had an original balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and was contributed to the WFRBS 2012-C10 Trust. Note A-1 had an original balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and will be contributed to the WFRBS 2013-C11 Trust. All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Concord Mills Loan Combination.
(2)	See “Escrows” section.
(3)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The Mortgage Loan. The mortgage loan (the “Concord Mills Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Concord, North Carolina (the “Concord Mills Property”). The Concord Mills Loan Combination was originated on October 15, 2012 by The Royal Bank of Scotland. The Concord Mills Loan Combination had an original principal balance of $235,000,000, has an outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.836% per annum. The Concord Mills Loan Combination had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments through the term of the Concord Mills Loan Combination. The Concord Mills Loan Combination matures on November 1, 2022.

Note A-1 had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000, will be contributed to the WFRBS 2013-C11 Trust, and represents the controlling interest in the Concord Mills Loan Combination (the “Concord Mills Mortgage Loan”). Note A-2 was contributed to the WFRBS 2012-C10 Trust, had an original principal balance of $110,000,000 and has an outstanding principal balance as of the Cut-off Date of $110,000,000 (the “Concord Mills Companion Loan”). See “Description of the Mortgage Pool – Additional Indebtedness – The Loan Combinations” and “The Pooling and Servicing Agreement - Servicing of the Loan Combinations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Following the lockout period, the borrower will have the right to defease the Concord Mills Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Concord Mills Loan Combination is prepayable without penalty on or after May 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$235,000,000	100.0%	Loan payoff(1)	$155,524,336	66.2%
			Closing costs	883,389	0.4
			Return of equity	78,592,275	33.4

Total Sources	$235,000,000	100.0%	Total Uses	$235,000,000	100.0%

(1)	The Concord Mills Property was previously securitized in JPMCC 2003-C1.

The Property. The Concord Mills Property is an approximately 1.3 million square foot single-level, regional mall located across Interstate 85 from the Charlotte Motor Speedway in Concord, North Carolina, approximately 14 miles north of the Charlotte, North Carolina central business district. The Concord Mills Property is anchored by Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres and Dave & Buster’s. The Concord Mills Property opened in 1999 and as of October 10, 2012, the Concord Mills Property was 98.3% leased by approximately 151 tenants, excluding seasonal and temporary tenants. In-line stores include Saks Fifth Avenue Off 5th, Michael Kors, Polo Ralph Lauren Factory Store, Coach, Tommy Hilfiger, Forever 21, Nike Factory Outlet and more than 145 other retailers and restaurants. The five largest tenants, Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres, Dave & Buster’s and TJ Maxx & More (representing aggregately 33.0% of net rentable area and 20.6% of base rent), have been at the Concord Mills Property since it was developed in 1999. In aggregate, tenants representing a total of 48.8% of net rentable area have been at the Concord Mills Property since it was developed in 1999.

For the trailing 12-month period ending July 31, 2012, tenants had comparable in-line average sales (tenants occupying less than 10,000 square feet) of $417 per square foot. Occupancy costs for comparable tenants occupying less than 10,000 square feet averaged 11.0% for the trailing 12-month period ending July 31, 2012.

The following table presents certain information relating to the tenancies at the Concord Mills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)		Occupancy Cost(3)(4)	Lease Expiration Date
Anchor Tenants

Bass Pro Shops Outdoor	NR/NR/NR	134,790	10.5%	$9.09	$1,225,000	5.1%	$348		2.6%	9/10/2014	(5)
Burlington Coat Factory	NR/B3/B-	100,498	7.8%	$5.50	$552,739	2.3%	$109		7.9%	1/31/2015	(6)

Total Anchor Tenants		235,288	18.3%	$7.56	$1,777,739	7.4%

Major Tenants

AMC Theatres	NR/NR/NR	83,732	6.5%	$21.00	$1,758,372	7.3%		(7)	19.2%	9/30/2019
Dave & Buster’s	NR/NR/NR	53,077	4.1%	$18.00	$955,386	4.0%	$148		15.4%	8/28/2014
Forever 21	NR/NR/NR	29,367	2.3%	$25.54	$750,000	3.1%	$398		6.4%	6/30/2022
T.J. Maxx & More	NR/A3/A	51,937	4.0%	$9.25	$480,417	2.0%	$227		5.7%	1/31/2015
Bed Bath & Beyond	NR/NR/BBB+	35,515	2.8%	$10.25	$364,029	1.5%	$243		5.5%	1/31/2015
Best Buy	BB+/Baa2/BB+	35,807	2.8%	$9.00	$322,263	1.3%	NAP	(8)	NAV	1/31/2021

Total Major Tenants		289,435	22.5%	$16.00	$4,630,467	19.2%

Non-Major Tenants		738,697	57.4%	$23.93	$17,675,703	73.4%

Occupied Collateral(9)		1,263,420	98.3%	$19.06	$24,083,909	100.0%

Vacant Space		22,414	1.7%

Collateral Total		1,285,834	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual Underwritten Base Rent includes contractual rent steps through June 2013.
(3)	Sales and Occupancy Costs are for the trailing 12-month period ending July 31, 2012.
(4)	Occupancy Costs include base rent, reimbursements and percentage rent as applicable.
(5)	Bass Pro Shops Outdoor has seven, five-year extension options remaining.
(6)	Burlington Coat Factory has three, five-year extension options remaining.
(7)	AMC Theatres operates with 24 screens at the Concord Mills Property and had sales per screen of $432,755 for the trailing 12-month period ending July 31, 2012.
(8)	Best Buy is not required to report sales under its lease.
(9)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the occupancy, inclusive of these tenants, was 99.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

The following table presents certain information relating to the historical sales and occupancy costs at the Concord Mills Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009	2010	2011	TTM 7/31/2012
Bass Pro Shops Outdoor	$333	$330	$347	$348
Burlington Coat Factory	$122	$116	$117	$109
AMC Theatres	(2)	(2)	(2)	(2)
Dave & Buster’s	$147	$139	$139	$148
Forever 21(3)	$565	$565	$691	$398
TJ Maxx & More	$234	$240	$236	$227
Bed Bath & Beyond	$227	$213	$232	$243
Best Buy(4)	NAV	NAV	NAV	NAV

Total In-line (<10,000 square feet)(5)	$357	$387	$389	$417
Occupancy Costs(5)	12.5%	11.6%	11.8%	11.0%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales per screen for AMC Theatres (24 screens) were $381,609, $423,684, $524,930 and $432,755 in 2009, 2010, 2011 and the trailing 12-month period ending July 31, 2012, respectively.
(3)	In 2012, Forever 21 expanded its space from 6,735 square feet (0.5% of net rentable square footage) to 29,367 square feet (2.3% of net rentable square footage). The TTM sales per square foot is based on the larger space, while 2009, 2010 and 2011 sales are based on the smaller space.
(4)	Best Buy is not required to report sales.
(5)	Represents tenants less than 10,000 square feet who were in occupancy since July 31, 2010, the date which is two years before the end of the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Concord Mills Property:

Lease Expiration Schedule(1)(2)

							Annual
	No. of		% of	Cumulative	Cumulative	Annual	U/W
Year Ending	Leases	Expiring	Total	Expiring	% of Total	U/W	Base Rent
December 31,	Expiring	NRSF	NRSF	NRSF	NRSF	Base Rent	PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	6	11,287	0.9%	11,287	0.9%	$461,889	$40.92
2013	9	30,695	2.4%	41,982	3.3%	$531,534	$17.32
2014	27	311,345	24.2%	353,327	27.5%	$4,968,410	$15.96
2015	21	294,281	22.9%	647,608	50.4%	$4,140,120	$14.07
2016	16	83,196	6.5%	730,804	56.8%	$1,742,723	$20.95
2017	19	75,644	5.9%	806,448	62.7%	$2,208,596	$29.20
2018	6	48,458	3.8%	854,906	66.5%	$1,257,428	$25.95
2019	12	167,501	13.0%	1,022,407	79.5%	$3,534,195	$21.10
2020	9	39,627	3.1%	1,062,034	82.6%	$1,022,813	$25.81
2021	11	95,691	7.4%	1,157,725	90.0%	$1,824,284	$19.06
2022	13	70,735	5.5%	1,228,460	95.5%	$1,976,407	$27.94
2023	2	34,960	2.7%	1,263,420	98.3%	$415,510	$11.89
Thereafter	0	0	0.0%	1,263,420	98.3%	$0	$0.00
Vacant(4)	0	22,414	1.7%	1,285,834	100.0%	$0	$0.00

Total/Weighted Average	151	1,285,834	100.0%			$24,083,909	$19.06

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The following table presents historical occupancy percentages at the Concord Mills Property:

Historical Occupancy(1)(2)

12/31/2009	12/31/2010	12/31/2011
92%	96%	97%

(1)	Information obtained from the borrower.
(2)	Historical occupancy is presented exclusive of temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Concord Mills Property:

Cash Flow Analysis

			TTM
	2010	2011	8/31/2012	U/W		U/W $ per SF
Base Rent	$22,574,643	$23,060,961	$23,346,699	$24,083,909		$18.73
Grossed Up Vacant Space	0	0	0	1,026,037		0.80
Percentage Rent(1)	625,318	493,317	579,610	942,075		0.73
Total Reimbursables	10,763,810	11,760,012	11,954,838	12,299,356		9.57
Other Income	5,055,387	5,006,296	4,860,357	4,860,357		3.78
Less Vacancy & Credit Loss	68,928	30,110	(207,365)	(2,042,281	)(2)	(1.59)

Effective Gross Income	$39,088,086	$40,350,696	$40,534,139	$41,169,453		$32.02

Total Operating Expenses	$11,240,111	$11,465,014	$11,586,478	$11,273,235		$8.77

Net Operating Income	$27,847,975	$28,885,682	$28,947,661	$29,896,218		$23.25
TI/LC	0	0	0	956,034		0.74
Capital Expenditures	0	0	0	321,459		0.25

Net Cash Flow	$27,847,975	$28,885,682	$28,947,661	$28,618,726		$22.26

NOI DSCR(3)	3.05x	3.16x	3.17x	3.27x
NCF DSCR(3)	3.05x	3.16x	3.17x	3.13x
NOI DY(3)	11.9%	12.3%	12.3%	12.7%
NCF DY(3)	11.9%	12.3%	12.3%	12.2%

(1)	Percentage Rent includes $481,355 of percentage rent in lieu of base rent and $460,720 of percentage overage rent.
(2)	The underwritten economic vacancy is 4.9%. The Concord Mills Property was 98.3% physically occupied as of October 10, 2012.
(3)	DSCRs and debt yields are based on the Concord Mills Loan Combination.

Appraisal. As of the appraisal valuation date of September 24, 2012, the Concord Mills Property had an “as-is” appraised value of $435,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated September 25, 2012, there was no evidence of any recognized environmental conditions at the Concord Mills Property.

Market Overview and Competition. The Concord Mills Property is located in Concord, North Carolina, approximately 14 miles northeast of the Charlotte central business district. The Concord Mills Property is located in a commercial area approximately two miles west of Charlotte Motor Speedway, and 1.5 miles north of the intersection of Interstate 85 and Interstate 485.

According to the appraisal, population within a 15-mile radius of the Concord Mills Property (the primary trade area) was reported as 828,654 in 2012, representing a 2.7% compounded annual growth rate since 2000. Within the same radius, average household income was recorded as $66,287 in 2012, representing a 1.0% compounded annual growth rate since 2000, which is in line with both the Charlotte central business district and national average household income of $69,255 and $67,303, respectively.

The appraiser estimated triple net market rent for in-line retail suites under 10,000 square feet to be $25.83 per square foot, excluding kiosk, restaurant and jewellery tenants. Additionally, based on an average of comparable properties, the appraiser projected a vacancy rate of four percent based on historical occupancy at the Concord Mills Property and the occupancy levels of competitive properties.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Concord Mills Property:

Competitive Set(1)

	Concord Mills		Shoppes at
	(Subject)	Afton Ridge SC	University Place	Carolina Mall	Northlake Mall
Location	Concord, NC	Concord, NC	Charlotte, NC	Concord, NC	Charlotte, NC
Distance from Subject	––	5.0 miles	6.0 miles	10.0 miles	11.0 miles
Property Type	Regional Mall	Anchored	Anchored	Regional Mall	Regional Mall
Year Built/Renovated	1999/NAP	2006/NAP	1984/2011	1972/1999	2005/NAP
Anchors	Bass Pro Shops Outdoor, Burlington Coat, AMC Theatre, TJ Maxx	Target, Dick’s, Best Buy, Marshall’s	Dick’s, Office Depot, Old Navy, TJ Maxx	Belk, JC Penney, Sears	Belk, Dick’s, Dillard’s, Hecht’s, AMC Theatres
Total GLA	1,285,834 SF	503,366 SF	801,295 SF	554,270 SF	1,096,719 SF
Total Occupancy	98%	98%	76%	99%	98%

(1)	Information obtained from the appraisal dated October 4, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

The Borrower. The borrower is Mall at Concord Mills Limited Partnership, a Delaware limited partnership which is 99.0% owned by Concord Mills Mall Limited Partnership, the limited partner, and 1.0% owned by Mall at Concord Mills GP, LLC, the general partner of the borrower. Concord Mills GP, LLC is, in turn, 100.0% owned by Concord Mills Limited Partnership, the limited partner. The borrower is a single purpose entity with two independent directors and is 59.3% owned by entities owned and controlled by Simon Property Group, L.P. (“SPG”) and 40.7% owned by entities owned and controlled by the Kan Am Group. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Concord Mills Loan Combination. Simon Property Group, L.P. is the sole guarantor of certain nonrecourse carveouts under the Concord Mills Loan Combination.

The Sponsor. The sponsor for the Concord Mills Loan Combination is a joint venture between SPG and Kan Am Group. SPG is a large real estate company in the United States and is publicly traded on the New York Stock Exchange under the symbol SPG. SPG currently owns or has an interest in 337 properties comprising approximately 245 million square feet of gross leasable area in North America, Europe and Asia. SPG employs over 5,500 people in the United States and is headquartered in Indianapolis, Indiana. Kan Am Group, founded in 1978 and based in Germany, is a private asset manager of international real estate investments.

Escrows. No monthly tax escrow is required so long as (i) no Lockbox Event (as defined below) has occurred or is continuing under the Concord Mills Loan Combination and (ii) borrower delivers satisfactory evidence that tax payments are being made in a timely manner. No monthly insurance escrow is required so long as (i) no event of default has occurred or is continuing under the Concord Mills Loan Combination and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions reserve is required so long as no Lockbox Event has occurred or is continuing.

Lockbox and Cash Management. The Concord Mills Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Lockbox Event all funds on deposit in the lockbox account are swept into the property manager’s operating account on a weekly basis. During a Lockbox Event, all funds on deposit in the lockbox account are swept on a weekly basis (or on each business day during the continuance of an event of default) to a cash management account under the control of the lender.

A “Lockbox Event” will commence upon any of the following events occurring (i) the occurrence and continuance of an event of default; (ii) the commencement of any bankruptcy action against the borrower or the property manager; or (iii) as of the last day of any calendar quarter during the Concord Mills Loan Combination term, the debt service coverage ratio is less than 1.50x for two consecutive calendar quarters. If a Lockbox Event is triggered by (i) above, the Lockbox Event will end with the acceptance by the lender of a cure of such event of default. If a Lockbox Event is triggered by (ii) above, the Lockbox Event will end upon replacement of the manager by the borrower with an acceptable replacement manager. Finally, if a Lockbox Event is triggered by (iii) above, the Lockbox Event will end upon the achievement of a debt service coverage ratio of 1.50x for two consecutive calendar quarters.

Property Management. The Concord Mills Property is managed by an affiliate of the borrower.

Assumption. Other than during the period that is 60 days prior to and 60 days following a securitization, the borrower has the right to transfer the entire Concord Mills Property or greater than 50% of the aggregate interests in the borrower in one or a series of related transactions to one or more Qualified Transferees (as defined below), without the consent of the lender, subject to certain conditions set forth in the loan documents, including but not limited to (i) no event of default has occurred and is continuing under the Concord Mills Mortgage Loan; (ii) the lender receives written confirmation from Fitch, KBRA and S&P that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2013-C11 Certificates and similar confirmations with respect to the ratings of any securities backed by the Concord Mills Companion Loan; and (iii) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any voluntary or involuntary bankruptcy proceedings, within seven years prior to the proposed transfer. If the transfer is not to a Qualified Transferee, the lender may not unreasonably withhold, condition or delay its consent to any other transfer of the entire Concord Mills Property or entire interest in the borrower under the Concord Mills Loan Combination, provided that certain conditions set forth in the Concord Mills Mortgage Loan documents are met.

A “Qualified Transferee” is (a) any person or its affiliate (provided that such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates at least five “regional malls” totaling at least in the aggregate 10,000,000 square feet of gross leasable area; or (b) any person who has a net worth in excess of $1,000,000,000; or (c) any person, provided that the lender has received written confirmation from Fitch, KBRA and S&P that the assumption to such person will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2013-C11 Certificates and similar confirmations with respect to the ratings of any securities backed by the Concord Mills Companion Loan. In no event, however, may a person be deemed a Qualified Transferee if such person (a) is an embargoed person, (b) is or has during the previous 10 years been subject of a bankruptcy proceeding or (c) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

Free Release. The borrower may obtain a release of certain immaterial or non-income producing portions of the Concord Mills Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing and (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONCORD MILLS

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Concord Mills Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

RHP PORTFOLIO I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO I

RHP Portfolio I
1 Harmony Road Fort Collins, CO
2 The Meadows Aurora, CO
3 Mountainside Estates Golden, CO
4 Eastview Gillette, WY
5 Sheridan Arvada, CO
6 Countryside of Greeley Greeley, CO
7 Westview Gillette, WY
8 Loveland Loveland, CO
9 Terrace Casper, WY
10 Highview Gillette, WY
11 Cimarron Cheyenne, WY
12 Castle Acres O'Fallon, IL
13 Enchanted Village Alton, IL
14 Shady Lane Commerce City, CO
15 Northern Hills Springdale, AR
16 Terrace II Casper, WY
17 Western Park Springdale, AR
18 Plainview Casper, WY
CANADA
Lake Superior
Lake Huron
Lake Michigan
Great Salt Lake
MONTANA
NORTH DAKOTA
SOUTH DAKOTA
MINNESOTA
WISCONSIN
MICHIGAN
IDAHO
WYOMING
NEBRASKA
IOWA
ILLINOIS
INDIANA
OHIO
UTAH
COLORADO
KANSAS
MISSOURI
KENTUCKY
ARIZONA
NEW MEXICO
OKLAHOMA
ARKANSAS
TENNESSEE
MISSISSIPPI
ALABAMA
TEXAS
LOUISIANA
ROCKY MOUNTAINS
YELLOWSTONE NATIONAL PARK
ARCHES NATL. PARK
CAPITAL REEF NATL. PARK
GRAND CANYON NATL. PARK
Missoula
Great Falls
Helena
Bozeman
Billings
Idaho Falls
Pocatello
Gillette
Casper
Rapid City
Pierre
Bismarck
Fargo
Duluth
Minneapolis
Saint Paul
Green Bay
Sioux Falls
Sioux City
Milwaukee
Madison
Grand Rapids
Lansing
Detroit
Chicago
Salt Lake City
Provo
Cheyenne
Ft. Collins
Aurora
Denver
Grand Junction
Colorado Springs
Pueblo
Durango
Flagstaff
Santa Fe
Albuquerque
Omaha
Des Moines
Lincoln
Peoria
Springfield
Indianapolis
Cincinnati
Louisville
Kansas City
Topeka
St. Louis
Jefferson City
Wichita
Springfield
Nashville
Fayetteville
Tulsa
Amarillo
Oklahoma City
Memphis
Little Rock
Wichita Falls
Lubbock
Fort Worth
Dallas
Abilene
Shreveport
Jackson
Birmingham
Montgomery
15
90
94
29
25
80
84
70
35
55
57
64
65
75
24
40
44
45
20
30

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 - RHP Portfolio I

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$120,763,000

Cut-off Date Principal Balance:	$120,763,000

% of Initial Pool Balance:	8.4%

Loan Purpose:	Acquisition

Borrower Name(1):	Various

Sponsors:	RHP Properties Inc.; Northstar Realty Finance Corporation

Mortgage Rate:	4.387%

Note Date:	December 6, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	January 1, 2023

IO Period:	24 months

Loan Term (Original):	120 months

Seasoning:	1 month

Amortization Term (Original):	360 months

Loan Amortization Type:	Interest-only, Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(25),GRTR 1% or YM(90),O(5)

Lockbox Type:	Soft/Springing Cash Management

Additional Debt:	Yes

Additional Debt Type:	Permitted Future Mezzanine

Escrows and Reserves(2):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$246,124	$42,704	NAP
Insurance	$89,791	$22,448	NAP
Replacement Reserves	$2,288,268	Springing	$500,000
Deferred Maintenance	$261,732	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Manufactured Housing Community

Specific Property Type:	Manufactured Housing Community

Location:	Various – See Table

Size:	3,302 pads

Cut-off Date Principal Balance Per Pad:	$36,573

Year Built/Renovated:	Various – See Table

Title Vesting:	Fee

Property Manager:	Newbury Management Company

3rd Most Recent Occupancy (As of):	84.9% (12/31/2009)

2nd Most Recent Occupancy (As of):	82.8% (12/31/2010)

Most Recent Occupancy (As of):	82.4% (12/31/2011)

Current Occupancy (As of):	83.7% (11/14/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$9,877,159 (12/31/2010)

2nd Most Recent NOI (As of):	$10,090,230 (12/31/2011)

Most Recent NOI (As of):	$10,634,589 (TTM 10/31/2012)

U/W Revenues:	$16,420,264

U/W Expenses:	$5,619,292

U/W NOI:	$10,800,972

U/W NCF:	$10,628,905

U/W NOI DSCR :	1.49x

U/W NCF DSCR:	1.47x

U/W NOI Debt Yield:	8.9%

U/W NCF Debt Yield:	8.8%

As-Is Appraised Value:	$163,800,000

As-Is Appraisal Valuation Date(3):	Various

Cut-off Date LTV Ratio:	73.7%

LTV Ratio at Maturity or ARD:	62.8%

(1)	The borrower is comprised of 18 separate limited liability companies.
(2)	See “Escrows” section.
(3)	The As-Is Appraisal Valuation Dates range from September 16, 2012 to October 16, 2012.

The Mortgage Loan. The mortgage loan (the “RHP Portfolio I Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 18 manufactured housing communities totaling 3,302 pads and located in four states (the “RHP Portfolio I Properties”). The RHP Portfolio I Mortgage Loan was originated on December 6, 2012 by The Royal Bank of Scotland. The RHP Portfolio I Mortgage Loan had an original principal balance of $120,763,000, has an outstanding principal balance as of the Cut-off Date of $120,763,000 and accrues interest at an interest rate of 4.387% per annum. The RHP Portfolio I Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The RHP Portfolio I Mortgage Loan matures on January 1, 2023.

Following the lockout period (except in the case of the Early Release Properties (as defined below)), the borrower has the right to prepay the RHP Portfolio I Mortgage Loan either in whole or in part (see “Partial Release” section), provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the RHP Portfolio I Mortgage Loan is prepayable without penalty on or after September 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO I

Sources and Uses

Sources			Uses
Original loan amount	$120,763,000	74.9%	Purchase price	$157,060,000	97.4%
Equity	40,432,695	25.1	Reserves	2,885,915	1.8%
			Closing costs	1,249,780	0.8%

Total Sources	$161,195,695	100.0%	Total Uses	$161,195,695	100.0%

The Properties. The RHP Portfolio I Mortgage Loan is secured by the fee interest in 18 manufactured housing communities (“MHC”) totaling 3,302 pads and located in Colorado, Wyoming, Illinois and Arizona. The RHP Portfolio I Properties were acquired by the sponsors as a part of a 36 property portfolio in December of 2012. The remaining 18 properties in the portfolio (“RHP Portfolio II Properties”) are not collateral for the RHP Portfolio I Mortgage Loan. The RHP Portfolio I Properties include a range of amenities including playgrounds, basketball courts, RV storage, swimming pools and clubhouses. The RHP Portfolio I Properties were developed between 1948 and 1978 and have an average age of 43 years. Public utilities are provided in all but one of the RHP Portfolio I Properties (Sheridan). The Sheridan property is served by private well water.

The following table presents certain information relating to the RHP Portfolio I Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Pads	Appraised Value
Harmony Road – Fort Collins, CO	$24,351,000	20.2%	97.1%	1972/NAP	485	$32,400,000
The Meadows – Aurora, CO	$17,984,000	14.9%	96.0%	1965/NAP	303	$24,600,000
Mountainside Estates – Golden, CO	$12,321,000	10.2%	82.1%	1954/NAP	224	$16,700,000
Eastview – Gillette, WY	$9,110,500	7.5%	96.7%	1969/NAP	214	$12,660,000
Sheridan – Arvada, CO	$6,916,500	5.7%	97.3%	1956/NAP	112	$9,400,000
Countryside of Greeley – Greeley, CO	$6,683,000	5.5%	97.1%	1972/NAP	174	$9,100,000
Westview – Gillette, WY	$5,824,500	4.8%	97.7%	1970/NAP	130	$7,900,000
Loveland – Loveland, CO	$5,456,000	4.5%	100.0%	1968/NAP	113	$7,320,000
Terrace – Casper, WY	$4,525,500	3.7%	99.1%	1977/NAP	112	$5,850,000
Highview – Gillette, WY	$4,246,000	3.5%	96.8%	1976/NAP	95	$5,600,000
Cimmaron – Cheyenne, WY	$4,240,000	3.5%	85.7%	1960/NAP	154	$6,050,000
Castle Acres – O’Fallon, IL	$4,105,500	3.4%	85.6%	1965/NAP	167	$5,450,000
Enchanted Village – Alton, IL	$3,272,500	2.7%	45.4%	1967/NAP	520	$4,600,000
Shady Lane – Commerce City, CO	$2,970,500	2.5%	89.1%	1948/NAP	64	$3,800,000
Northern Hills – Springdale, AR	$2,925,500	2.4%	67.8%	1955/NAP	180	$4,300,000
Terrace II – Casper, WY	$2,660,500	2.2%	98.6%	1975/NAP	70	$3,400,000
Western Park – Springdale, AR	$1,704,500	1.4%	64.0%	1965/NAP	114	$2,500,000
Plainview – Casper, WY	$1,466,000	1.2%	80.3%	1978/NAP	71	$2,170,000

Total/Weighted Average	$120,763,000	100.0%	83.7%		3,302	$163,800,000

The following table presents historical occupancy percentages at the RHP Portfolio I Properties:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
85%	83%	82%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO I

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RHP Portfolio I Properties:

Cash Flow Analysis

			TTM			U/W $ per
	2010	2011	10/31/2012	U/W		Pad
Base Rent	$13,006,532	$13,456,447	$14,067,867	$14,365,288		$4,350
Grossed Up Vacant Space	0	0	0	2,312,561		700
Total Reimbursables	0	0	0	0		0
Other Income	2,200,625	2,207,916	2,323,719	2,316,069		701
Less Vacancy & Credit Loss	(383,941)	(260,748)	(256,066)	(2,573,654	) (1)	(779)

Effective Gross Income	$14,823,216	$15,403,615	$16,135,520	$16,420,264		$4,973

Total Operating Expenses	$4,946,057	$5,313,385	$5,500,931	$5,619,292		$1,702

Net Operating Income	$9,877,159	$10,090,230	$10,634,589	$10,800,972		$3,271
TI/LC	0	0	0	0		0
Capital Expenditures	0	0	0	172,067		52

Net Cash Flow	$9,877,159	$10,090,230	$10,634,589	$10,628,905		$3,219

NOI DSCR	1.36x	1.39x	1.47x	1.49x
NCF DSCR	1.36x	1.39x	1.47x	1.47x
NOI DY	8.2%	8.4%	8.8%	8.9%
NCF DY	8.2%	8.4%	8.8%	8.8%

(1)	The underwritten economic vacancy is 15.4%. The RHP Portfolio I Properties were 83.7% physically occupied as of October 31, 2012.

Appraisal. As of the appraisal valuation dates ranging from September 16, 2012, to October 16, 2012, the RHP Portfolio I Properties had an aggregate “as-is” appraised value of $163,800,000.

Environmental Matters. According to the Phase I environmental site assessments dated from September 24, 2012 to October 9, 2012, there was no evidence of any recognized environmental conditions at the RHP Portfolio I Properties.

The Borrower. The borrower is comprised of 18 separate limited liability companies, each of which is a single purpose entity and has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RHP Portfolio I Mortgage Loan. Ross Partrich, the principal of the borrower, is the guarantor of certain nonrecourse carveouts under the RHP Portfolio I Mortgage Loan.

The Sponsors. The sponsors are Northstar Realty Finance Corporation (“Northstar”) and RHP Properties, Inc. Northstar is a publicly traded REIT (NYSE: NRF) and has approximately $7.0 billion of commercial real estate assets under management as of December 31, 2011. RHP Properties, Inc. is the nation’s second largest private owner and operator of manufactured housing communities. RHP Properties, Inc. currently owns and manages a total of 120 communities with over 28,000 housing units and sites across 21 states, with a combined value of approximately $1.0 billion. Northstar owns 85.0% of the borrower while affiliates of RHP Properties, Inc. own the remaining 15.0%. Northstar is the managing member of the borrower and Newbury Management Company (owned by Ross Partrich of RHP Properties, Inc.) is the asset and property manager of the RHP Portfolio I Properties.

Escrows. The loan documents provide for upfront escrows in the amount of $246,124 for real estate taxes, $89,791 for insurance premiums and $261,732 for immediate repairs. In addition, $2,288,268 was held back from loan proceeds in a lender controlled account to fund for maintenance, repairs and/or replacements at the RHP Portfolio I Properties over the term of the RHP Portfolio I Mortgage Loan.

The loan documents provide for ongoing monthly escrows in the amount of $42,704 for real estate taxes and $22,448 for insurance premiums. Additionally, the loan documents provide for a $13,758 monthly replacement reserve escrow beginning on February 1, 2016. The replacement reserve escrow will be capped at $500,000, exclusive of the initial deposit of $2,288,268.

Lockbox and Cash Management. The RHP Portfolio I Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the property manager is obligated to deposit all revenues into such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account. During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence: (i) upon the occurrence and continuance of an event of default or (ii) if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR (as defined below)) is less than 1.05x. A Cash Management Period will end, with respect to matters in (i) above, if the event of default has been cured, or, with respect to matters in (ii) above, if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR) is at least 1.05x for two consecutive quarters.

The “Aggregate DSCR” is the aggregate debt service coverage ratio based on the amortizing debt service under the RHP Portfolio I Mortgage Loan and any approved mezzanine loan that is outstanding.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO I

Property Management. The RHP Portfolio I Properties are currently managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer all of the RHP Portfolio I Properties, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing and (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates.

Partial Release. Following the second anniversary of the closing date of the Series 2013-C11 Certificates (except in the case of Early Release Properties) and in connection with a bona fide third party sale of an individual RHP Portfolio I property or a sale to an affiliate of RHP Properties, Inc. (but not to an affiliate of Northstar or the borrower), the borrower may obtain the release of an individual property from the lien of the RHP Portfolio I Mortgage Loan (and the related loan documents) in connection with a partial release upon the satisfaction of certain conditions including without limitation: (i) payment by the borrower of an amount equal to 120% of the then current allocated loan amount for the individual property to be released, together with applicable yield maintenance premium (or 110% of the allocated loan amount for Early Release Properties); (ii) all applicable REMIC requirements are satisfied; and (iii) after giving effect to such release, the debt service coverage ratio of the remaining RHP Portfolio I Properties is not less than the greater of (x) the debt service coverage ratio (or Aggregate DSCR if an approved mezzanine loan is outstanding) immediately prior to such release and (y) 1.15x. The debt service coverage ratio will be based upon the underwritten net cash flow of the remaining RHP Portfolio I Properties and the actual debt service constant of the loan at closing.

The “Early Release Properties” can be released at any time. They are the Enchanted Village property, the Shady Lane property, the Northern Hills property and the Western Park property.

Real Estate Substitution. At any time before December 6, 2021, the borrower may obtain a release of any individual RHP Portfolio I property from the lien of the mortgage in connection with a substitution of a different parcel subject to lender consent and the satisfaction of certain conditions, including without limitation: (i) no event of default exists at the time of substitution; (ii) the aggregate allocated loan amount of the properties released during the loan term will not exceed 25% of the original principal balance of the RHP Portfolio I Mortgage Loan; (iii) the fair market value of the new property will not be less than the fair market value of the substituted property both at closing and as of the date of substitution; (iv) the net operating income of the new property is not less than the net operating income of the substituted property both at closing and as of the date of substitution; (v) lender receives written confirmation from Fitch, KBRA and S&P that such substitution will not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the WFRBS 2013-C11 certificates; (vi) all REMIC requirements are satisfied; (vii) the number of properties remaining under the RHP Portfolio I Mortgage Loan after giving effect to the substitution must not be less than prior to the substitution; (viii) the substitute properties must not be any of the RHP Portfolio II Properties; and (ix) the geographic diversity of the RHP Portfolio I Properties must not be diminished, in the lender’s discretion, as the result of a substitution.

Subordinate and Mezzanine Indebtedness. Northstar Realty Finance Corporation (“Northstar”), which indirectly owns 85% of the membership interests in the borrowers, was granted a preferred equity interest in a parent of the borrowers, RHP Western Portfolio Group, LLC. See “Description of the Mortgage Pool – Additional Indebtedness – Additional Financing and Preferred Equity” in the Free Writing Prospectus. Northstar has the ability to convert a portion of its preferred equity in the borrower into a mezzanine loan during the term of the RHP Portfolio I Mortgage Loan subject to certain conditions, including without limitation: (i) the mezzanine debt must be subordinate to the RHP Portfolio I Mortgage Loan and will be secured by the equity interests in the borrowers that own the RHP Portfolio I Properties; (ii) the mezzanine loan must not exceed $31,600,000; (iii) the Aggregate LTV (as defined below) must be no greater than 85%; and (iv) the Aggregate DSCR must be no less than 1.15x. Additionally, at Northstar’s option, the mezzanine loan may be alternatively structured as a larger mezzanine loan that is secured by both the equity in the borrower of the RHP Portfolio I Mortgage Loan and the equity interests in the borrower of the mortgage loan secured by the RHP Portfolio II Properties.

The “Aggregate LTV” is the aggregate loan-to-value ratio based on the outstanding balance of the RHP Portfolio I Mortgage Loan and any approved mezzanine loan that is outstanding.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the RHP Portfolio I Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 MADISON AVENUE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 MADISON AVENUE

515 MADISON AVENUE

FLOOR	Tenants	NRSF
ROOF	Omnipoint Communications Month To Month; Cogent Month To Month	ROOF
42	S. Squared Technology 3,590 SF 10/31/2013	3,590
41	Orchard 1st Source Capital 3,794 SF 4/30/2017	3,794
40	Scott Gutterson 3,000 SF 7/13/2013	3,000
39	Madison Dental 3,000 SF 3/31/2014	3,000
38	Globes 3,000 SF 9/30/2014	3,000
37	ATP Private Equity 3,956 SF 8/31/2022	3,956
36	Timothy McDonald 3,794 SF 2/28/2020	3,794
35	Silver Lane Advisors 3,956 SF 9/30/2018	3,956
34	Flintlock Capital Management 3,794 SF 7/31/2015	3,794
33	Kafko 863 SF 10/31/2022; Cheryl Kantor/Goldenberg, DDS 1,800 SF 5/31/2013; Janus Financial 650 SF 4/30/2017	3,313
32	Clearbridge Compensation 3,794 SF 4/30/2017	3,794
31	Vacant 3,956 SF	3,956
30	Leo Kayser 3,000 SF 4/30/2013	3,000
29	Leopol Realty 3,794 SF 12/31/2013	3,794
28	Central Park Oral Surgery (Dr. Marks) 3,794 SF 12/31/2025	3,794
27	Rockfleet Financial 1,705 SF 2/28/2013; Hamilton Investments 1,451 SF 10/31/2014	3,156
26	Gen Youth Foundation 3,956 SF 12/31/2016	3,956
25	1Life Healthcare 3,952 SF 2/28/2021	3,952
24	James Alpha Management 3,797 SF 11/30/2020	3,797
23	Vacant 353 SF; Lawrence Deutsch 1,100 SF 5/31/2014; Inn World News 1,156 SF 11/30/2014; Foster Dental 750 SF Month To Month; Hot Topics 1,644 SF 6/30/2013; Go Snacks 400 SF 3/31/15	5,403
22	Albeam Consulting 3,015 SF 11/30/2015; EFA Corp 2,958 SF 12/31/2020	5,973
21	Freedom Institute 7,318 SF 5/31/2021	7,318
20	March Of Dimes 8,600 SF 6/30/2023	8,600
19	Sheppard Agency 1,293 SF 2/28/2017; Alta Madison 1,915 SF 8/31/2015; Food Allergy Initiative 3,138 SF 8/31/2020; Baker, Nelson & William 1,000 SF 12/31/2012; Ansbacher Investments 924 SF 12/31/2012	8,270
18	Dynamics Exec Search 3,849 SF 2/28/2017; JM Hartwell 4,118 SF 7/31/2015	7,967
17	Grace & White 3,000 SF 8/31/2015; Dr. Brian Weiss 1,243 SF 10/31/2013; Stewart Rabinowitz 2,412 SF 10/31/2013; Dr. Bruce Paswall 2,800 SF 4/30/2013	9,455
16	Strategy XXI 4,358 SF 2/28/2017; Dr. Einbinder 1,075 SF 11/30/2015; Dr. Boyd 4,425 SF 7/31/2014	9,858
15	Access Luxury LLC 7,956 SF 3/31/2014; Seven Mile Capital Partners 3,608 SF 1/31/2017	11,564
14	Alphametrix 5,331 SF 7/31/2017; JW Asset Mgmt 3,532 SF 9/30/2017; Quantec Asset Mgmt 2,955 SF 2/28/2015	11,818
13	Sorin Rower Cooper 6,692 SF 3/3/2017; Fox River Executive 4,641 SF 11/30/2014; Turtle Creek 3,655 SF 8/31/2017	14,988
12	Deborah Charantan Realty 3,200 SF 10/31/2013; Dr. Molura 1,700 SF 11/30/2012; Dr. Paul Tanners 2,600 SF 2/28/2018; Swiss Watch Repair 330 SF 9/30/2013; G. Lederman 1,952 SF 6/30/2021; Coordinated Dental 3,250 SF 6/30/2021	13,032
11	Professionals For Non Profit 4,304 SF 7/31/2018; John Dearie 5,230 SF 12/31/2014; Bone Marrow Found 1,596 SF 1/31/2015; Manhattan Ortho 1,513 SF 12/31/2015	12,643
10	Pro-travel International 11,500 SF 11/30/2013	11,500
9	Pro-travel International 12,000 SF 11/30/2013	12,000
8	Pro-travel International 15,700 SF 11/30/2018	15,700
7	Avenue Laser 1,124 SF 3/31/2022; Robert F. Kennedy Center For Justice & Human Rights 3,076 SF 8/2016; Endodotic Assoc 2,000 SF 3/31/2013; Park Avenue Hair 300 SF 7/31/2014; Vital Dental 492 SF 6/30/2015; Allan Robbins 380 SF Month To Month; Manhattan Colorectal Surgeons 3,800 SF 9/30/2021; Michaelson Assoc 800 SF 2/28/2015; US Orthotics 380 SF Month To Month	12,822
6	Wildes & Weinberg 7,997 SF 5/31/2017; Sinnet 7,250 SF 5/31/2022	15,247
5	Carvin French 2,821 SF 4/30/2022; Memorial Sloan Kettering 6,873 SF 6/30/2023; Widowski Law Group 3,046 SF 10/31/2016	12,740
4	Memorial Sloan Kettering 15,727 SF 6/30/2023	15,727
3	Mens Hair Now 3,000 SF 5/31/2014; Franco Guiseppe 800 SF 5/31/2014; U.S. Athletic Training Center 8,450 SF 2/28/2020	12,250
2	Hartman Rare Art 11,000 SF 1/31/2014	11,000
1	515 Madison Ave Bake 1,990 SF Exp. 3/31/2017; Tobmar 75 SF 12/31/2018; Davidoff 1,841 SF 4/30/2021; Myong & J. Corp 2,380 SF Exp. 1/31/2016; Molton Brown 1,600 SF 5/31/2014	7,886
B	Davidoff 815 SF 4/30/2021; Active Shoe 600 SF 8/13/2013; Aloan 300 SF 7/31/2014	1,716

Vacant | 2012-2013 | 2014-2015 | 2016-2017 | 2018-2019 | 2020-2021 | 2022-2023 | 2024+ | MTM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 MADISON AVENUE

515 Madison Avenue
515 Madison Avenue
New York, NY 10022
MANHATTAN
CENTRAL PARK
The Pond
Central Park South
Upper East Side
Barneys New York
5TH AVE./ 59TH ST
59TH ST./ LEXINGTON
QUEENSBOROUGH BRIDGE
Mt. Vernon Hotel Museum and Garden
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
9 West 57th
Bergdorf Goodman, Louis Vuitton
Fuller Building
Carnegie Hall
57TH ST.
Niketown New York
57TH ST./ 7TH AVE.
The Peninsula New York
St. Regis New York
CitiSpire Center
Museum of Modern Art
St. Thomas Church
Citigroup Center
7TH AVE./ 53RD ST.
5TH AVE./ 53RD ST.
53RD ST.
The Paley Center for Media
666 Fifth Avenue
Midtown
Radio City Music Hall
St. Patrick's Cathedral
LEXINGTON/ 53RD ST.
ROCKEFELLER CENTER
Saks Fifth Avenue
GE Building
Rockefeller Plaza
49TH ST.
Morgan Stanley Bldg.
ROCKEFELLER CTR.
PLAZA DISTRICT
Theatre District
Japan Society
East Side
Lyceum Theatre
TIMES SQUARE
MetLife Building
United Nations Headquarters
Paramount Communications
Grand Central Terminal (Metro North)
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
Chrysler Building
42ND ST.
BRYANT PARK
TIMES SQ.
Bryant Park
New York Public Library
GRAND CENTRAL
Daily News
QUEENS-MIDTOWN TUNNEL
Metropolitan Opera
Lefcourt Manhattan Bldg.
Republic Bank Tower
Fashion Center Bldg.
Garment District
Murray Hill
East River
FDR Drive
FERRY TO LONG ISLAND CITY
LONG ISLAND RAILROAD
33RD ST./ LEXINGTON
NYU Medical Center
Kips Bay
NYU School of Medicine
Bellevue Hospital Center
28TH ST./ LEXINGTON
W. 58th St.
W. 57th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Sutton Pl.
North Bergen
Secaucus
West New York
Weehawken
Hudson River
Union City
NEW JERSEY
Hoboken
Upper West Side
Central Park
Upper East Side
MANHATTAN
NEW YORK CITY
Astoria
West Side
Midtown
East Side
Long Island City
QUEENS
Chelsea
Greenwich Village
SoHo
East River
Jersey City
Chinatown
Financial District
BROOKLYN
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 - 515 Madison Avenue

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$120,000,000

Cut-off Date Principal Balance:	$120,000,000

% of Initial Pool Balance:	8.4%

Loan Purpose:	Refinance

Borrower Name:	515 Madison LLC

Sponsors:	Jeffrey Gural

Mortgage Rate:	3.860%

Note Date:	December 21, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	January 1, 2023

IO Period:	36 months

Loan Term (Original):	120 months

Seasoning:	1 month

Amortization Term (Original):	360

Loan Amortization Type:	Interest-only, Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(25),D(91),O(4)

Lockbox Type:	Soft/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$228,177	$228,177	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$1,000,000	Springing	$150,000
TI/LC	$8,800,000	Springing	$2,000,000

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	CBD

Location:	New York, NY

Size:	324,265 SF

Cut-off Date Principal Balance Per Unit/SF:	$370.07

Year Built/Renovated:	1931/2010

Title Vesting:	Fee

Property Manager:	Self-managed

3rd Most Recent Occupancy (As of):	91.9% (12/31/2009)

2nd Most Recent Occupancy (As of):	89.5% (12/31/2010)

Most Recent Occupancy (As of):	97.3% (12/31/2011)

Current Occupancy (As of):	98.7% (9/14/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$6,817,665 (12/31/2010)

2nd Most Recent NOI (As of):	$9,353,841 (12/31/2011)

Most Recent NOI (As of):	$11,376,613 (TTM 10/31/2012)

U/W Revenues:	$19,305,538

U/W Expenses:	$8,189,640

U/W NOI:	$11,115,898

U/W NCF:	$10,893,129

U/W NOI DSCR:	1.64x

U/W NCF DSCR:	1.61x

U/W NOI Debt Yield:	9.3%

U/W NCF Debt Yield:	9.1%

As-Is Appraised Value:	$230,000,000

As-Is Appraisal Valuation Date:	December 4, 2012

Cut-off Date LTV Ratio:	52.2%

LTV Ratio at Maturity or ARD:	45.0%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “515 Madison Avenue Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 42-story office building located in New York, New York (the “515 Madison Avenue Property”). The 515 Madison Avenue Mortgage Loan was originated on December 21, 2012 by Wells Fargo Bank, National Association. The 515 Madison Avenue Mortgage Loan had an original balance of $120,000,000, has an outstanding principal balance as of the Cut-off Date of $120,000,000 and accrues interest at an interest rate of 3.860% per annum. The 515 Madison Avenue Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The 515 Madison Avenue Mortgage Loan matures on January 1, 2023.

Following the lockout period, the borrower has the right to defease the 515 Madison Avenue Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the 515 Madison Avenue Mortgage Loan is prepayable without penalty on or after October 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 MADISON AVENUE

Sources and Uses

Sources			Uses
Original loan amount	$120,000,000	100.0%	Loan payoff	$72,725,820	60.6%
			Partner buyout	29,859,645	24.9
			Reserves	10,028,177	8.4
			Closing costs	6,333,244	5.3
			Return of equity	1,053,115	0.9

Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

The Property. The 515 Madison Avenue Property is a 42-story, class B office building containing approximately 324,265 square feet located at the intersection of 53rd Street and Madison Avenue in the Plaza District of Midtown Manhattan. The 515 Madison Avenue Property was constructed in 1931 and a substantial renovation was completed in 2010. The renovation totaled approximately $8.0 million and included a lobby renovation, elevator modernization, new windows, new cooling tower, mechanical upgrades and new entrances. The 515 Madison Avenue Property also contains 8,701 square feet of ground floor retail space. The 515 Madison Avenue Property serves as the headquarters for Pro-Travel International. With annual sales of over $850.0 million, Pro-Travel International is one of the largest privately held full service travel agencies in the United States. Memorial Sloan Kettering’s space also houses the Sillerman Center for Rehabilitation, a state-of-the-art facility that provides services tailored to the special needs of people who are undergoing or have recently completed cancer treatment. Over the last 15 years, the 515 Madison Avenue Property has an average occupancy of approximately 97.5%. As of September 14, 2012, the 515 Madison Avenue Property was 98.7% leased to 91 tenants.

The following table presents certain information relating to the tenancies at the 515 Madison Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Pro-Travel International	NR/NR/NR	39,200	12.1%	$44.31	$1,736,800	9.8%	Various	(3)
Memorial Sloan-Kettering	AA/Aa3/AA-	22,600	7.0%	$66.23	$1,496,798	8.5%	6/30/2023
Davidoff	NR/NR/NR	2,656	0.8%	$232.20	$616,723	3.5%	4/30/2021
Europa Cafe	NR/NR/NR	1,990	0.6%	$284.77	$566,692	3.2%	3/31/2017
Hartman Rare Art	NR/NR/NR	11,000	3.4%	$49.96	$549,560	3.1%	1/31/2014
March of Dimes	NR/NR/NR	8,600	2.7%	$56.28	$484,008	2.7%	6/30/2023
Wildes and Weinberg	NR/NR/NR	7,997	2.5%	$53.06	$424,321	2.4%	5/31/2017

Total Major Tenants		94,043	29.0%	$62.47	$5,874,902	33.3%

Non-Major Tenants		225,913	69.7%	$52.09	$11,768,328	66.7%

Occupied Collateral Total		319,956	98.7%	$55.14	$17,643,230	100.0%

Vacant Space		4,309	1.3%

Collateral Total		324,265	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes contractual rent steps through June 2013 and the average rent over the lesser of the lease term or loan term for investment grade rated tenants, unless otherwise noted below.
(3)	Pro-Travel International leases two spaces: 23,500 square feet with Annual U/W Base Rent of $928,250 ($39.50 per square foot) and a Lease Expiration Date of November 30, 2013 and 15,700 square feet with Annual U/W Base Rent of $808,550 ($51.50 per square foot) and a Lease Expiration Date of November 30, 2018. Pro-Travel International has a contractual renewal option for the 23,500 square feet space at a rent of $52.25 per square feet exercisable no later than February 28, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 MADISON AVENUE

The following table presents certain information relating to the lease rollover schedule at the 515 Madison Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	3,680	1.1%	3,680	1.1%	$160,359	$43.58
2013	15	53,618	16.5%	57,298	17.7%	$2,366,869	$44.14
2014	15	48,959	15.1%	106,257	32.8%	$2,446,403	$49.97
2015	12	24,673	7.6%	130,930	40.4%	$1,279,886	$51.87
2016	5	11,003	3.4%	141,933	43.8%	$585,887	$53.25
2017	13	50,543	15.6%	192,476	59.4%	$3,057,089	$60.48
2018	5	26,635	8.2%	219,111	67.6%	$1,500,058	$56.32
2019	0	0	0.0%	219,111	67.6%	$0	$0.00
2020	6	22,529	6.9%	241,640	74.5%	$1,028,065	$45.63
2021	6	22,928	7.1%	264,568	81.6%	$1,657,681	$72.30
2022	5	16,014	4.9%	280,582	86.5%	$828,836	$51.76
2023	3	32,200	10.2%	313,782	96.8%	$2,111,639	$63.60
Thereafter	2	6,174	1.9%	319,956	98.7%	$620,459	$100.50
Vacant	0	4,309	1.3%	324,265	100.0%	$0	$0.00

Total/Weighted Average	91	324,265	100.0%			$17,643,230	$55.14

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 515 Madison Avenue Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
92%	90%	97%

(1)	Information obtained from a third party market resource.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 515 Madison Avenue Property:

Cash Flow Analysis

	2010	2011	TTM 10/31/2012	U/W		U/W $ per SF
Base Rent	$11,810,472	$14,750,278	$15,881,982	$17,643,230		$54.41
Grossed Up Vacant Space	0	0	0	256,775		0.79
Total Reimbursables(1)	2,143,056	2,224,086	2,360,545	2,151,915		6.64
Other Income	76,700	120,114	148,618	148,618		0.46
Less Vacancy & Credit Loss	0	0	0	(895,000	)(1)	(2.76)

Effective Gross Income	$14,030,227	$17,094,479	$18,391,145	$19,305,538		$59.54
Total Operating Expenses	$7,212,562	$7,740,638	$7,014,532	$8,189,640		$25.26

Net Operating Income	$6,817,665	$9,353,841	$11,376,613	$11,115,898		$34.28
TI/LC	0	0	0	157,916		0.49
Capital Expenditures	0	0	0	64,853		0.20

Net Cash Flow	$6,817,665	$9,353,841	$11,376,613	$10,893,129		$33.59

NOI DSCR	1.01x	1.38x	1.68x	1.64x
NCF DSCR	1.01x	1.38x	1.68x	1.61x
NOI DY	5.7%	7.8%	9.5%	9.3%
NCF DY	5.7%	7.8%	9.5%	9.1%

(1)	The underwritten economic vacancy is 5.0%. The 515 Madison Avenue Property was 98.7% physically occupied as of September 14, 2012.

Appraisal. As of the appraisal valuation date of December 4, 2012, the 515 Madison Avenue Property had an “as-is” appraised value of $230,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 MADISON AVENUE

Environmental Matters. According to the Phase I environmental site assessment dated November 29, 2012, there was no evidence of any recognized environmental conditions at the 515 Madison Avenue Property.

Market Overview and Competition. According to the appraisal, the 515 Madison Avenue Property is located at the intersection of Madison Avenue and East 53rd Street in the Plaza District of Midtown Manhattan in New York, New York, directly above the E (Eighth Avenue Local) and V (Sixth Avenue Local) subway lines. Rockefeller Center, Grand Central Terminal, Central Park and the high-end retailers of Fifth Avenue are all located within close proximity. The 515 Madison Avenue Property is accessible from all major Manhattan commuter transportation hubs. According to the appraisal, the Plaza District office submarket contains approximately six million square feet of class B office space. The vacancy rate and average asking rental rate are 7.5% and $59.27 per square foot on a full service gross basis, respectively, as of the third quarter 2012.

The following table presents certain information relating to comparable office properties for the 515 Madison Avenue Property:

Competitive Set(1)

	515 Madison Avenue (Subject)	444 Madison Avenue	477 Madison Avenue	485 Madison Avenue	488 Madison Avenue	509 Madison Avenue	600 Fifth Avenue
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance from Subject	—	0.2 miles	0.1 miles	0.1 miles	0.1 miles	0.1 miles	0.4 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1931/2010	1933/2009	1953/NAV	1928/2004	1949/NAV	1929/NAV	1952/NAV
Number of Stories	42	42	24	25	24	23	28
Total GLA	324,265 SF	401,686 SF	245,250 SF	264,000 SF	385,000 SF	109,559 SF	350,000 SF
Total Occupancy	99%	89%	83%	97%	96%	92%	88%

(1)	Information obtained from the appraisal dated December 7, 2012.

The Borrower. The borrower is 515 Madison LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 515 Madison Avenue Mortgage Loan. Jeffrey Gural, one of the principals of the borrowing entity, is the guarantor of certain nonrecourse carveouts under the 515 Madison Avenue Mortgage Loan.

The Sponsor. The sponsor for the 515 Madison Avenue Mortgage Loan is Jeffrey Gural. Mr. Gural’s commercial real estate portfolio totals 41 properties, primarily located throughout the New York City metropolitan area with a market value of approximately $3.4 billion. Mr. Gural is the chairman of Newmark Grubb Knight Frank, a full-service commercial real estate firm with more than 240 offices worldwide. Mr. Gural is responsible for the managing and leasing of the approximately eight million square feet of properties in which Newmark Grubb Knight Frank’s partners have ownership. Mr. Gural has one property in special servicing that matured in May 2010. See “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Loans – Default History, Prior Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for an upfront reserve at closing in the amount of $1,000,000 for future capital expenditures. Should the replacement reserve balance fall below $150,000, monthly impounds of $5,404 will commence. There is an upfront $8,800,000 escrow for future tenant improvement and leasing costs (“TI/LC”). Should the TI/LC reserve balance fall below $2,000,000, monthly impounds of $40,533 will commence. Monthly escrow deposits for insurance are not required provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Lockbox and Cash Management. The 515 Madison Avenue Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower deposit all rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the 515 Madison Avenue Property be deposited into the lockbox account within two business days of receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), all tenants will be directed to pay their rents directly into the lockbox account. Other than during a Cash Trap Event Period, all excess funds on deposit are distributed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NCF debt yield falling below 7.0% for two consecutive calendar quarters. A Cash Trap Event Period will expire upon (i) in the case of an event of default, the cure of such event of default or (ii) in the case of the NCF debt yield falling below 7.0%, the NCF debt yield being at least 7.5% for two consecutive calendar quarters.

Property Management. The 515 Madison Avenue Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 MADISON AVENUE

Assumption. No assumptions are permitted, however the borrower has a right to certain permitted equity transfers of the 515 Madison Avenue Property, provided that (i) no event of default has occurred and is continuing; (ii) certain minimum equity requirements by the owners and principals of the borrowing entity have been met, as further defined in the loan documents; and (iii) certain other conditions are satisfied. Such permitted transfers include but are not limited to: (a) transfers among existing direct or indirect owners of the borrower and (b) transfers of not more than 49% of the interest in the borrower provided that any such transfer will not result in a change of management control.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Other Additional Financing. ATC0-515, LLC (“ATCO”), the indirect owner of 40% of the membership interest in the borrower, has pledged such interest to Carol Gold, Harry Subin and Strand Associates, a Pennsylvania limited partnership or any assignee thereof pursuant to a Purchase Money Pledge and Security Agreement dated as of December 31, 2009, as further detailed in the loan documents.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 515 Madison Avenue Property; provided, however, that if TRIPRA is discontinued or not renewed, the borrower will not be required to spend more than two times the amount of the property insurance and business income coverage required by the loan documents on terrorism insurance at the time terrorism coverage is excluded. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO II

Brennan Industrial Portfolio II
1 Kraco Compton, CA
2 Wincup - Arizona Tolleson, AZ
3 World's Finest Chocolate Chicago, IL
4 Oracle - Polo Winston-Salem, NC
5 Plaid - Decatur Decatur, GA
6 Northwest Mailing Chicago, IL
7 Wincup - Georgia Stone Mountain, GA
8 Universal Pool - Armory South Holland, IL
9 Plaid - Norcross Norcross, GA
10 Angstrom Graphics Cleveland, OH
11 Lyons Louisville, KY
12 Fitz Manufacturing North Richland Hills, TX
13 Phillips & Temro Eden Prairie, MN
14 Aramsco Thorofare, NJ
15 M.P. Pumps Fraser, MI
16 Microfinish St. Louis, MO
17 Shale Inland Schiller Park, IL
18 Universal Pool - 166th St South Holland, IL
19 Sitel Ocala, FL
CANADA
MEXICO
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
BAHAMAS
CUBA
Lake Superior
Lake Michigan
Lake Huron
Lake Erie
Lake Ontario
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Seattle
Portland
Boise
Salt Lake City
San Francisco
Sacramento
San Jose
Las Vegas
Los Angeles
San Diego
Phoenix
Albuquerque
Denver
El Paso
Minneapolis
Milwaukee
Chicago
Detroit
Cleveland
Omaha
Kansas City
St. Louis
Indianapolis
Louisville
Pittsburgh
Boston
New York
Philadelphia
Baltimore
Washington DC
Norfolk
Nashville
Charlotte
Memphis
Oklahoma City
Atlanta
Charleston
Fort Worth
Dallas
Austin
San Antonio
Houston
New Orleans
Jacksonville
Orlando
Tampa
Miami
Chihuahua
Monterrey
Guadalajara
Mexico City
WA
OR
CA
NV
ID
MT
WY
UT
AZ
NM
CO
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
NJ
MD
DE
VT
NH
ME
MA
CT
RI
0 100 200 Miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 - Brennan Industrial Portfolio II

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$118,410,523

Cut-off Date Principal Balance:	$118,410,523

% of Initial Pool Balance:	8.2%

Loan Purpose:	Acquisition

Borrower Name(1):	Various

Sponsor:	USIP-Brennan Ventures II, LLC

Mortgage Rate:	3.878%

Note Date:	November 8, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	December 1, 2017

IO Period:	60 months

Loan Term (Original):	60 months

Seasoning:	2 months

Amortization Term (Original):	NAP

Loan Amortization Type:	Interest-only, Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(26),GRTR 1% or YM(30),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves(2):

Type:	Initial	Monthly	Cap (If Any)
Tax	$0	Springing	NAP
Insurance	$60,985	$8,712	NAP
Tenant Security Deposits	$1,656,605	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Various

Specific Property Type:	Various – See Table

Location:	Various – See Table

Size:	3,913,170 SF

Cut-off Date Principal Balance Per Unit/SF:	$30.26

Year Built/Renovated:	Various – See Table

Title Vesting:	Fee

Property Manager:	Brennan Management LLC

3rd Most Recent Occupancy (As of):	100.0% (12/31/2009)

2nd Most Recent Occupancy (As of):	98.8% (12/31/2010)

Most Recent Occupancy (As of):	98.8% (12/31/2011)

Current Occupancy (As of):	100.0% (2/1/2013)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$9,549,497 (12/31/2009)

2nd Most Recent NOI (As of):	$13,636,088 (12/31/2010)

Most Recent NOI (As of):	$15,043,495 (12/31/2011)

U/W Revenues:	$14,885,025

U/W Expenses:	$1,216,548

U/W NOI:	$13,668,478

U/W NCF:	$11,630,127

U/W NOI DSCR :	2.94x

U/W NCF DSCR:	2.50x

U/W NOI Debt Yield:	11.5%

U/W NCF Debt Yield:	9.8%

As-Is Appraised Value:	$182,075,000

As-Is Appraisal Valuation Date(3):	Various

Cut-off Date LTV Ratio:	65.0%

LTV Ratio at Maturity or ARD:	65.0%

(1)	The borrower is comprised of 19 separate limited liability companies.
(2)	See “Escrows” section.
(3)	The As-Is Appraisal Valuation Dates range from October 5, 2012 to October 10, 2012.

The Mortgage Loan. The mortgage loan (the “Brennan Industrial Portfolio II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 17 industrial buildings and two office buildings located in 13 states (the “Brennan Industrial Portfolio II Properties”). The Brennan Industrial Portfolio II Mortgage Loan was originated on November 8, 2012 by The Royal Bank of Scotland. The Brennan Industrial Portfolio II Mortgage Loan had an original principal balance of $118,410,523, has an outstanding principal balance as of the Cut-off Date of $118,410,523 and accrues interest at an interest rate of 3.878% per annum. The Brennan Industrial Portfolio II Mortgage Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires interest-only payments through the term of the Brennan Industrial Portfolio II Mortgage Loan. The Brennan Industrial Portfolio II Mortgage Loan matures on December 1, 2017.

Following the lockout period (or at any time with respect to a release of the Sitel property), the borrower has the right to prepay the Brennan Industrial Portfolio II Mortgage Loan either in whole or in part (see “Partial Release” section), provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal amount being prepaid. In addition, the Brennan Industrial Portfolio II Mortgage Loan is prepayable without penalty on or after September 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO II

Sources and Uses

Sources			Uses
Original loan amount	$118,410,523	64.9%	Purchase price	$178,618,385	97.9%
Sponsor’s new cash contribution	64,100,000	35.1	Reserves	1,732,539	0.9
			Closing costs	2,159,549	1.2

Total Sources	$182,510,523	100.0%	Total Uses	$182,510,523	100.0%

The Properties. The Brennan Industrial Portfolio II Mortgage Loan is secured by the fee interest in 17 industrial properties and two office properties totaling 3,913,170 rentable square feet and located in 13 states. The Brennan Industrial Portfolio II Properties range in size from 46,812 square feet to 437,911 square feet. All of the Brennan Industrial Portfolio II Properties are occupied by single tenants, and as of February 1, 2013, the Brennan Industrial Portfolio II Properties were 100.0% occupied. On average, tenants have occupied their respective spaces in the Brennan Industrial Portfolio II Properties for 18 years. Of the 19 Brennan Industrial Portfolio II Properties 15 are headquarters facilities for their respective tenants. Of the 19 Brennan Industrial Portfolio II Properties: four are occupied primarily by metals tenants; two are occupied by printing/mailing tenants; two are occupied by tenants manufacturing products used in automobiles or planes; two are occupied by tenants manufacturing styrofoam or packing products; two are occupied by craft products tenants; two are occupied by pool/hot tub and game room furniture tenants; and the remaining five are occupied by tenants in various other industries.

The following table presents certain information relating to the Brennan Industrial Portfolio II Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Kraco – Compton, CA	Flex	$19,241,103	16.2%	100.0%	1956/1970	364,440	$29,600,000
Wincup – Arizona – Tolleson, AZ	Flex	$13,475,250	11.4%	100.0%	1988/2010	322,070	$20,800,000
World’s Finest Chocolate – Chicago, IL	Flex	$10,754,286	9.1%	100.0%	1950/1982	434,252	$16,600,000
Oracle – Polo – Winston-Salem, NC	Flex	$8,292,462	7.0%	100.0%	1962/1999	437,911	$12,300,000
Plaid – Decatur – Decatur, GA	Flex	$7,903,753	6.7%	100.0%	1980/NAP	282,514	$12,200,000
Northwest Mailing – Chicago, IL	Flex	$7,320,689	6.2%	100.0%	1953/2006	228,032	$11,300,000
Wincup – Georgia – Stone Mountain, GA	Flex	$6,608,055	5.6%	100.0%	1966/1974	220,380	$10,200,000
Universal Pool – Armory – South Holland, IL	Flex	$5,895,422	5.0%	100.0%	1970/NAP	240,255	$9,100,000
Plaid – Norcross – Norcross, GA	Office	$5,830,637	4.9%	100.0%	2000/NAP	71,620	$9,000,000
Angstrom Graphics – Cleveland, OH	Flex	$5,798,245	4.9%	100.0%	1938/1999	231,505	$8,950,000
Lyons – Louisville, KY	Flex	$5,182,789	4.4%	100.0%	1981/2003	172,758	$8,000,000
Fitz Manufacturing – North Richland Hills, TX	Flex	$4,049,054	3.4%	100.0%	1975/2000	129,000	$6,250,000
Phillips & Temro – Eden Prairie, MN	Flex	$3,935,680	3.3%	100.0%	1979/2012	101,680	$6,075,000
Aramsco – Thorofare, NJ	Flex	$3,287,831	2.8%	100.0%	1973/NAP	99,783	$5,075,000
M.P. Pumps – Fraser, MI	Flex	$2,801,945	2.4%	100.0%	1984/NAP	81,769	$4,225,000
Microfinish – St. Louis, MO	Flex	$2,461,825	2.1%	100.0%	1976/1996	144,786	$3,800,000
Shale Inland – Schiller Park, IL	Flex	$2,137,900	1.8%	100.0%	1950/NAP	193,789	$3,300,000
Universal Pool – 166th St – South Holland, IL	Flex	$1,813,976	1.5%	100.0%	1964/2006	109,814	$2,800,000
Sitel – Ocala, FL	Office	$1,619,621	1.4%	100.0%	1960/2012	46,812	$2,500,000

Total/Weighted Average		$118,410,523	100.0%	100.0%		3,913,170	$182,075,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO II

The following table presents certain information relating to the tenancies at the Brennan Industrial Portfolio II Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Kraco	NR/NR/NR	364,440	9.3%	$7.58	$2,762,292	16.9%	8/31/2028
Wincup	NR/NR/NR	542,450	13.9%	$5.02	$2,720,949	16.6%	12/31/2026
Plaid	NR/NR/NR	354,134	9.0%	$4.80	$1,700,014	10.4%	10/31/2024
World’s Finest Chocolate	NR/NR/NR	434,252	11.1%	$3.43	$1,489,425	9.1%	7/31/2027
Oracle Flexible Packaging	NR/NR/NR	437,911	11.2%	$2.44	$1,068,803	6.5%	7/31/2030
Universal Pool	NR/NR/NR	350,069	8.9%	$2.99	$1,048,319	6.4%	8/31/2027
Northwest Mailing	NR/NR/NR	228,032	5.8%	$4.27	$973,697	5.9%	5/31/2023
Angstrom Graphics	NR/NR/NR	231,505	5.9%	$3.45	$799,762	4.9%	1/31/2029
Lyons	NR/NR/NR	172,758	4.4%	$4.29	$741,935	4.5%	10/31/2027
Shale Inland	NR/NR/NR	193,789	5.0%	$2.95	$572,012	3.5%	9/30/2023
Fitz Manufacturing	NR/NR/NR	129,000	3.3%	$4.29	$552,920	3.4%	4/30/2031
Phillips & Temro	NR/NR/NR	101,680	2.6%	$5.34	$542,562	3.3%	12/31/2024
Aramsco	NR/NR/NR	99,783	2.5%	$4.54	$453,004	2.8%	8/31/2024
M.P. Pumps	NR/NR/NR	81,769	2.1%	$4.75	$388,357	2.4%	6/30/2023
Microfinish	NR/NR/NR	144,786	3.7%	$2.36	$341,695	2.1%	2/28/2031
Sitel	NR/NR/NR	46,812	1.2%	$4.53	$212,244	1.3%	5/31/2027	(1)

Occupied Collateral		3,913,170	100.0%	$4.18	$16,367,989	100.0%

Vacant Space		0	0.0%

Collateral Total		3,913,170	100.0%

(1)	Sitel has the right to terminate its lease, upon provision of 180 days notice, on May 31, 2015, May 31, 2018, May 31, 2021 or May 31, 2024.

The following table presents certain information relating to the lease rollover schedule at the Brennan Industrial Portfolio II Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	19	3,913,170	100.0%	3,913,170	100.0%	$16,367,989	$4.18
Vacant	0	0	0.0%	3,913,170	100.0%	$0	$0.00

Total/Weighted Average	19	3,913,170	100.0%			$16,367,989	$4.18

(1)	Information obtained from the underwritten rent roll.
(2)	The termination option for Sitel (as referenced above) is not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO II

The following table presents historical occupancy percentages at the Brennan Industrial Portfolio II Properties:

Historical Occupancy(1)(2)

12/31/2009	12/31/2010(3)	12/31/2011(3)
100%	99%	99%

(1)	Information obtained from the borrower.
(2)	The historical occupancies above represent occupancy on each date specified rather than an average over that particular year.
(3)	The vacancy in 2010 and 2011 reflects the space currently occupied by Sitel (1.2% of NRA). The previous tenant terminated its lease in August 2010 and Sitel took occupancy in June 2012.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brennan Industrial Portfolio II Properties:

Cash Flow Analysis

	2009	2010	2011	U/W		U/W $ per SF
Base Rent(1)	$9,686,474	$13,782,592	$15,940,803	$16,367,989		$4.18
Grossed Up Vacant Space	0	0	0	0		0.00
Total Reimbursables	5,416	17,524	12,196	64,220		0.02
Other Income	304,753	503,103	718,190	0		0.00
Less Vacancy & Credit Loss	0	0	0	(1,547,184	)(2)	(0.40)

Effective Gross Income	$9,996,643	$14,303,219	$16,671,189	$14,885,025		$3.80

Total Operating Expenses	$447,146	$667,131	$1,627,694	$1,216,548		$0.31

Net Operating Income	$9,549,497	$13,636,088	$15,043,495	$13,668,478		$3.49
TI/LC	0	0	0	663,125		0.17
Capital Expenditures	0	0	0	1,375,225		0.35

Net Cash Flow	$9,549,497	$13,636,088	$15,043,495	$11,630,127		$2.97

NOI DSCR	2.05x	2.93x	3.23x	2.94x
NCF DSCR	2.05x	2.93x	3.23x	2.50x
NOI DY	8.1%	11.5%	12.7%	11.5%
NCF DY	8.1%	11.5%	12.7%	9.8%

(1)	Underwritten Base Rent is greater than 2009 and 2010 because the historical cash flows reflect periods of short-term vacancy at three properties, reduced rental collections at three properties and do not reflect full rent for several tenants that did not take occupancy until late 2009 or early 2010.
(2)	The underwritten economic vacancy is 9.4%. The Brennan Industrial Portfolio II Properties is 100.0% physically occupied as of February 1, 2013.

Appraisal. As of the appraisal valuation dates ranging from October 5, 2012 to October 10, 2012, the Brennan Industrial Portfolio II Properties had an aggregate “as-is” appraised value of $182,075,000.

Environmental Matters. According to the Phase I environmental site assessments dated from October 3, 2012 to November 1, 2012, 10 of the Brennan Industrial Portfolio II Properties were found to have Recognized Environmental Conditions (“RECs”); however, no Phase II investigations were recommended for any of the Brennan Industrial Portfolio II Properties. The potential exposure from these RECs is mitigated in part by environmental indemnities in each lease under which the applicable tenants have agreed to indemnify the borrower against any losses, claims or judgments arising from environmental issues, for the life of their respective leases, other than any losses, claims or judgments (i) caused directly by the borrower or affiliates thereof or (ii) caused after the surrender of the premises. In addition, environmental insurance policies are in place at nine of the 10 Brennan Industrial Portfolio II Properties with RECs (the tenth property did not require insurance). The insurance policies cover both known and unknown environmental issues that pre-date issuance of the policies and the lender is named as an additional insured on all policies. All policies are provided by “A” rated insurance carriers and extend at least eighteen months beyond the term of the Brennan Industrial Portfolio II Mortgage Loan with expiries ranging from August 28, 2018 to November 7, 2022. In the case of the policy related to the tenant, Kraco, pre-existing pollution conditions coverage extends through August 28, 2018 and new pollution coverage expires on August 28, 2013. The borrower is required to extend the new pollution conditions coverage through the term of the Brennan Industrial II Portfolio Mortgage Loan upon the August 28, 2013 expiry. The new owner of the Brennan Industrial Portfolio II Properties is required to conduct a baseline environmental assessment of the MP Pumps property to qualify for the Michigan statutory defense to liability. The borrower, pursuant to the terms of the loan documents, completed a baseline environmental assessment of the MP Pumps property. For more information, see “Description of the Mortgage Pool – Assessments of Property Value and Condition – Environmental Assessments” in the Free Writing Prospectus.

The Borrower. The borrower is comprised of 19 separate single-purpose borrowing entities, each with the same managing member, RHP Western SPE-1, LLC, a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brennan Industrial Portfolio II Mortgage Loan. Michael Brennan, Robert Vanecko, Samuel Mandarino, Scott McKibben, Allen Crosswell, Tod Greenwood and Troy MacMane serve as the guarantors of certain nonrecourse carveouts under the Brennan Industrial Portfolio II Mortgage Loan. Certain indirect investors in the transaction are members of the Islamic faith and require a Shari’ah compliant loan structure. In order to facilitate a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO II

Shari’ah compliant loan structure, the borrower master leases the Brennan Industrial Portfolio II Properties to 19 individual master lessees which are ultimately controlled by the nonrecourse carveout guarantors. See “Risk Factors – Risks Related to the Mortgage Loans and Mortgaged Properties – Shari’ah Compliant Loans” and “Description of the Mortgage Pool – Shari’ah Compliant Lending Structure” in the Free Writing Prospectus.

The Sponsor. The sponsor, USIP-Brennan Ventures II, LLC, is a joint venture between Brennan Investment Group, LLC and certain investors brought in by Gatehouse Bank plc (“Gatehouse”) and Arch Street Capital Advisors. Collectively, the managing principals of Brennan Investment Group, LLC have invested in over 4,000 properties in more than 60 cities in the United States, Europe and Canada throughout the course of their careers. Currently, Brennan Investment Group, LLC manages over 4.5 million square feet of industrial assets. Gatehouse is a public limited company in the United Kingdom and is majority owned by The Securities House KSCC. Gatehouse serves the Islamic finance sector, both in select markets globally and specifically in the City of London. Gatehouse focuses its core business activity on private wealth management, real estate investment, treasury products and services, and Shari’ah advisory. Founded in 1982, the Securities House KSCC is a Shari’ah-compliant investment company that is listed on the Kuwait Stock Exchange. Arch Street Capital Advisors, LLC assists international investors with their U.S. real estate strategies, including acquisition and joint venture advisory, financing advisory and asset management and disposition services. Arch Street Capital Advisors, LLC has advised clients on more than $4.0 billion of acquisitions, dispositions and financings. Arch Street Capital Advisors, LLC advised Gatehouse on this acquisition and has a participation interest in the venture.

Escrows. The loan documents provide for upfront escrows in the amount of $60,985 for insurance and $1,656,605 for tenant security deposits related to the Kraco, Northwest Mailing and Fitz Manufacturing tenants. The insurance escrow relates to the borrower’s umbrella insurance policy on the portfolio. Tenants are responsible for payment and maintenance of their own insurance and real estate taxes (with the exception of the Shale Inland tenant) and escrows for such payments will spring in the event that the borrower fails to provide evidence of full and timely payment or in the event of a default under any tenant lease or under the Brennan Industrial Portfolio II Mortgage Loan. The tenant security deposits will be held by the lender for the term of the Brennan Industrial Portfolio II Mortgage Loan.

The loan documents provide for ongoing monthly reserves in the amount of $8,712 for insurance.

Additionally, at closing, approximately $8.8 million of the $178.6 million purchase price was held in escrow at the title company to address any lost rental income and leasing costs associated with any tenants’ monetary defaults or early terminations over a 30-month period from the date of acquisition. At the end of such period, any amounts remaining in such escrow will be paid to the prior owner of the Brennan Industrial Portfolio II Properties.

Lockbox and Cash Management. The Brennan Industrial Portfolio II Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account. During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence (i) if an event of default has occurred and is continuing or (ii) if the debt service coverage ratio is less than 1.30x. A Cash Management Period will end either with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when the Brennan Industrial Portfolio II Properties have achieved a debt service coverage ratio of at least 1.30x for two consecutive calendar quarters.

Property Management. The Brennan Industrial Portfolio II Properties are managed by an affiliate of Brennan Investment Group, LLC.

Assumption. The borrower has the right to transfer all, but not less than all, of the Brennan Industrial Portfolio II Properties, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, property manager and management agreement are satisfactory to the lender and applicable rating agencies and (iii) the lender has received confirmation from Fitch, KBRA and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2013-C11 Certificates.

Partial Release. Following the second anniversary of the issuance of the Series 2013-C11 Certificates, the borrower may obtain the release of an individual property (except for the Sitel property which may be released at any time) from the lien of the mortgage (and the related loan documents) in connection with a partial release upon the satisfaction of certain conditions including but not limited to: (i) the property to be released must be the subject of a sale to a bona fide third party purchaser who is not a Restricted Party (as defined below) or an affiliate of a Restricted Party; (ii) the borrower will provide the lender a written request at least 20 days prior to the proposed release date; (iii) no event of default has occurred or is continuing at the time that the release occurs; (iv) payment by the borrower in an amount equal to 120% of the allocated loan amount for the individual property to be released (110% for the Sitel property), along with any applicable yield maintenance or prepayment premium; and (v) after such release, the debt service coverage ratio of the remaining properties must not be less than 1.50x, provided that if such ratio is less than 1.50x but at least 1.30x, the borrower may still obtain such release by either (a) if the net sales proceeds for the applicable property being released exceeds the required release amount, making an additional payment of principal (together with any applicable yield maintenance premium) in an amount equal to the lesser of (x) the remaining net sales proceeds and (y) the amount that would cause the ratio to be no less than 1.50x or (b) if the net sales proceeds for the applicable property being released do not exceed the required release amount, by making an additional payment of principal (together with any applicable yield maintenance premium) in an amount that would cause the ratio to be no less than 1.50x.

A “Restricted Party” means the borrower, any principal or the guarantor or any affiliate thereof under the Brennan Industrial Portfolio II Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO II

Expansion Release: On any business day, the Brennan Industrial Portfolio II borrower may obtain the release of the Wincup Expansion Parcel (as defined below) from the lien of the mortgage encumbering the Wincup – Georgia property (and the related loan documents), upon the satisfaction of certain conditions including but not limited to the following: (i) the Wincup tenant exercised its expansion option pursuant to the terms of its lease; (ii) the borrower provides 20 days prior written notice, accompanied by all related purchase documents; (iii) the Brennan Industrial Portfolio II borrower pays the lender 100% of the net sales proceeds with respect to the Wincup Expansion Parcel together with the applicable yield maintenance premium; (iv) the improvements to be constructed on the Wincup Expansion Parcel are free standing and in no way connected to existing improvements on the Wincup - Georgia property; (v) the lender has received confirmation from Fitch, KBRA and S&P that the release of the Wincup Expansion Parcel will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2013-C11 Certificates; and (vi) the lender has received an opinion of counsel stating that the release of the Wincup Expansion Parcel will not adversely affect the status of the Series 2013-C11 Certificates.

The “Wincup Expansion Parcel” is a specific parcel of the Wincup – Georgia property as further described in the loan documents. No value was attributed to this parcel in the appraisal of the Wincup – Georgia property.

Real Estate Substitution. The borrower may obtain a release of any of the individual Brennan Industrial Portfolio II Properties from the lien of the mortgage in connection with a substitution of a different property subject to lender consent with 30 days notice and the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred or is continuing; (ii) the allocated loan amount for all properties substituted into the Brennan Industrial Portfolio II Mortgage Loan may not exceed 25% of the original principal amount of the Brennan Industrial Portfolio II Mortgage Loan; (iii) after giving effect to such substitution, the loan-to-value ratio of the Brennan Industrial Portfolio II Properties must not exceed the lesser of the loan-to-value ratio immediately prior to such substitution or 64.8%; (iv) after giving effect to such substitution, the debt service coverage ratio of the Brennan Industrial Portfolio II Properties must not be less than the greater of the debt service coverage ratio immediately prior to such substitution or 1.50x; (v) the lender receives written confirmation from Fitch, KBRA and S&P that the substitution will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2013-C11 Certificates; and (vi) at no time will the total number of properties secured by the Brennan Industrial Portfolio II Mortgage Loan exceed 25 and borrower may not request more than six substitutions.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Brennan Industrial Portfolio II Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

ONE SOUTH WACKER DRIVE

FLOOR	Tenants	NRSF
39	First Analysis, 24,744 SF, 9/30/2014	24,744
38	Stout, Risius, Ross, 24,760 SF, 4/30/2018	24,760
37	Tetra Tech, 26,362 SF, 12/31/2015	26,362
36	PLS Financial, 26,196 SF, 9/30/2023	26,196
35	Atlantic Trust Group, Inc., 26,195 SF, 9/30/2019	26,195
34	CRA International, 26,196 SF, 7/31/2018	26,196
33	CRA International, 15,446 SF, 7/31/2018; The Hays Group of Illinois, LLC, 10,745 SF, 5/31/2021; Vacant (Storage), 191 SF	26,382
32	PLS Financial, 12,295 SF, 9/30/2023; Vacant, 14,108 SF	26,403
31	Vacant, 26,405 SF	26,405
30	Vacant, 11,549 SF; Vacant, 13,604 SF	25,153
29	Big Time Software, 7,197 SF, 5/31/2017; Vacant, 2,261 SF; York Risk Services Group, Inc., 6,593 SF, 9/30/2015; Vacant, 8,697 SF; York Risk Services (Storage), 314 SF, 9/30/2015; Vacant (Storage), 292 SF	25,354
28	Schopf & Weiss, 28,498 SF, 11/30/2017	28,498
27	Macquarie Group (Sublet By Zack's Investment), 14,428 SF, 1/31/2017; First Mercury Financial, 10,708 SF, 6/30/2015; Vacant, 5,663 SF; Vacant (Storage), 361 SF	31,161
26	Pretzel & Stouffer Chartered, 20,208 SF, 4/30/2021; Vacant, 9,067 SF; Pretzel & Stouffer (Storage), 370 SF, 4/30/2021	29,645
25	Pretzel & Stouffer Chartered, 31,923 SF, 4/30/2021	31,923
24	Attorney's Title, 31,991 SF, 7/31/2016	31,991
23	Tishman Construction Corporation, 11,022 SF, 3/31/2016; First Nonprofit Insurance Company, 20,970 SF, 3/31/2021	31,992
22 TRANSFER FLOOR	Liberty Mutual Insurance Company, 15,175 SF, 1/31/2016; Southwest Securities, 4,365 SF, 8/31/2016; Factiva, 4,934 SF, 3/31/2016; Office of the Building, 4,037 SF, 12/31/2013; Vacant, 2,627 SF; Tetra Tech (Storage), 363 SF, 12/31/2015; Worldcom, 150 SF, 8/31/2018	31,651 TRANSFER FLOOR
21	Dow Jones & Company, Inc., 31,523 SF, 4/30/2016	31,523
20	Office Of Thrift Supervision, 16,118 SF, 11/30/2018; Vacant, 7,037 SF; Legacy Capital, 2,876 SF, 9/14/2014; Kutak Rock, 5,719 SF, 3/31/2014	31,750
19	Invenergy, 31,545 SF, 12/31/2017; Invenergy (Storage), 229 SF, 12/31/2017	31,774
18	Century Business Services, 31,523 SF, 5/31/2013	31,523
17	Century Business Services, 19,470 SF, 5/31/2013; Major Lindsay & Africa, 11,389 SF, 11/30/2018	30,859
16	Vacant, 7,256 SF; Century Business Services, 8,781 SF, 5/31/2013; Weinstein, 4,542 SF, 4/30/2024; Vacant, 9,482 SF; Vacant (Storage), 184 SF	30,245
15	Fannie Mae, 33,531 SF, 2/28/2019	33,531
14	Fannie Mae, 35,999 SF, 2/28/2019	35,999
13	Aetna, 17,634 SF, 3/31/2015; United States Fire Insurance, 17,198 SF, 9/30/2025	34,832
12	Aetna, 36,714 SF, 3/31/2015	36,714
11	Hearst Communications, Inc., 19,779 SF, 10/31/2020; Vacant, 2,015 SF; Mid-City Card & Gift, 251 SF, 12/31/2013; Vacant (Storage), 174 SF	22,219
10	Vacant, 16,147 SF; Vacant, 3,300 SF; Vacant (Storage), 92 SF; RSM McGladrey (Storage), 756 SF; Vacant (Storage), 1,489 SF; Vacant (Storage), 696 SF; Fannie Mae (Storage), 677 SF, 2/28/2019; Vacant, 712 SF	23,869
9	HNTB, 30,639 SF, 5/31/2023; Vacant, 6,584 SF	37,223
8	RSM McGladrey, 36,983 SF, 5/31/2021	36,983
7	RSM McGladrey, 36,983 SF, 5/31/2021	36,983
6	RSM McGladrey, 36,983 SF, 5/31/2021	36,983
5	Vacant, 14,591 SF; RSM McGladrey, 20,922 SF, 5/31/2021; Vacant (Storage), 111 SF	35,624
4	Sungard Systems International, Inc., 35,721 SF, 9/30/2014	35,721
3	Rise Interactive, 14,917 SF, 1/31/2018; Wings Associates, 1,543 SF, 6/30/2014; Vacant, 5,019 SF; Health Club, 5,200 SF; Vacant (Storage), 201 SF	26,880
2	Wings Associates, 15,424 SF, 6/30/2014; Vacant (Storage), 190 SF	15,614
MEZZ	Vacant, Suite 100 17,856 SF; Vacant, Suite 110 7,866 SF; Ricoh Corporation, 2,679 SF, 7/31/2016; Vacant (Storage), 185 SF	28,586
1	Mid City Card & Gift, 1,009 SF, 12/31/2013; Ricoh Corporation, 468 SF, 7/31/2016; Radio Shack, 2,345 SF, 8/31/2015; MB Financial Bank, 1,916 SF, 6/30/2014; Lloyd's, 13,248 SF, 5/31/2020; Ricoh Corporation, 3,514 SF, 7/31/2016	22,500
P1	Sungard SF, 60 SF, 9/30/2014; Lloyd's (Storage), 60 SF, 5/31/2020; Vacant (Storage), 3,172 SF; Vacant (Storage), 134 SF; Vacant (Storage), 442 SF; Vacant (Storage), 62 SF; Vacant (Storage), 78 SF; Bike Room (Storage), 314 SF	4,322

Vacant / 2012-2013 · 2014-2015 / 2016-2017 · 2018-2019 / 2020-2021 · 2022-2023 / 2024+ · OTHER / Vacant Storage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

One South Wacker Drive
One South Wacker Drive
Chicago, IL 60606
CHICAGO
River West
River North
Near North Side
Gold Coast
Streeterville
New East Side
Chicago Loop
West Loop
Greektown
South Loop
Printers Row
Dearborn Park
Near South Side
MILLENNIUM PARK
GRANT PARK
Burnham Park
Jane Addams Memorial Park
Lake Michigan
Chicago River
North Branch
Lake Shore Drive
Kennedy Expwy
Moody Bible Institute
Loyola University Water Tower Campus
John Hancock Center
900 North Michigan
Water Tower Place
Water Tower
Museum of Contemporary Art Chicago
Northwestern University Chicago Campus
Northwestern Memorial Hospital
The Shops at North Bridge
River East Center
Navy Pier
Tribune Tower
NBC Tower
Wrigley Building
Trump Intl. Hotel & Tower
Marina City
Merchandise Mart
333 Wacker Drive
Ogilvie Transportation Center
OGILVIE METRA
Citigroup Center
Lyric Opera of Chicago
Hyatt Center
Chicago Mercantile Exchange
Willis (Sears) Tower
AT&T Corporate Center
Union Station
UNION STATION
Chicago Board of Trade
Chicago Stock Exchange
City Hall
Daley Plaza
Chicago Theatre
Chicago Cultural Center
Prudential Plaza
AON Center
RANDOLPH STREET METRA
Harris Music & Dance Theater
Jay Pritzker Pavilion
Cloud Gate
Chase Tower
Art Institute of Chicago
Petrillo Band Shell
Chicago Symphony Center
DePaul Univ. College of Law
VAN BUREN STREET METRA
Robert Morris Univ.
Auditorium Theatre
Buckingham Fountain
Spertus Inst. of Jewish Studies
LA SALLE ST. METRA
Chicago Yacht Club
Chicago Marina
University of Illinois - Chicago
MUSEUM/ CAMPUS/11TH ST. METRA
Shedd Aquarium
Field Museum
Soldier Field
METRA COMMUTER RAIL
BLUE LINE
PINK, GREEN LINES
BROWN, PURPLE LINES
RED LINE
GREEN, ORANGE LINES
W. Locust St.
W. Chicago Ave.
W. Superior St.
W. Huron St.
W. Erie St.
W. Ontario St.
W. Grand Ave.
W. Hubbard St.
W. Kinzie St.
W. Fulton St.
W. Lake St.
W. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
W. Wacker Dr.
E. Delaware Pl.
E. Chestnut St.
E. Chicago Ave.
E. Superior St.
E. Huron St.
E. Erie St.
E. Ontario St.
E. Ohio St.
E. Grand Ave.
E. Illinois St.
E. Hubbard St.
E. Kinzie St.
E. North Water St.
E. Wacker Dr.
E. South Water St.
E. Lake St.
E. Randolph St.
E. Monroe St.
E. Jackson Blvd.
Congress Pkwy.
E. Balbo Ave.
E. 8th St.
E. 9th St.
E. 11th St.
E. Roosevelt Rd.
W. Roosevelt Rd.
E. 14th St.
N. Halsted St.
N. Larrabee St.
N. Hudson Ave.
N. Orleans St.
N. Franklin St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
N. Saint Clair St.
N. Kingsbury St.
N. Green St.
S. Jefferson St.
S. Clinton St.
S. Canal St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Financial Pl.
S. La Salle St.
S. Michigan Ave.
S. Columbus Dr.
90
94
290
41
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Elk Grove Village
Lincolnwood
Norridge
Uptown
Melrose Park
Oak Park
Maywood
Elmhurst
Berwyn
Cicero
CHICAGO
Brookfield
Riverside
La Grange
Hinsdale
Burbank
Oak Lawn
Evergreen Park
Blue Island
Orland Park
Palos Heights
Crestwood
Riverdale
Darien
INDIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 - One South Wacker Drive

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance(1):	$70,000,000

Cut-off Date Principal Balance(1):	$70,000,000

% of Initial Pool Balance:	4.9%

Loan Purpose:	Acquisition

Borrower Name:	1 South Wacker Financial Associates, LLC

Sponsors(2):	Various

Mortgage Rate:	3.750%

Note Date:	December 6, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	January 1, 2018

IO Period:	60 months

Loan Term (Original):	60 months

Seasoning:	1 month

Amortization Term (Original):	NAP

Loan Amortization Type:	Interest-only, Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(25),D(31),O(4)

Lockbox Type:	Hard/Upfront Cash Management

Additional Debt(1):	Yes

Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$4,492,124	$226,941	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$0	$19,891	NAP
Initial Capital Improvements Reserve	$5,000,000	$0	NAP
TI/LC	$10,000,000	Springing	$5,000,000
Rent Concession Reserve	$2,188,982	$0	NAP
Tenant Specific TI/LC Reserve	$2,952,312	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	CBD

Location:	Chicago, IL

Size:	1,193,448 SF

Cut-off Date Principal Balance Per Unit/SF(1):	$138.25

Year Built/Renovated:	1982/2000

Title Vesting:	Fee

Property Manager:	Self-managed

3rd Most Recent Occupancy (As of):	80.6% (12/31/2009)

2nd Most Recent Occupancy (As of):	82.8% (12/31/2010)

Most Recent Occupancy (As of):	78.3% (12/31/2011)

Current Occupancy (As of)(4):	82.0% (9/17/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$16,774,382 (12/31/2010)

2nd Most Recent NOI (As of):	$9,471,224 (12/31/2011)

Most Recent NOI (As of):	$10,640,920 (TTM 8/31/2012)

U/W Revenues:	$29,760,653

U/W Expenses:	$13,298,741

U/W NOI:	$16,461,911

U/W NCF:	$15,050,276

U/W NOI DSCR(1):	2.62x

U/W NCF DSCR(1):	2.40x

U/W NOI Debt Yield(1):	10.0%

U/W NCF Debt Yield(1):	9.1%

As-Is Appraised Value:	$226,000,000

As-Is Appraisal Valuation Date:	October 25, 2012

Cut-off Date LTV Ratio(1):	73.0%

LTV Ratio at Maturity or ARD(1):	73.0%

(1)	The One South Wacker Drive Loan Combination, totalling $165,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-1 had an original balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and will be contributed to the WFRBS 2013-C11 Trust. Note A-2 had an original balance of $95,000,000 and is expected to be contributed to a future trust. All presented statistical information related to balances per square foot, loan-to-value ratio, debt service coverage ratio, and debt yields are based on the One South Wacker Drive Loan Combination.
(2)	The sponsors are HGGP Capital, LLC; HGGP Capital II, LLC; HGGP Capital III, LLC; HGGP Capital IV, LLC; HGGP Capital V, LLC; HGGP Capital VI, LLC; HGGP Capital VII, LLC and HGGP Capital VIII, LLC, each of which are subsidiaries of Harbor Group International LLC.
(3)	See “Escrows” section.
(4)	Current Occupancy includes Century Business Services (59,774 square feet or 5.0% of net rentable area), which has given notice that they will not renew their lease upon expiration on May 31, 2013.

The Mortgage Loan. The mortgage loan (the “One South Wacker Drive Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a 40-story office building located in the central business district of Chicago, Illinois (the “One South Wacker Drive Property”). The One South Wacker Drive Loan Combination was originated on December 6, 2012 by Wells Fargo Bank, National Association. The One South Wacker Drive Loan Combination had an original balance of $165,000,000, has an outstanding principal balance as of the Cut-off Date of $165,000,000 and accrues interest at an interest rate of 3.750% per annum. The One South Wacker Drive Loan Combination had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments through the term of the One South Wacker Drive Loan Combination. The One South Wacker Drive Loan Combination matures on January 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

Note A-1 will be contributed to the WFRBS 2013-C11 Trust, had an original principal balance of $70,000,000 and has an outstanding principal balance as of the Cut-off Date of $70,000,000 (the “One South Wacker Drive Mortgage Loan”). Note A-2 had an original principal balance of $95,000,000, is expected to be securitized in a future trust and will represent the controlling interest in the One South Wacker Drive Loan Combination (the “One South Wacker Drive Companion Loan”). See “Description of the Mortgage Pool – Additional Indebtedness – The One South Wacker Drive Loan Combination” and “The Pooling and Servicing Agreement – Servicing of the Loan Combinations” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the One South Wacker Drive Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the One South Wacker Drive Loan Combination is prepayable without penalty on or after October 1, 2017.

Sources and Uses

Sources			Uses
Original loan combination amount	$165,000,000	65.8%	Purchase price	$221,000,000	88.1%
Sponsor’s new cash contribution	85,863,324	34.2	Reserves	24,633,418	9.8
			Closing costs	5,229,906	2.1

Total Sources	$250,863,324	100.0%	Total Uses	$250,863,324	100.0%

The Property. The One South Wacker Drive Property is a 40-story, class B+ office building containing approximately 1,193,448 square feet located in the central business district of Chicago, Illinois. Built in 1982 and designed by the architect Helmut Jahn, the One South Wacker Drive Property is situated on a 1.1-acre parcel and includes a 129-space subterranean parking structure. The One South Wacker Drive Property contains 25,179 square feet of retail space, including Lloyd’s, a West Loop restaurant. The One South Wacker Drive Property serves as the headquarters for RSM McGladrey, the fifth largest United States provider of assurance, tax and consulting services. Tenancy also includes a variety of professional services firms and investment-grade rated tenants that make up approximately 21.2% of the net rentable area. In 2012, the borrower began a capital improvement program that will create a new atrium and winter garden, renovate the lobby (including the addition of a building concierge station), and update the elevators, common corridors and restrooms. As of September 17, 2012, the One South Wacker Drive Property was 82.0% leased to 45 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

The following table presents certain information relating to the tenancies at the One South Wacker Drive Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF		% of NRSF	Annual U/W Base Rent PSF(2)		Annual U/W Base Rent(2)		% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
RSM McGladrey	NR/NR/NR	132,627		11.1%	$16.46		$2,182,466		11.7%	5/31/2021
Fannie Mae	AAA/Aaa/AA+(3)	70,207		5.9%	$19.04	(4)	$1,337,062	(4)	7.2%	2/28/2019	(5)
Century Business Services	NR/NR/NR	59,774	(6)	5.0%	$21.67		$1,295,303	(6)	6.9%	5/31/2013	(7)
CRA International	NR/NR/NR	41,642		3.5%	$26.49		$1,103,096		5.9%	7/31/2018
Aetna	A/Baa1/A-	54,348		4.6%	$17.62	(8)	$957,612	(8)	5.1%	3/31/2015
Pretzel & Stouffer Chartered	NR/NR/NR	52,501		4.4%	$17.57		$922,366		4.9%	4/30/2021	(9)
Dow Jones & Company	BBB+/NR/BBB+	31,523		2.6%	$23.68	(10)	$746,538	(10)	4.0%	4/30/2016

Total Major Tenants		442,622		37.1%	$19.30		$8,544,443		45.7%

Non-Major Tenants		535,761		44.9%	$18.92		$10,136,685		54.3%

Occupied Collateral Total		978,383		82.0%	$19.09		$18,681,127		100.0%

Vacant Space		215,065		18.0%

Collateral Total		1,193,448		100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes contractual rent steps through April 2013 and the average rent over the lesser of the lease term or loan term for investment grade rated tenants, unless otherwise noted below.
(3)	Ratings are those of the United States whether or not the lease obligations are backed by the full faith and credit of the United States. Fannie Mae was placed into conservatorship of the Federal Housing Finance Agency (“FHFA”) on September 7, 2008, after the global financial crisis. The FHFA will act as the conservator until the agency has been stabilized.
(4)	The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the loan term and assuming the termination option described below is not exercised. The current in-place rent is $17.73 per square foot, resulting in $1,244,770 of annual base rent.
(5)	On or after March 1, 2014, Fannie Mae has a one-time right to terminate their lease with 12 months notice and payment of a fee equal to their unamortized leasing costs plus three months base rent.
(6)	Major, Lindsey & Africa (11,389 square feet), Weinstein (4,542 square feet) and SKTYII (8,788 square feet) are current sublessees of Century Business Services. Major, Lindsey & Africa and Weinstein (the “Subtenants”) have executed direct leases that will commence June 1, 2013 upon the lease expiration of Century Business Services. The Subtenants have been underwritten based on their direct lease terms and Century Business Services NRSF and applicable Annual U/W Base Rent have been reduced by the Subtenants combined NRSF and Annual U/W Base Rent, respectively.
(7)	Century Business Services has given notice that they will not renew their lease and will vacate at lease expiration.
(8)	The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term. The current in-place rent is $17.25 per square foot, resulting in $937,503 of annual base rent.
(9)	On or after May 1, 2016, Pretzel & Stouffer has a one-time right to terminate their lease with 12 months notice and payment of a fee equal to $70.00 per square foot ($3,675,070 based on current square footage). The tenant also has a one-time right to terminate on May 1, 2018 with 12 months notice and payment of a fee equal to $40.00 per square foot ($2,100,040 based on current square footage).
(10)	The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term. The current in-place rent is $22.51 per square foot, resulting in $709,499 of annual base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

The following table presents certain information relating to the lease rollover schedule at the One South Wacker Drive Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	6	65,071	5.5%	65,071	5.5%	$1,442,743	$22.17
2014	8	73,019	6.1%	138,090	11.6%	$1,489,907	$20.40
2015	10	101,033	8.5%	239,123	20.0%	$1,900,652	$18.81
2016	10	105,671	8.9%	344,794	28.9%	$2,173,454	$20.57
2017	9	81,897	6.9%	426,691	35.8%	$1,507,508	$18.41
2018	8	84,216	7.1%	510,907	42.8%	$1,940,060	$23.04
Thereafter	26	467,476	39.2%	978,383	82.0%	$8,226,803	$17.60
Vacant	0	215,065	18.0%	1,193,448	100.0%	$0	$0.00

Total/Weighted Average	77	1,193,448	100.0%			$18,681,127	$19.09

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the One South Wacker Drive Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
81%	83%	78%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One South Wacker Drive Property:

Cash Flow Analysis

	2010	2011	TTM 8/31/2012	U/W(1)		U/W $ per SF
Base Rent	$16,438,455	$16,697,689	$16,045,787	$18,681,127		$15.65
Grossed Up Vacant Space	0	0	0	3,824,105		3.20
Total Reimbursables(1)	10,941,134	5,690,603	7,912,136	10,519,526		8.81
Other Income	635,474	390,602	436,378	560,000		0.47
Less Vacancy & Credit Loss	(863,285)	(980,520)	(942,006)	(3,824,105	)(2)	(3.20)

Effective Gross Income	$27,151,778	$21,798,374	$23,452,295	$29,760,653		$24.94
Total Operating Expenses	$10,377,396	$12,327,150	$12,811,375	$13,298,741		$11.14

Net Operating Income	$16,774,382	$9,471,224	$10,640,920	$16,461,911		$13.79
TI/LC	0	0	0	1,172,946		0.98
Capital Expenditures	0	0	0	238,690		0.20

Net Cash Flow	$16,774,382	$9,471,224	$10,640,920	$15,050,276		$12.61

NOI DSCR(3)	2.67x	1.51x	1.70x	2.62x
NCF DSCR(3)	2.67x	1.51x	1.70x	2.40x
NOI DY(3)	10.2%	5.7%	6.4%	10.0%
NCF DY(3)	10.2%	5.7%	6.4%	9.1%

(1)	The increase in U/W Net Operating Income from the Net Operating Income for trailing 12 months ending August 31, 2012 and 2011 is primarily attributable to tax reimbursement reconciliation. Real estate taxes are paid one year in arrears, whereas tenants’ tax reimbursements are based upon the landlord’s estimate of the current year’s real estate tax expense (based upon the prior year’s taxes). Given that tax appeals are common in Cook County (Chicago), tax reimbursement adjustments are commonly realized one year following an appeal. Successful tax appeals resulted in tax credits for the calendar years 2009 and 2010 of approximately $1.4 million and $1.6 million, respectively. These credits were both included in the 2011 Total Reimbursables. Due to the 2010 real estate tax recoveries being billed at a higher tax estimate, the 2010 reimbursement income was approximately $1.6 million higher than normal. Also, because the 2011 real estate tax recoveries included both tax credits, the 2011 Total Reimbursables was lower than normal by approximately $3.0 million. Real estate tax reimbursements were also lower than normal for the trailing 12 months ending August 31, 2012, as the reconciliations were realized in December 2011. Total Reimbursables have been underwritten at a normalized level, reimbursing occupied tenants’ share of underwritten real estate taxes.
(2)	The underwritten economic vacancy is 17.0%. The One South Wacker Drive Property was 82.0% physically occupied as of September 17, 2012. Vacancy does not include Century Business Services (59,774 square feet or 5.0% of net rentable area), which has given notice that they will not renew their lease, which expires May 31, 2013.
(3)	DSCRs and debt yields are based on the One South Wacker Drive Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

Appraisal. As of the appraisal valuation date of October 25, 2012, the One South Wacker Drive Property had an “as-is” appraised value of $226,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 2, 2012, there was no evidence of any recognized environmental conditions at the One South Wacker Drive Property.

Market Overview and Competition. According to the appraisal, the One South Wacker Drive Property is located at the southeast corner of the intersection of South Wacker Drive and West Madison Street in the central business district of Chicago, Illinois. The One South Wacker Drive Property is located two blocks northeast of Union Station, Chicago’s primary commuter train terminal and the only intercity rail terminal in Chicago. Furthermore, Ogilvie Transportation Center, which services three commuter rail (Metra) lines, is located two blocks west of the One South Wacker Drive Property. Metra operates commuter rail service between the Chicago central business district and northeast Illinois. Six of Metra’s 11 routes operate into and out of Union Station with nearly 130,000 passengers passing through the station on an average weekday and more than 42,000 each weekend. The One South Wacker Drive Property is also within walking distance of multiple stops for all five of the Chicago Transit Authority’s Elevated Train Lines. The third phase of “Revive Wacker Drive” reconstruction was recently completed by the City of Chicago at a total cost of approximately $300.0 million. The north-south portion of both Lower and Upper Wacker Drive was completely rebuilt, modernizing and creating safer, nicer and more efficient roadways for all travelers. As of March 2012, the unemployment rate for the Chicago metropolitan statistical area was 8.9%. 2012 population within a three-mile and five-mile radius of the One South Wacker Drive Property were 334,526 and 794,140, respectively. The average household income within the same three-mile and five-mile radii was $91,189 and $78,406, respectively.

According to the appraisal, the One South Wacker Drive Property is located within the West Loop office submarket, which contains approximately 35.5 million square feet of office space. The submarket vacancy and market rental rate for the West Loop submarket is approximately 13.0% and $35.43 per square foot on a full service gross basis, respectively, as of the second quarter of 2012.

The following table presents certain information relating to comparable office properties for the One South Wacker Drive Property:

Competitive Set(1)

	One South Wacker Drive (Subject)	101 North Wacker Drive	10, 20 and 30 South Wacker Drive	311 South Wacker Drive	123 North Wacker Drive	191 North Wacker Drive	300 South Wacker Drive
Location	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	—	0.1 miles	0.5 miles	0.6 miles	0.2 miles	0.3 miles	0.6 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2000	1980/NAV	1983 & 1987/NAV	1990/NAV	1986/NAV	2003/NAV	1971/NAV
Number of Stories	40	24	10 & 40	65	30	37	35
Total GLA	1,193,448 SF	599,503 SF	2,351,265 SF	1,276,850 SF	540,621 SF	732,000 SF	512,436 SF
Total Occupancy	82%	94%	89%	92%	77%	94%	87%

(1)	Information obtained from the appraisal dated November 1, 2012.

The Borrower. The borrower is 1 South Wacker Financial Associates, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One South Wacker Drive Loan Combination. Through various entities, Harbor Group International LLC owns 51.0% of the borrower with the remaining 49.0% owned by Clal Insurance Enterprises Holdings Ltd., an Israeli diversified financial services and insurance company. HGGP Capital, LLC, HGGP Capital II, LLC, HGGP Capital III, LLC, HGGP Capital IV, LLC, HGGP Capital V, LLC, HGGP Capital VI, LLC, HGGP Capital VII, LLC and HGGP Capital VIII, LLC (collectively, the “One South Wacker Drive Mortgage Loan Sponsors”) are the indirect owners of the borrower and guarantors of certain nonrecourse carveouts under the One South Wacker Drive Loan Combination.

The Sponsor. The One South Wacker Drive Mortgage Loan Sponsors are subsidiaries of Harbor Group International LLC (“Harbor”). Harbor’s holdings include over 90 properties with a total market value of approximately $3.8 billion, which includes approximately 10.5 million square feet of office, retail and hotel space, as well as approximately 24,500 multifamily units. Excluding the One South Wacker Drive Property, Harbor’s Chicago office portfolio totals approximately 1.9 million square feet across three properties: 2 North LaSalle, 300 South Wacker and the Burnham Center. Beginning in 2005, Harbor had various mortgage loan defaults and restructurings, and is currently in loan modification discussions on other mortgage loans. See “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $4,492,124 for taxes. There are also upfront escrows in the amount of $2,188,982 for rent concessions for the following tenants: PLS Group ($843,820), HNTB ($818,673), Major Lindsey Africa ($167,014), Big Time Software ($137,429), Weinstein ($120,198), The Hays Group ($62,242) and Rise Interactive ($39,606). There is an upfront escrow in the amount of $2,952,312 for existing tenant improvements and leasing costs (“TI/LC”) for the following tenants: HNTB ($1,747,069), RSM McGladrey ($657,221), Stout Risius Ross ($247,600), Major Lindsey Africa ($184,929), Weinstein ($79,286), Southwest Securities ($34,920) and Kutak Rock ($1,287). The loan documents also provide for upfront escrows at closing in the amount of $5,000,000 for a capital improvement program and $10,000,000 for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE SOUTH WACKER DRIVE

future tenant improvement and leasing costs. Should the TI/LC reserve balance fall below $5,000,000, monthly impounds of $99,454 will commence.

The loan documents provide for monthly deposits of $226,941 for real estate taxes and $19,891 for replacement reserves. The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Lockbox and Cash Management. The One South Wacker Drive Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the One South Wacker Drive Property be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox are swept into the borrower’s operating account on a daily basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NCF debt service coverage ratio (as defined in the loan documents) falling below 1.75x as tested with respect to each calendar quarter. A Cash Trap Event Period will expire upon: (i) in the case of an event of default, the cure of such event of default, or (ii) in the case of the NCF debt service coverage ratio falling below 1.75x, the NCF debt service coverage ratio being at least 1.85x for two consecutive calendar quarters.

Property Management. The One South Wacker Drive Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the One South Wacker Drive Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates, and similar confirmations with respect to the ratings of any securities backed by the One South Wacker Drive Companion Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One South Wacker Drive Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ENCANA OIL & GAS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCANA OIL & GAS

Encana Oil & Gas
5851 Legacy Circle
Plano, TX 75024
FRISCO
PLANO
The Colony
CARROLLTON
DALLAS
Far North Dallas
DENTON COUNTY
COLLIN COUNTY
DALLAS COUNTY
Sam Rayburn Tollway
Dallas North Tollway
Pres. George Bush Turnpike
Warren Pkwy.
Baylor Medical Center at Frisco
The Centre at Preston Ridge
Dr. Pepper Arena
Stonebriar Centre
Dr. Pepper Ballpark
IKEA
Turner Street Park
North Colony Boulevard Park
Stonebriar Country Club
N. Colony Blvd.
McDermott Rd.
Rent-A-Center Headquarters
Heritage Yards at Plano
Hedgcoxe Rd.
McAfee
Headquarters Dr.
PepsiCo Corporate Headquarters
J.C. Penney Corporate Headquarters
Headquarters Drive
Legacy Town Center
Computer Associates
Children's Medical Ctr. at Legacy
Frito-Lay North American Headquarters
Legacy Dr.
Beal Bank
The Campus at Legacy
Bank of America Home Mortgage
Ericsson North American Headquarters
HP Services Headquarters
Crossmark Headquarters
Tennyson Pkwy.
Parkwood Blvd.
Preston Rd.
Ohio Dr.
Coit Rd.
Rasor Blvd.
S. Colony Blvd.
Paige Rd.
Plano Pkwy.
Spring Creek Pkwy.
Carpenter Park
Windhaven Dr.
Windhaven Pkwy.
Lakeside Market
Coyote Creek Park
Midway Rd.
Willow Bend Dr.
Windhaven Park
Preston Meadow Park
Preston Meadow Dr.
Parker Rd.
TX Health Presbyterian Hospital
Communications Pkwy.
Prestonwood Country Club
The Shops at Willow Bend
Polo Towne Crossing
Gleneagles Country Club
Preston Towne Crossing
Park Blvd.
Preston Sheppard Place
Preston Park Village
Hebron Pkwy.
International Pkwy.
Plano Pkwy.
Steeplechase Park
Branch Hollow Park
Oak Creek Park
Marsh Ln.
Rosemeade Pkwy.
Rosemeade Park
Greenbelt Park
Katie Jackson Park
Frankford Rd.
Kelly Blvd.
Trinity Mills Rd.
Dallas-Ft. Worth Intl. Airport 17 miles
Dallas Love Field 11 miles
121
190
289
Sanger
DENTON
Prosper
McKinney
Melissa
Ponder
FRISCO
Allen
PLANO
Lewisville
Flower Mound
Carrollton
Westlake
Keller
Coppell
Farmers Branch
RICHARDSON
GARLAND
Rowlett
Grapevine
Euless
IRVING
DALLAS
FORT WORTH
ARLINGTON
GRAND PRAIRIE
MESQUITE
DeSoto
Lancaster
Mansfield

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 - Encana Oil & Gas

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$66,000,000

Cut-off Date Principal Balance:	$66,000,000

% of Initial Pool Balance:	4.6%

Loan Purpose:	Acquisition

Borrower Name:	Cole of Plano (Legacy) TX, LLC

Sponsor:	Cole Credit Property Trust III, Inc.

Mortgage Rate:	4.240%

Note Date:	December 18, 2012

Anticipated Repayment Date:	January 1, 2023

Maturity Date:	January 1, 2033

IO Period:	120 months

Loan Term (Original):	120 months

Seasoning:	1 month

Amortization Term (Original):	NAP

Loan Amortization Type:	Interest-only, ARD

Interest Accrual Method:	Actual/360

Call Protection:	L(48),GRTR 1% or YM(68),O(4)

Lockbox Type:	Hard/Upfront Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Rent Reserve	$1,226,030	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	Suburban

Location:	Plano, TX

Size:	318,582 SF

Cut-off Date Principal Balance Per Unit/SF:	$207.17

Year Built/Renovated:	2012/NAP

Title Vesting:	Fee

Property Manager:	Self-managed

3rd Most Recent Occupancy (As of)(2):	NAV

2nd Most Recent Occupancy (As of)(2):	NAV

Most Recent Occupancy (As of)(2):	NAV

Current Occupancy (As of)(3):	100.0% (2/1/2013)

Underwriting and Financial Information:

3rd Most Recent NOI (As of)(2):	NAV

2nd Most Recent NOI (As of)(2):	NAV

Most Recent NOI (As of)(2):	NAV

U/W Revenues:	$11,558,165

U/W Expenses:	$4,355,883

U/W NOI:	$7,202,282

U/W NCF:	$7,138,566

U/W NOI DSCR:	2.54x

U/W NCF DSCR:	2.52x

U/W NOI Debt Yield:	10.9%

U/W NCF Debt Yield:	10.8%

As-Is Appraised Value:	$120,000,000

As-Is Appraisal Valuation Date:	November 21, 2012

Cut-off Date LTV Ratio:	55.0%

LTV Ratio at Maturity or ARD:	55.0%

(1)	See “Escrows” section.
(2)	Historical occupancy and NOI is not available as the property was built in 2012.
(3)	Encana Oil & Gas is delaying occupancy of the third and fourth floors (representing approximately 16.7% of the net rentale area) which remain in shell form. Encana Oil & Gas will be responsible for funding its own improvements for that space.

The Mortgage Loan. The mortgage loan (the “Encana Oil & Gas Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single tenant office building in Plano, Texas (the “Encana Oil & Gas Property”). The Encana Oil & Gas Mortgage Loan was originated on December 18, 2012 by Wells Fargo Bank, National Association. The Encana Oil & Gas Mortgage Loan had an original principal balance of $66,000,000, has an outstanding principal balance as of the Cut-off Date of $66,000,000 and accrues interest at an interest rate of 4.240% per annum. The Encana Oil & Gas Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the Anticipated Repayment Date (“ARD”). The ARD is January 1, 2023, and the final maturity date is January 1, 2033. In the event the Encana Oil & Gas Mortgage Loan is not paid off on or before the ARD, the borrower will be required to make payments of interest-only based on an interest rate equal to the greater of (i) the initial mortgage rate plus 5.0% and (ii) the sum of (a) the greater of (x) the offer side on the ARD of the 10-year swap yield (as described in the loan documents) and (y) the treasury rate as of the ARD and (b) 5.0%. The ARD automatically triggers a Cash Trap Event Period (as defined below) whereby all excess cash flow will be used to pay down the principal balance of the Encana Oil & Gas Mortgage Loan (see “Lockbox and Cash Management” section).

Following the lockout period, the borrower has the right to voluntarily prepay the Encana Oil & Gas Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Encana Oil & Gas Mortgage Loan is prepayable without penalty on or after October 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCANA OIL & GAS

Sources and Uses

Sources			Uses
Original loan amount	$66,000,000	54.3%	Purchase price	$120,000,000	98.6%
Rent credit	1,226,030	1.0	Reserves	1,226,030	1.0
Sponsor’s new cash contribution	54,423,350	44.7	Closing costs	423,350	0.3

Total Sources	$121,649,380	100.0%	Total Uses	$121,649,380	100.0%

The Property. The Encana Oil & Gas Property is a 12-story class A single-tenant office building containing approximately 318,582 rentable square feet and a contiguous seven-story parking garage located within the Legacy Town Center area of the Legacy Business Park in Plano, Texas. Constructed as a build-to-suit project in 2012, the property serves as the regional headquarters for Encana Oil & Gas, the exploration and production subsidiary of Encana Corporation, which is one of the largest natural gas producers in North America. The Encana Oil & Gas Property houses the company’s Mid-Continent Business Unit, which has relocated and expanded from its former North Dallas location. The Encana Oil & Gas Property is an architecturally distinctive office property with interior finishes including limestone, granite and marble as well as wood paneling and modular glass office walls. In addition, the building has 10-foot finished ceilings throughout, a unique interior staircase with glass guardrails and six high-speed elevators. The Encana Oil & Gas Property is situated on a 3.4-acre parcel and has a total of 1,280 parking spaces, accounting for a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. As of February 1, 2013, the Encana Oil & Gas Property was 100.0% leased by Encana Oil & Gas. Please see footnote (1) to the Major Tenant table below regarding current occupancy status.

The following table presents certain information relating to the tenant at the Encana Oil & Gas Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)		Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent		% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
Encana Oil & Gas(1)	NR/Baa2/BBB	(2)	318,582	100.0%	$23.95	$7,631,428	(1)	100.0%	6/30/2027	(3)

Total Major Tenant			318,582	100.0%	$23.95	$7,631,428		100.0%

(1)	Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the loan term. Encana Oil & Gas is currently paying a reduced rent through June 30, 2014 as a result of the tenant’s decision to delay occupancy of the third and fourth floors (representing approximately 16.7% of the net rentable area), which remain in shell form. Encana Oil & Gas will be responsible for funding its own improvements for the third and fourth floors, and an upfront reserve was established for the remaining amount of the reduced rent period (see “Escrows” section). In deriving the average rent over the loan term, Encana Oil & Gas was assumed to be paying full rent at the time of origination. Encana Oil & Gas’s full rent as of July 1, 2014 is $7,270,447, or $22.82 per square foot.
(2)	The ratings shown represent those of Encana Corporation, the parent company of Encana Oil & Gas. Encana Corporation does not guarantee Encana Oil & Gas’s lease.
(3)	Encana Oil & Gas has the right to terminate its lease on June 30, 2024 with 18 months notice and the payment of a termination fee of approximately $23.0 million. The termination fee is equal to approximately 89.7% of the tenant’s remaining scheduled contractual rent from the termination option date through the lease expiration date, as outlined in the lease.

The following table presents certain information relating to the lease rollover schedule at the Encana Oil & Gas Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring		Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0		0	0.0%	0	0.0%	$0	$0.00
2013	0		0	0.0%	0	0.0%	$0	$0.00
2014	0		0	0.0%	0	0.0%	$0	$0.00
2015	0		0	0.0%	0	0.0%	$0	$0.00
2016	0		0	0.0%	0	0.0%	$0	$0.00
2017	0		0	0.0%	0	0.0%	$0	$0.00
2018	0		0	0.0%	0	0.0%	$0	$0.00
2019	0		0	0.0%	0	0.0%	$0	$0.00
2020	0		0	0.0%	0	0.0%	$0	$0.00
2021	0		0	0.0%	0	0.0%	$0	$0.00
2022	0		0	0.0%	0	0.0%	$0	$0.00
2023	0		0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	(2)	318,582	100.0%	318,582	100.0%	$7,631,428	$23.95
Vacant	0		0	0.0%	318,582	100.0%	$0	$0.00

Total/Weighted Average	1		318,582	100.0%			$7,631,428	$23.95

(1)	Information obtained from the underwritten rent roll.
(2)	Encana Oil & Gas has the right to terminate its lease on June 30, 2024 with 18 months notice and the payment of a termination fee of approximately $23.0 million. The termination fee is equal to approximately 89.7% of the tenant’s remaining scheduled contractual rent from the termination option date through the lease expiration date, as outlined in the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCANA OIL & GAS

The following table presents historical occupancy percentages at the Encana Oil & Gas Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
NAV	NAV	NAV

(1)	Historical occupancies are not available as the building was constructed in 2012.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Encana Oil & Gas Property:

Cash Flow Analysis(1)

	U/W		U/W $ per SF
Base Rent	$7,631,428		$23.95
Grossed Up Vacant Space	0		0.00
Total Reimbursables	4,155,680		13.04
Other Income	0		0.00
Less Vacancy & Credit Loss	(228,943	)(2)	(0.72)

Effective Gross Income	$11,558,165		$36.28
Total Operating Expenses	$4,355,883		$13.67

Net Operating Income	$7,202,282		$22.61
TI/LC	0		0.00
Capital Expenditures	63,716		0.20

Net Cash Flow	$7,138,566		$22.41
NOI DSCR	2.54x
NCF DSCR	2.52x
NOI DY	10.9%
NCF DY	10.8%

(1)	Historical financials are not available as the building was constructed in 2012.
(2)	The underwritten economic vacancy is 3.0%. The Encana Oil & Gas Property is 100.0% leased as of February 1, 2013.

Appraisal. As of the appraisal valuation date of November 21, 2012, the Encana Oil & Gas Property had an “as-is” appraised value of $120,000,000.

Environmental Matters. According to the Phase I environmental assessment dated October 25, 2012, there was no evidence of any recognized environmental conditions at the Encana Oil & Gas Property.

Market Overview and Competition. According to the appraisal, the Encana Oil & Gas Property is located within the Legacy Business Park development in Plano, Texas, approximately 20 miles north of the Dallas central business district and approximately 18 miles northeast of the Dallas Fort Worth International Airport. The Encana Oil & Gas Property is located one block east of the Dallas North Tollway, which provides direct access to the Dallas central business district and extends through the communities of Dallas, Addison, Plano and Frisco. The Legacy Business Park is a master-planned, 2,665-acre, mixed-use development, which has over 12 million square feet of office space and is home to many notable tenants’ national or regional headquarters including JC Penney, Rent-A-Center, Frito-Lay, Ericsson, Dr. Pepper Snapple Group, HP Enterprise Services (formerly EDS), PepsiCo, Capital One, Alliance Data, Bank of America Home Loans, McAfee and Pizza Hut/Yum! Restaurants International, among others. Situated within Legacy Business Park is Legacy Town Center, a pedestrian-oriented mixed-use development, which features urban style homes, retail establishments, a 400-room full-service Marriott hotel, casual and upscale restaurants, and open spaces in a community setting. In total, Legacy Town Center has over 3,300 residences including luxury apartments, lofts and townhomes, and more than 40,000 people work in the surrounding Legacy Business Park.

According to a third party market research report, the Encana Oil & Gas Property is located within the Upper Tollway/West Plano submarket, which has a total inventory of 55 class A buildings totaling approximately 13.5 million square feet. As of the third quarter of 2012, the submarket vacancy was 6.2% with average asking rents of $27.20 per square foot on a triple net basis. The submarket has experienced positive net absorption of approximately 213,000 square feet year-to-date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCANA OIL & GAS

The following table presents certain information relating to comparable office properties for the Encana Oil & Gas Property:

Competitive Set(1)

	Encana Oil & Gas (Subject)	Legacy Corporate Center	Granite Park III	Campus at Legacy	Plaza at Legacy	One Legacy Circle
Location	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX
Distance from Subject	—	0.6 miles	1.1 miles	2.2 miles	0.9 miles	1.5 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2012/NAP	1999/NAP	2006/NAP	1982/2007	2001/NAP	2008/NAP
Total GLA	318,582 SF	254,482 SF	361,271 SF	379,404 SF	215,499 SF	214,110 SF
Total Occupancy	100%	100%	97%	100%	46%	100%

(1)	Information obtained from the appraisal dated November 21, 2012.

The Borrower. The borrower is Cole of Plano (Legacy) TX, LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Encana Oil & Gas Mortgage Loan. Cole Credit Property Trust III, Inc. (“CCPT III”), the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Encana Oil & Gas Mortgage Loan.

The Sponsor. The sponsor, CCPT III, is a non-traded public REIT that acquires and operates a diversified portfolio of commercial real estate investments primarily consisting of single-tenant income producing properties throughout the United States. As of November 30, 2012, CCPT III’s portfolio included 1,975 properties in 47 states totaling 71.3 million square feet with a combined acquisition cost of approximately $11.7 billion.

Escrows. The loan documents provide for an upfront escrow in the amount of $1,226,030, which was a credit from the seller and represents the remaining amount of reduced rent Encana Oil & Gas received for year one and year two of its lease due to its decision to delay occupancy of the third and fourth floors of the Encana Oil & Gas Property (representing approximately 16.7% of the net rentable area). The unoccupied space remains in shell form, and Encana Oil & Gas will be responsible for funding its own improvements for this space. Encana Oil & Gas will commence paying full rent on July 1, 2014. Provided no event of default has occurred and is continuing, lender will disburse an amount equal to one-third of the reserve amount ($408,677) on each of the monthly payment dates occurring in June 2013, January 2014 and July 2014.

Lockbox and Cash Management. The Encana Oil & Gas Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rent directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or manager relating to the Encana Oil & Gas Property be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day (the “Excess Cash Flow Account”).

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) Encana Oil & Gas’s credit rating from S&P falling below ‘BBB-’; or (iii) the ARD. A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default, or with regard to circumstances in clause (ii), (a) Encana Oil

& Gas being issued a rating from S&P of ‘BBB-’ or better; (b) the Encana Oil & Gas Property being re-leased to one or more replacement tenants, each of which (1) has a credit rating from S&P of ‘BBB-’ or better, or is otherwise acceptable to lender; (2) executes a lease containing terms and conditions acceptable to the lender; (3) has taken occupancy and has commenced paying rent; and (4) has delivered an estoppel agreement acceptable to the lender; or (c) the balance of the Excess Cash Flow Account being equal to or greater than $10.0 million. A Cash Trap Event Period triggered by the occurrence of the ARD will not expire.

Property Management. The Encana Oil & Gas Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Encana Oil & Gas Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates.

Right of First Refusal and Right of First Offer. Encana Oil & Gas has a right of first refusal (“ROFR”) and a right of first offer (“ROFO”) to purchase the Encana Oil & Gas Property. Neither the ROFR nor the ROFO is extinguished by a foreclosure of the Encana Oil & Gas Property; however, neither the ROFR nor the ROFO apply to a foreclosure or deed in lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCANA OIL & GAS

Ground Lease. None.

Terrorism Insurance. The loan documents require that the borrower maintain insurance against loss for acts of terrorism in an amount equal to the full replacement cost of the Encana Oil & Gas Property; provided, however, that the borrower is not required to pay premiums in excess of 200% of the current year’s stand alone terrorism policy premium. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

SALT LAKE CITY FBI BUILDING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SALT LAKE CITY FBI BUILDING

Salt Lake City FBI Building
5425 West Amelia Earhart Drive
Salt Lake City, UT 84116
Bountiful
North Salt Lake
DAVIS COUNTY
Center St.
Orchard Dr.
Eaglewood Golf Course
Mueller Park
W. 2300 North
FRONTRUNNER
N. Redwood Rd.
WASATCH-CACHE NATL. FOREST
Beck St.
Rose Park Golf Course
Rosewood Park
Westpointe Park
Salt Lake City International Airport
Airport
N. 2200 West
Riverside Park
W. 600 North
Utah State Capitol
Utah State Fairgrounds
Energy Solutions Arena
Temple Square
City Creek Center
Amelia Earhart Dr.
Wingpointe Golf Course
TRAX AIRPORT LINE
Clark Planetarium
The Gateway
Salt Palace Conv. Ctr.
City Center
Walker Ctr.
Salt Lake Central Station
Library
Poplar Grove Blvd.
S. 5600 West
W. 700 South
SALT LAKE COUNTY
Courthouse
Downtown
E. 800 South
900 South
S. 1700 West
S. 900 West
Indiana Ave.
Jordan Park
S. 300 West
California Ave.
Ballpark
Spring Mobile Ballpark
SALT LAKE CITY
W. 1700 South
Salt Lake Comm. College - South City Campus
Glendale Golf Course
TRAX MAIN LINE
Central Pointe
River Trail
Bonneville Race Park
Stonebridge Golf Club
Bangerter Hwy.
S. 3200 West
S. 2700 West
Lake Park Blvd.
Parkway Blvd.
W. 2700 South
Decker Lake
TRAX GREEN LINE
Redwood Junction
South Salt Lake
WEST VALLEY CITY
W. 3100 South
Centennial Park & Recr. Complex
West Valley City Park
Pioneer Valley Hospital
W. 3500 South
West Valley Central
Valley Fair Mall
W. 3300 South
Millcreek
Jordan River Nature Park
S. 4800 West
S. 4000 West
Meadowbrook Expwy.
Meadowbrook
W. 4100 South
TAYLORSVILLE
Great Salt Lake
OGDEN
CACHE NATIONAL FOREST
Roy
Clearfield
Layton
Antelope Island State Park
Bountiful
SALT LAKE CITY
West Valley City
South Salt Lake
Taylorsville
Murray
West Jordan
Holladay
Park City
Tooele
South Jordan
Midvale
Sandy
Riverton
Draper
Heber
WASATCH NATIONAL FOREST
American Fork
Orem
PROVO
Utah Lake
UINTA NATIONAL FOREST

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 - Salt Lake City FBI Building

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment (Fitch/KBRA/S&P):	BBB-/NR/NR

Original Principal Balance:	$46,800,000

Cut-off Date Principal Balance:	$46,800,000

% of Initial Pool Balance:	3.3%

Loan Purpose:	Acquisition

Borrower Name:	SLK Funding Corp.

Sponsor:	Gatehouse Bank

Mortgage Rate:	3.470%

Note Date:	December 19, 2012

Anticipated Repayment Date:	January 1, 2020

Maturity Date:	January 1, 2043

IO Period:	84 months

Loan Term (Original):	84 months

Seasoning:	1 month

Amortization Term (Original):	NAP

Loan Amortization Type:	Interest-only, ARD

Interest Accrual Method:	Actual/360

Call Protection:	L(25),GRTR 1% or YM(55),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$0	Springing	NAP
Insurance	$0	Springing	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	Suburban

Location:	Salt Lake City, UT

Size:	163,040 SF

Cut-off Date Principal Balance Per Unit/SF:	$287.05

Year Built/Renovated:	2012/NAP

Title Vesting:	Fee

Property Manager:	CBRE, Inc.

3rd Most Recent Occupancy (As of)(2):	NAV

2nd Most Recent Occupancy (As of)(2):	NAV

Most Recent Occupancy (As of)(2):	NAV

Current Occupancy (As of):	100.0% (2/1/2013)

Underwriting and Financial Information:

3rd Most Recent NOI (As of)(2):	NAV

2nd Most Recent NOI (As of)(2):	NAV

Most Recent NOI (As of)(2):	NAV

U/W Revenues:	$6,368,884

U/W Expenses:	$1,466,725

U/W NOI:	$4,902,159

U/W NCF:	$4,869,551

U/W NOI DSCR:	2.98x

U/W NCF DSCR:	2.96x

U/W NOI Debt Yield:	10.5%

U/W NCF Debt Yield:	10.4%

As-Is Appraised Value:	$78,000,000

As-Is Appraisal Valuation Date:	October 17, 2012

Cut-off Date LTV Ratio:	60.0%

LTV Ratio at Maturity or ARD:	60.0%

(1)	See “Escrows” section.
(2)	Historical occupancy and NOI is not available as the property was built in 2012.

The Mortgage Loan. The mortgage loan (the “Salt Lake City FBI Building Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a recently constructed, regional headquarters office for the Federal Bureau of Investigation located in Salt Lake City, Utah (the “Salt Lake City FBI Building Property”). The Salt Lake City FBI Building Mortgage Loan was originated on December 19, 2012 by The Royal Bank of Scotland. The Salt Lake City FBI Building Mortgage Loan had an original principal balance of $46,800,000, has an outstanding principal balance as of the Cut-off Date of $46,800,000 and accrues interest at an interest rate of 3.470% per annum. The Salt Lake City FBI Building Mortgage Loan had an initial term of 84 months, has a remaining term of 83 months as of the Cut-off Date and requires payments of interest-only through the Anticipated Repayment Date (“ARD”). The ARD is January 1, 2020 and the final maturity date is January 1, 2043. In the event the Salt Lake City FBI Building Mortgage Loan is not paid in full on or before the ARD, the Salt Lake City FBI Building Mortgage Loan will accrue interest at an interest rate of 6.470% per annum and will have a remaining term of 276 months. The occurrence of the ARD without the repayment of the Salt Lake City FBI Mortgage Loan automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance.

Following the lockout period, the borrower has the right to voluntarily prepay the Salt Lake City FBI Building Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Salt Lake City FBI Building Mortgage Loan is prepayable without penalty on or after October 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SALT LAKE CITY FBI BUILDING

Sources and Uses

Sources			Uses
Original loan amount	$46,800,000	59.8%	Purchase price	$77,141,000	98.6%
Sponsor’s new cash contribution	31,413,310	40.2	Closing costs	1,072,310	1.4

Total Sources	$78,213,310	100.0%	Total Uses	$78,213,310	100.0%

The Property. The Salt Lake City FBI Building Property is a four-story class A office building containing approximately 163,040 net square feet, an adjacent single-story annex building, a guard station and a three-story parking garage located approximately seven miles west of the central business district of Salt Lake City, Utah. The Salt Lake City FBI Building Property was built to suit in 2012 for the Federal Bureau of Investigation and serves as their regional headquarters. The Salt Lake City FBI Building Property features a full security fence, x-ray machines at building entrances, 24-hour closed-circuit televised security coverage and a perimeter intrusion detection system. As currently configured, the primary building can be expanded by approximately 47,000 square feet. Situated on a 7.48-acre parcel, the Salt Lake City FBI Building Property includes a total of 264 parking spaces, for a parking ratio of 1.6 spaces per 1,000 square feet.

The following table presents certain information relating to the tenancies at the Salt Lake City FBI Building Property:

Major Tenant

	Credit Rating			Annual U/W			% of Total	Lease
	(Fitch/Moody’s/	Tenant	% of	Base Rent		Annual	Annual U/W	Expiration
Tenant Name	S&P)(1)	NRSF	NRSF	PSF		U/W Base Rent	Base Rent	Date
Major Tenant
Federal Bureau of Investigation	AAA/Aaa/AA+	163,040	100.0%	$24.69	(2)	$4,025,425	100.0%	10/23/2032

Total Major Tenant		163,040	100.0%	$24.69		$4,025,425	100.0%

(1)	The tenant’s lease is backed by the full faith and credit of the United States government. The credit rating listed reflects the credit rating of the United States government.
(2)	If the tenant should cease operations at a portion of the Salt Lake City FBI Building Property at any time during the lease term, the full obligations of the lease will remain in effect for the duration of the lease term, however the base rental rate will be reduced by $1.35 per square foot, to a rental rate of $23.34 per square foot, for the portion of the Salt Lake City FBI Building Property which is vacated for the remainder of the lease term. The tenant has no termination rights or extension options and is not subject to appropriations clauses.

The following table presents certain information relating to the lease rollover schedule at the Salt Lake City FBI Building Property:

Lease Expiration Schedule(1)

	No. of		% of	Cumulative	Cumulative		Annual
Year Ending	Leases	Expiring	Total	Expiring	% of Total	Annual U/W	U/W Base
December 31,	Expiring	NRSF	NRSF	NRSF	NRSF	Base Rent	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	163,040	100.0%	163,040	100.0%	$4,025,425	$24.69
Vacant	0	0	0.0%	0	0.0%	$0	$0.00

Total/Weighted Average	1	163,040	100.0%			$4,025,425	$24.69

(1)	Information obtained from the tenant’s lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SALT LAKE CITY FBI BUILDING

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Salt Lake City FBI Building Property:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$4,025,425	$24.69
Grossed Up Vacant Space	0	0.00
Total Reimbursables	1,574,053	9.65
Other Income	769,406	4.72
Less Vacancy & Credit Loss	0 (2)	0.00

Effective Gross Income	$6,368,884	$39.06
Total Operating Expenses	$1,466,725	$9.00

Net Operating Income	$4,902,159	$30.07
TI/LC	0	0.00
Capital Expenditures	32,608	0.20

Net Cash Flow	$4,869,551	$29.87
NOI DSCR	2.98x
NCF DSCR	2.96x
NOI DY	10.5%
NCF DY	10.4%

(1)	No historical financial information is available as the Salt Lake City FBI Building Property was constructed in 2012 and built-to-suit for the single tenant, the Federal Bureau of Investigation.
(2)	No vacancy was underwritten. The Salt Lake City FBI Building Property is 100.0% physically occupied as of February 1, 2013.

Appraisal. As of the appraisal valuation date of October 17, 2012, the Salt Lake City FBI Building Property had an “as-is” appraised value of $78,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 29, 2012, there was no evidence of any recognized environmental conditions at the Salt Lake City FBI Building Property.

Market Overview and Competition. The Salt Lake City FBI Building Property is located on West Amelia Earhart Drive, approximately two miles west of the Salt Lake City International Airport and approximately seven miles west of the central business district of Salt Lake City, Utah. The Salt Lake City FBI Building Property is located within the International Center, a business park which includes hotels, restaurants and office buildings. Access to the Salt Lake City FBI Building Property is provided by Interstate 80, which is in close proximity to the Salt Lake City FBI Building Property and serves as a major thoroughfare in Salt Lake City. According to the appraisal, the estimated 2012 population and median household income of Salt Lake County were 1,053,386 and $57,133, respectively.

According to the appraisal, the Salt Lake City FBI Building Property is located within the suburban submarket of the Salt Lake County office market. As of the end of 2011, the class A submarket vacancy rate was 9.3%. The average annual class A rental rate reported in the suburban submarket in Salt Lake City in 2011 was $22.53, on a full service gross basis. Based on an analysis of competitive rental properties, the appraiser concluded an annual market rental rate for the Salt Lake City FBI Building Property of $26.00 per square foot on a full service gross basis.

The following table presents certain information relating to comparable office properties for the Salt Lake City FBI Building Property:

Competitive Set(1)

	Salt Lake City FBI Building (Subject)	Xactware Office Campus	FLSmidth Phase II Office	Falcon Hill – Building 1575	Thanksgiving Park II	Riverpark 11	Vivint Office Building
Location	Salt Lake City, UT	Lehi, UT	Midvale, UT	Hill Air Force Base, UT	Lehi, UT	South Jordan, UT	Provo, UT
Distance from Subject	—	45.9 miles	16.9 miles	34.6 miles	30.7 miles	21.6 miles	8.1 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2012/NAP	2013/NAP	2013/NAP	2012/NAP	2011/NAP	2011/NAP	2003/NAV
Number of Stories	4	4	4	5	5	5	3
Total GLA	163,040 SF	200,000 SF	78,058 SF	149,312 SF	36,932 SF	117,687 SF	125,225 SF
Total Occupancy	100%	100%	100%	100%	100%	100%	100%

(1)	Information obtained from the appraisal dated December 7, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SALT LAKE CITY FBI BUILDING

The Borrower. The borrower is a Delaware corporation with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Salt Lake City FBI Building Mortgage Loan. Certain indirect owners of the master lessee are members of the Islamic faith and require a Shari’ah compliant loan structure. In order to facilitate a Shari’ah compliant loan structure: (i) there is no nonrecourse carveout guarantor under the loan documents, but certain obligations are recourse to the borrower and (ii) the borrower master leases the Salt Lake City FBI Building to a master lessee, the ownership interests in which are then syndicated to individual investors by Gatehouse Bank PLC (“Gatehouse”). See “Risk Factors – Risks Related to the Mortgage Loans and Mortgaged Properties – Shari’ah Compliant Loans” and “Description of the Mortgage Pool – Shari’ah Compliant Lending Structure” in the Free Writing Prospectus.

The Sponsor. Gatehouse, the sponsor, is advised by Arch Street Capital Advisors, LLC. Gatehouse is a public limited company in the United Kingdom, and is majority owned by The Securities House KSCC. Gatehouse serves the Islamic finance sector, both in select markets globally and specifically in the City of London. Gatehouse focuses its core business activity on private wealth management, real estate investment, treasury products and services, and Shari’ah advisory. Founded in 1982, the Securities House KSCC is a Shari’ah-compliant investment company that is listed on the Kuwait Stock Exchange. Arch Street Capital Advisors assists international investors with their U.S. real estate strategies, including acquisition and joint venture advisory, financing advisory and asset management and disposition services. Arch Street Capital Advisors has advised clients on more than $4.0 billion of acquisitions, dispositions and financings.

Escrows. Monthly tax and insurance escrows are not required as long as no event of default has occurred and is continuing.

Lockbox and Cash Management. The Salt Lake City FBI Building Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the tenant is directed to pay its rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Salt Lake City FBI Building Property be deposited into the lockbox account within one business day of receipt.

Upon the occurrence of a Cash Management Period (as defined below) all excess funds on deposit in the lockbox account will be swept to certain restricted accounts and the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Management Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.30x as tested with respect to each calendar quarter; (iii) the commencement of a Lease Sweep Period (as defined below) or (iv) the commencement of a Purchase Price Sweep Period (as defined below). A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured; with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 1.30x has been achieved for two consecutive calendar quarters; with respect to the matters described in clause (iii) above, when such Lease Sweep Period has ended; and with respect to the matters described in clause (iv) above, when such Purchase Price Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the tenant has not given notice of its exercise of a renewal option under its lease by the date required under its lease; (ii) the tenant’s lease is surrendered, cancelled or terminated prior to lease expiration; (iii) after the date which is five years after closing, the tenant discontinues or gives notice to discontinue its operations on greater than fifty percent of net rentable area; (iv) the tenant’s credit rating is downgraded below BBB+ by S&P (or its functional equivalent by any other rating agency); or (v) a payment default under the tenant’s lease is uncured past all notice and cure periods under the lease (excluding a payment default as a result of administrative complications in connection with the transition of the Salt Lake City FBI Building Property to the borrower). A Lease Sweep Period will end when the lender determines that sufficient funds have accumulated in reserve to pay for all anticipated expenses associated with releasing the space or: with respect to the matters described in clause (i), (ii) and (iii) above, when the Salt Lake City FBI Building Property has been fully leased pursuant to a replacement lease(s) approved by the lender and all leasing costs have been paid; with respect to the matters described in clause (iv) above, when such credit rating has been restored to at least BBB+ by S&P (or its functional equivalent by any other rating agency) or with respect to the matters described in clause (v) above, when such event of default has been cured and no other payment default has occurred for a period of three consecutive months following such cure.

Purchase Price Adjustment. Pursuant to the purchase and sale agreement, within 120 days following October 23, 2013, the purchase price of $77.14 million paid by the borrower to acquire the Salt Lake City FBI Building Property will be adjusted based on actual NOI for the preceding year. Given this, the Salt Lake City FBI Building Mortgage Loan was structured to mitigate risks associated with an increase or decrease in such purchase price. The “Purchase Price Sweep Period” will commence: (i) in the case of an increase in purchase price, within thirty days of the borrower’s failure to pay any judgment brought by seller for a failure to pay such increase within the time constraints set forth in the purchase and sale agreement and (ii) in the case of a decrease in purchase price, if the ratio of the principal balance of the Salt Lake City FBI Building Mortgage Loan to the purchase price exceeds 62%, upon borrower failure to rebalance the Salt Lake City FBI Building Mortgage Loan such so that the ratio of the Salt Lake City FBI Building Mortgage Loan to the purchase price is less than 62% within ninety days of the decrease in purchase price. The borrower may rebalance the loan through posting the rebalancing amount in cash or by paying down the loan. The Purchase Price Sweep Period will end upon the payment date immediately following: (1) with respect to the matter described in clause (a) above, the earlier of (x) the borrower’s payment in full of the purchase price adjustment together with an applicable yield maintenance premium or (y) the determination by the lender that sufficient funds have accumulated in the cash collateral account to pay the purchase price adjustment and (2) with respect to the matter described in clause (b) above, upon the determination by the lender that the funds in an amount sufficient to pay down the Salt Lake City FBI Building Mortgage Loan to a mortgage loan to purchase price ratio of 62% or less have accumulated in the cash collateral account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SALT LAKE CITY FBI BUILDING

Property Management. The Salt Lake City FBI Building Property is managed by CBRE, Inc. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to $5,000 per month.

Assumption. The borrower has the right to transfer the Salt Lake City FBI Building Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates.

Partial Release. Not permitted

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Salt Lake City FBI Building Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

STARWOOD CAPITAL HOTEL PORTFOLIO II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO II

CANADA
Kingston
Watertown
Toronto
Lake Ontario
Niagara Falls
Rochester
Buffalo
Rome
Utica
Syracuse
Schenectady
NEW YORK
Albany
ADIRONDACK STATE PARK
Burlington
Montpelier
VERMONT
MAINE
WHITE MTN. NATL. FOREST
Portland
NEW HAMPSHIRE
Concord
GREEN MTN. NATL. FOREST
Manchester
Lowell
Boston
MASS.
Springfield
Worcester
Binghamton
Elmira
CATSKILL STATE PARK
RI
Providence
Hartford
CONN.
Waterbury
Norwich
ALLEGHENY NATL. FOREST
PENNSYLVANIA
Scranton
Wilkes-Barre
Williamsport
Danville
New Haven
Bridgeport
Yonkers
Shamokin Dam
Newark
New York
State College
Altoona
Allentown
Edison
Reading
Trenton
NEW JERSEY
Carlisle
Harrisburg
Chester
Philadelphia
Hagerstown
Wilmington
MARYLAND
Atlantic City
Atlantic Ocean
Baltimore
WEST VIRGINIA
Laurel
Dover
Arlington
Annapolis
DELAWARE
Alexandria
Washington
SHENANDOAH NATL. PARK
Charlottesville
GEORGE WASHINGTON NATL. FOREST
VIRGINIA
Richmond
Lynchburg
Williamsburg
Petersburg
Newport News
Norfolk
Virginia Beach
NORTH CAROLINA
Durham

Starwood Capital Hotel Portfolio II

1	Residence Inn - Williamsburg	1648 Richmond Road	Williamsburg, VA
2	Hilton Garden Inn - Edison	50 Raritan Center Parkway	Edison, NJ
3	Holiday Inn - Norwich	10 Laura Boulevard	Norwich, CT
4	Hampton Inn - Carlisle	1164 Harrisburg Pike	Carlisle, PA
5	Springhill Suites - Williamsburg	1644 Richmond Road	Williamsburg, VA
6	Fairfield Inn - Laurel	13700 Baltimore Avenue	Laurel, MD
7	Hampton Inn - Danville	97 Old Valley School Road	Danville, PA
8	Hampton Inn - Shamokin Dam	3 Stetler Avenue	Shamokin Dam, PA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 - Starwood Capital Hotel Portfolio II

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$42,500,000

Cut-off Date Principal Balance:	$42,500,000

% of Initial Pool Balance:	3.0%

Loan Purpose:	Acquisition

Borrower Names(1):	Various

Sponsors(2):	Various

Mortgage Rate:	4.280%

Note Date:	December 20, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	January 1, 2018

IO Period:	12 months

Loan Term (Original):	60 months

Seasoning:	1 month

Amortization Term (Original):	360 months

Loan Amortization Type:	Interest-only, Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(25),D or GRTR 1% or YM(28),O(7)

Lockbox Type:	Soft/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves(3):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$147,826	$74,974	NAP
Insurance	$0	Springing	NAP
FF&E	$0	$78,220	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Hospitality

Specific Property Type:	Various – See Table

Location:	Various – See Table

Size:	846 rooms

Cut-off Date Principal Balance Per Room:	$50,236

Year Built/Renovated:	Various/Various – See Table

Title Vesting(4):	Various

Property Manager:	Self-managed

3rd Most Recent Occupancy (As of):	60.1% (12/31/2009)

2nd Most Recent Occupancy (As of):	61.2% (12/31/2010)

Most Recent Occupancy (As of):	63.6% (12/31/2011)

Current Occupancy (As of):	63.1% (10/31/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$5,792,782 (12/31/2010)

2nd Most Recent NOI (As of):	$6,882,844 (12/31/2011)

Most Recent NOI (As of):	$6,151,356 (TTM 10/31/2012)

U/W Revenues:	$23,466,077

U/W Expenses:	$17,146,658

U/W NOI:	$6,319,418

U/W NCF:	$5,380,775

U/W NOI DSCR:	2.51x

U/W NCF DSCR:	2.14x

U/W NOI Debt Yield:	14.9%

U/W NCF Debt Yield:	12.7%

As-Is Appraised Value:	$75,100,000

As-Is Appraisal Valuation Date(5):	Various

Cut-off Date LTV Ratio:	56.6%

LTV Ratio at Maturity or ARD:	52.7%

(1)	The borrower is comprised of eight separate limited liability companies.
(2)	The loan sponsors are Starwood U.S. Opportunity Fund VIII-J, L.P., Starwood Global Opportunity Fund VIII-J, L.P., Starwood U.S. Opportunity Fund VIII-1, L.P., Starwood Global Opportunity Fund VIII, L.P., Starwood Capital Hospitality Fund II U.S., L.P., and Starwood Capital Hospitality Fund II Global, L.P. The loan sponsors are owned by Starwood Capital Group.
(3)	See “Escrows” section.
(4)	The Hilton Garden Inn – Edison, NJ property is a leasehold interest. The remaining seven properties are fee interests.
(5)	The As-Is Appraisal Valuation Dates range from November 8, 2012 to November 19, 2012.

The Mortgage Loan. The mortgage loan (the “Starwood Capital Hotel Portfolio II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in six limited service hotels and one full service hotel and the leasehold interest in one full service hotel located in Pennsylvania, Virginia, New Jersey, Connecticut and Maryland (the “Starwood Capital Hotel Portfolio II Properties”). The Starwood Capital Hotel Portfolio II Mortgage Loan was originated on December 20, 2012 by Wells Fargo Bank, National Association. The Starwood Capital Hotel Portfolio II Mortgage Loan had an original principal balance of $42,500,000, has an outstanding principal balance as of the Cut-off Date of $42,500,000 and accrues interest at an interest rate of 4.280% per annum. The Starwood Capital Hotel Portfolio II Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments for the first 12 months following origination and thereafter will require payments of principal and interest based on a 30-year amortization schedule. The Starwood Capital Hotel Portfolio II Mortgage Loan matures on January 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Following the lockout period, the borrower has the right to either (i) defease the Starwood Capital Hotel Portfolio II Mortgage Loan in whole or in part, or (ii) voluntarily prepay the Starwood Capital Hotel Portfolio II Mortgage Loan in whole or in part, provided the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Starwood Capital Hotel Portfolio II Mortgage Loan is prepayable without penalty on or after July 1, 2017.

Sources and Uses

Sources			Uses
Original loan amount	$42,500,000	78.6%	Purchase price	$53,350,000	98.6%
Sponsor’s new cash contribution	11,583,921	21.4	Reserves	147,826	0.3
			Closing costs	586,095	1.1

Total Sources	$54,083,921	100.0%	Total Uses	$54,083,921	100.0%

The Properties. The Starwood Capital Hotel Portfolio II Mortgage Loan is secured by the borrower’s fee interest in six limited service hotels and one full service hotel and the leasehold interest in one full service hotel located in Pennsylvania, Virginia, New Jersey, Connecticut and Maryland. The Starwood Capital Hotel Portfolio II Properties comprise a total of 846 rooms.

The following table presents certain information relating to the Starwood Capital Hotel Portfolio II Properties:

Property Name - Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Principal Balance Per Room	Year Built/ Renovated	Appraised Value
Residence Inn – Williamsburg, VA	Limited Service	$7,435,000	17.5%	108	$68,843	1999/2012	$12,500,000
Hilton Garden Inn – Edison, NJ	Full Service	$6,225,000	14.6%	132	$47,159	2002/NAP	$11,000,000
Holiday Inn – Norwich, CT	Full Service	$6,160,000	14.5%	134	$45,970	1975/2007	$11,500,000
Hampton Inn – Carlisle, PA	Limited Service	$5,775,000	13.6%	97	$59,536	1997/2010	$10,200,000
Springhill Suites – Williamsburg, VA	Limited Service	$4,820,000	11.3%	120	$40,167	2000/2012	$9,000,000
Fairfield Inn – Laurel, MD	Limited Service	$4,500,000	10.6%	109	$41,284	1988/2006	$7,500,000
Hampton Inn – Danville, PA	Limited Service	$3,905,000	9.2%	71	$55,000	1998/2007	$6,900,000
Hampton Inn – Shamokin Dam, PA	Limited Service	$3,680,000	8.7%	75	$49,067	1995/2010	$6,500,000

Total/Weighted Average		$42,500,000	100.0%	846	$50,236		$75,100,000

Residence Inn – Williamsburg, VA (17.5% of Portfolio Cut-off Date Principal Balance)

The property is a 108-room, limited service hotel located in Williamsburg, Virginia. The property was built in 1999 and renovated in 2012, and amenities include an outdoor pool, fitness room, all-purpose sport court, complimentary breakfast, business center and free high-speed internet access. The Residence Inn – Williamsburg, VA’s franchise agreement expires in August 2019.

Located halfway between Richmond and the Chesapeake Bay on the Virginia Peninsula, Williamsburg is part of the greater Hampton Roads metropolitan area of southeastern Virginia, which contains over 1.5 million residents. Over 95% of the world’s shipping lines call on the Port of Hampton Roads, linking this area to more than 250 ports in over 100 locations worldwide. The property benefits from its location along Richmond Road, a primary entertainment and commercial district, which also leads into Colonial Williamsburg. Approximately 2.1 million overnight tourists travel to Williamsburg each year for its theme parks and other local attractions. According to the appraisal, the property’s competitive set consists of six hotels, including the subject property, with a total of 690 rooms. The demand segment for the competitive market is estimated at 48% leisure, 26% commercial, 15% extended-stay and 11% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Residence Inn – Williamsburg, VA)(1)

	Competitive Set			Residence Inn –Williamsburg, VA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	51.4%	$102.14	$52.52	55.8%	$116.41	$64.96	108.5%	114.0%	123.7%
10/31/2011 TTM	48.1%	$98.16	$47.22	63.5%	$114.33	$72.58	132.0%	116.5%	153.7%
10/31/2010 TTM	51.4%	$92.83	$47.71	67.2%	$108.78	$73.07	130.7%	117.2%	153.1%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Hilton Garden Inn – Edison, NJ (14.6% of Portfolio Cut-off Date Principal Balance)

The property is a 132-room, full service hotel located in Edison, New Jersey. The property was built in 2002 and amenities include an indoor pool, restaurant, fitness center, business center and meeting facilities. The Hilton Garden Inn – Edison, NJ’s franchise agreement expires in April 2022.

Edison, New Jersey is located in central New Jersey, approximately 32 miles southwest of New York City, approximately 68 miles north of Philadelphia and approximately 197 miles north of Washington, D.C. Primary access to the area is provided by Interstate 287 and the New Jersey Turnpike (Interstate 95), which provide access from the surrounding areas of New York City as well as northern and central New Jersey. Edison serves as a primary suburban commercial hub in proximity to major urban areas, and commercial, industrial and single tenant office developments provide substantial traffic into and through the area. According to the appraisal, the property’s primary competitive set consists of five hotels, including the subject property, with a total of 907 rooms. The demand segment for the competitive market is estimated at 59% commercial, 25% meeting and group and 16% leisure.

Subject and Market Historical Occupancy, ADR and RevPAR

(Hilton Garden Inn – Edison, NJ)(1)

	Competitive Set			Hilton Garden Inn – Edison, NJ			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	63.3%	$84.91	$53.74	72.0%	$111.21	$80.05	113.7%	131.0%	148.9%
10/31/2011 TTM	60.4%	$84.18	$50.86	64.4%	$111.18	$71.57	106.5%	132.1%	140.7%
10/31/2010 TTM	54.7%	$85.30	$46.65	61.1%	$107.04	$65.42	111.8%	125.5%	140.3%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

Holiday Inn – Norwich, CT (14.5% of Portfolio Cut-off Date Principal Balance)

The property is a 134-room, full service hotel located in Norwich, Connecticut. The property was built in 1975 and renovated in 2007, and amenities include an indoor pool, business center, restaurant and lounge, and approximately 7,400 square feet of meeting space. The Holiday Inn – Norwich, CT’s franchise agreement expires in February 2022.

Norwich, Connecticut is located in New London County, approximately 41 miles southeast of Hartford and approximately 17 miles north of the coast of the Atlantic Ocean. Primary access to the area is provided by Interstate 95, which services some of the largest urban areas in the country including Boston, New York City, Philadelphia, Baltimore and Washington, D.C. The property is located approximately eight miles from Foxwoods Casino, a 4.7 million square foot facility with approximately 340,000 square feet of gaming space. In addition, the Mohegan Sun Resort and Casino, a major destination for entertainment, gaming, shopping and conventions, is located just south of the property. According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 774 rooms. The demand segment for the competitive market is estimated at 56% leisure, 35% commercial and 10% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Holiday Inn – Norwich, CT)(1)

	Competitive Set			Holiday Inn – Norwich, CT			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	49.0%	$110.57	$54.16	50.7%	$116.01	$58.80	103.5%	104.9%	108.6%
10/31/2011 TTM	52.6%	$112.36	$59.05	48.7%	$119.24	$58.01	92.6%	106.1%	98.3%
10/31/2010 TTM	53.6%	$106.61	$57.11	47.3%	$109.09	$51.63	88.4%	102.3%	90.4%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Hampton Inn – Carlisle, PA (13.6% of Portfolio Cut-off Date Principal Balance)

The property is a 97-room, limited service hotel located in Carlisle, Pennsylvania. The property was built in 1997 and renovated in 2010, and amenities include an indoor pool and business center. The Hampton Inn – Carlisle, PA’s franchise agreement expires in February 2022.

Carlisle, Pennsylvania is located in Cumberland County, approximately 23 miles southwest of Harrisburg. The property benefits from easy accessibility via Interstate 76 and Interstate 81, which provide north-south access from Harrisburg. In addition to a variety of local businesses and restaurants, Carlisle is home to the headquarters office of Giant Food Stores, which is located just west of the property. Also located west of the property is The United States Army War College, a 500-acre facility that caters to high-level military personnel and civilians and prepares them for strategic leadership responsibilities. The facility is the U.S. Army’s most senior military educational institution, and there are approximately 600 students in attendance at any given time. According to the appraisal, the property’s primary competitive set consists of eight hotels, including the subject property, with a total of 713 rooms. The demand segment for the competitive market is estimated at 63% commercial, 24% leisure and 14% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Hampton Inn – Carlisle, PA)(1)

	Competitive Set			Hampton Inn – Carlisle, PA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	60.7%	$87.69	$53.20	70.1%	$118.26	$82.90	115.5%	134.9%	155.8%
10/31/2011 TTM	56.6%	$88.44	$50.05	67.8%	$113.39	$76.89	119.8%	128.2%	153.6%
10/31/2010 TTM	56.6%	$86.14	$48.72	68.0%	$106.03	$72.15	120.3%	123.1%	148.1%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

Springhill Suites – Williamsburg, VA (11.3% of Portfolio Cut-off Date Principal Balance)

The property is a 120-room, limited service hotel located in Williamsburg, Virginia. The property was built in 2000 and renovated in 2012, and amenities include an indoor pool, business center and complimentary high speed internet access. The Springhill Suites – Williamsburg, VA’s franchise agreement expires in November 2019.

Located halfway between Richmond and the Chesapeake Bay on the Virginia Peninsula, Williamsburg is part of the greater Hampton Roads metropolitan area of southeastern Virginia, which contains over 1.5 million residents. Over 95% of the world’s shipping lines call on the Port of Hampton Roads, linking this area to more than 250 ports in over 100 locations worldwide. The property benefits from its location along Richmond Road, a primary entertainment and commercial district, which also leads into Colonial Williamsburg. Approximately 2.1 million overnight tourists travel to Williamsburg each year for its theme parks and other local attractions. According to the appraisal, the property’s primary competitive set consists of five hotels, including the subject property, with a total of 583 rooms. The demand segment for the competitive market is estimated at 46% commercial, 38% leisure, 9% meeting and group and 7% extended-stay.

Subject and Market Historical Occupancy, ADR and RevPAR

(Springhill Suites – Williamsburg, VA)(1)

	Competitive Set			Springhill Suites –Williamsburg, VA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	61.3%	$99.22	$60.86	55.9%	$93.51	$52.31	91.2%	94.3%	86.0%
10/31/2011 TTM	57.6%	$95.95	$55.24	59.8%	$92.02	$55.03	103.9%	95.9%	99.6%
10/31/2010 TTM	58.3%	$93.59	$54.55	64.6%	$90.15	$58.27	110.9%	96.3%	106.8%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Fairfield Inn – Laurel, MD (10.6% of Portfolio Cut-off Date Principal Balance)

The property is a 109-room, limited service hotel located in Laurel, Maryland. The property was built in 1988 and renovated in 2006 and amenities include an outdoor pool, fitness room, business center and complimentary high speed internet access. The Fairfield Inn – Laurel, MD’s franchise agreement expires in April 2019.

Laurel, Maryland is located in northern Prince George’s County, approximately 21 miles southwest of Baltimore and approximately 23 miles northeast of Washington, D.C. Primary access to the area is provided by Interstate 95, which services some of the largest urban areas in the country including Boston, New York City, Philadelphia, Baltimore and Washington, D.C. The NASA Goddard Space Flight Center, which is one of the primary research facilities for NASA and employs approximately 10,000 workers, is located approximately three miles south of the property. In addition, the University of Maryland, which has an enrollment of approximately 36,000 students, is located approximately eight miles south of the property. According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 705 rooms. The demand segment for the competitive set is estimated at 45% commercial, 24% leisure, 21% government and 10% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Fairfield Inn – Laurel, MD)(1)

	Competitive Set			Fairfield Inn – Laurel, MD			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	57.3%	$78.49	$44.98	66.6%	$98.14	$65.36	116.2%	125.0%	145.3%
10/31/2011 TTM	53.0%	$79.67	$42.19	67.6%	$96.61	$65.29	127.6%	121.3%	154.8%
10/31/2010 TTM	53.9%	$81.90	$44.11	65.4%	$92.89	$60.72	121.4%	113.4%	137.7%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

Hampton Inn – Danville, PA (9.2% of Portfolio Cut-off Date Principal Balance)

The property is a 71-room, limited service hotel located in Danville, Pennsylvania. The property was built in 1998 and renovated in 2007, and amenities include an indoor pool, business center and exercise center. The Hampton Inn – Danville, PA’s franchise agreement expires in February 2022.

Danville, Pennsylvania is located approximately 66 miles northeast of Harrisburg and approximately 71 miles southwest of Scranton. Primary access to the area is provided by Interstate 80 and U.S. Route 54. The property is located approximately three miles from the Geisinger Medical Center, which serves as the primary tertiary care hospital for central Pennsylvania and is the primary place of practice for approximately 551 physicians. In addition, the property is located approximately 11 miles from the Bloomsburg Fairground, a 234-acre facility containing 20 buildings which hosts numerous events attracting visitors year-round. According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 579 rooms. The demand segment for the competitive market is estimated at 63% leisure, 25% commercial and 12% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Hampton Inn – Danville, PA)(1)

	Competitive Set			Hampton Inn – Danville, PA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	46.4%	$75.79	$35.18	68.8%	$113.90	$78.36	148.2%	150.3%	222.8%
10/31/2011 TTM	47.9%	$73.52	$35.20	69.1%	$113.55	$78.43	144.3%	154.4%	222.8%
10/31/2010 TTM	44.7%	$70.87	$31.69	66.1%	$108.98	$72.08	147.9%	153.8%	227.4%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Hampton Inn – Shamokin Dam, PA (8.7% of Portfolio Cut-off Date Principal Balance)

The property is a 75-room, limited service hotel located in Shamokin Dam, Pennsylvania. The property was built in 1995 and renovated in 2010, and amenities include an indoor pool, business center and exercise facility. The Hampton Inn – Shamokin Dam, PA’s franchise agreement expires in February 2022.

Shamokin Dam, Pennsylvania is located approximately 51 miles northeast of Harrisburg with primary access to the area provided by Interstate 80 and Interstate 76. The property is located south of the Monroe Marketplace, an approximately 700,000 square foot open-air retail power center with tenants including Dick’s Sporting Goods, Best Buy and Famous Footwear. Also located in the area are Susquehanna University and Bucknell University, which have a total combined enrollment of approximately 5,800 students. According to the appraisal, the property’s primary competitive set consists of seven properties, including the subject property, with a total of 587 rooms. The demand segment for the competitive market is estimated at 49% commercial, 26% leisure and 25% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Hampton Inn – Shamokin Dam, PA) (1)

	Competitive Set			Hampton Inn –Shamokin Dam, PA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	48.9%	$96.48	$47.19	72.3%	$110.07	$79.61	147.9%	114.1%	168.7%
10/31/2011 TTM	50.5%	$94.10	$47.51	64.0%	$114.22	$73.07	126.7%	121.4%	153.8%
10/31/2010 TTM	46.2%	$91.44	$42.27	62.8%	$113.09	$71.07	135.9%	123.7%	168.1%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

The following table presents historical occupancy percentages at the Starwood Capital Hotel Portfolio II Properties:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
60%	61%	64%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Capital Hotel Portfolio II Properties:

Cash Flow Analysis

	2010	2011	TTM 10/31/2012	U/W	U/W $ per Room
Occupancy	61.2%	63.6%	63.1%	63.8%
ADR	$104.80	$109.43	$109.54	$109.54
RevPAR	$64.11	$69.57	$69.16	$69.93

Total Revenue	$21,536,505	$23,511,170	$23,289,732	$23,466,077	$27,738
Total Department Expenses	6,261,192	6,660,002	6,739,260	6,809,152	8,049

Gross Operating Profit	$15,275,313	$16,851,168	$16,550,472	$16,656,925	$19,689

Total Undistributed Expenses	8,255,304	8,761,528	9,070,733	9,090,549	10,745

Profit Before Fixed Charges	$7,020,009	$8,089,640	$7,479,739	$7,566,375	$8,944

Total Fixed Charges	1,227,227	1,206,796	1,328,383	1,246,957	1,474

Net Operating Income	$5,792,782	$6,882,844	$6,151,356	$6,319,418	$7,470

FF&E	865,843	940,720	931,589	938,643	1,110

Net Cash Flow	$4,926,939	$5,942,124	$5,219,768	$5,380,775	$6,360

NOI DSCR	2.30x	2.73x	2.44x	2.51x
NCF DSCR	1.96x	2.36x	2.07x	2.14x
NOI DY	13.6%	16.2%	14.5%	14.9%
NCF DY	11.6%	14.0%	12.3%	12.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Appraisal. As of the appraisal valuation dates ranging from November 8, 2012 to November 19, 2012, the Starwood Capital Hotel Portfolio II Properties had an aggregate “as-is” appraised value of $75,100,000.

Environmental Matters. According to the Phase I environmental assessments dated November 27, 2012, there was no evidence of any recognized environmental conditions at seven of the Starwood Capital Hotel Portfolio II Properties.

With respect to the Hampton Inn – Carlisle, PA property, the Phase I environmental assessment identified recognized environmental conditions related to historical uses at the property and a neighboring property that was identified as a leaking underground storage tank (“LUST”) site. The assessment recommended (i) a limited subsurface investigation to determine the presence or absence of soil and/or groundwater contamination, (ii) a Tier II Vapor Encroachment Screening and (iii) a file review to determine the extent and status of underground storage tanks and contamination associated with the adjacent LUST site. A Phase II environmental assessment was performed in response to the aforementioned findings and recommended no further action.

The Borrower. The borrower is comprised of eight limited liability companies, each of which is a single purpose entity and has at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Starwood Capital Hotel Portfolio II Mortgage Loan. The six sponsor entities, which are owned by Starwood Capital Group, are the guarantors of certain nonrecourse carveouts under the Starwood Capital Hotel Portfolio II Mortgage Loan.

The Sponsors. The sponsor consists of six entities which are owned by Starwood Capital Group. Starwood Capital Group has invested over $12.0 billion of equity since 1991 in all asset classes and levels of the capital structure. As of September 30, 2012, these investments have included over 2,200 hotels, 64,400 multifamily and condominium units, 32.8 million square feet of office, 23 million square feet of retail and 9.3 million square feet of industrial space.

Escrows. The loan documents provide for an initial deposit of $147,826 for real estate taxes as well as monthly deposits of $74,974 for real estate taxes. The loan documents also provide for an ongoing monthly FF&E reserve equal to 4.0% of total revenue (initially $78,220). The loan documents do not require monthly escrows for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing and (ii) the borrower provides the lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Guaranty of Scheduled PIP. In lieu of a deposit for costs associated with the upcoming Property Improvement Plan (“PIP”) work at all of the Starwood Portfolio II Properties except for Residence Inn – Williamsburg, VA and Springhill Suites – Williamsburg, VA, where PIPs have already been completed, the sponsor delivered a guaranty to the lender in connection with the completion of all PIP work, as required by the franchisors, within the time periods set forth in the loan documents. The sponsor’s total estimated cost of the remaining PIP work is approximately $7.8 million with an outside estimated completion date of February 23, 2014.

Lockbox and Cash Management. The Starwood Capital Hotel Portfolio II Mortgage Loan requires a lender-controlled lockbox account (“Primary Cash Management Account”), which is already in place, and that the borrower directs the manager to deliver all receipts payable with respect to the Starwood Capital Hotel Portfolio II Properties (after the payment of certain expenses, as outlined in the loan documents) directly into the Primary Cash Management Account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the Primary Cash Management Account within one business day after receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the Primary Cash Management Account are disbursed to the borrower.

Furthermore, if the management agreement is terminated at any property, the borrower is required to set up a new lockbox account (“Clearing Account”) for such property, which shall remain in effect until a new qualified manager, as outlined in the loan documents, is in place. All amounts on deposit in the Clearing Account will be swept each business day to the Primary Cash Management Account.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the actual debt service coverage ratio falling below 1.50x. A Cash Trap Event Period will expire upon (i) in the case of an event of default, the cure of such event of default, or (ii) in the case of the actual debt service coverage ratio falling below 1.50x, the actual debt service coverage ratio being at least 1.55x for two consecutive calendar quarters.

Property Management. The Starwood Capital Hotel Portfolio II Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Starwood Capital Hotel Portfolio II Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates.

Right of First Refusal. With respect to three properties (Residence Inn – Williamsburg, VA; Springfield Suites – Williamsburg, VA; and Fairfield Inn – Laurel, MD), Marriott International, Inc., as franchisor, has a right of first refusal (“ROFR”) to acquire the related property if there is a transfer of the hotel or controlling direct or indirect interest in the related borrower to a “competitor” (any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service hotels or 50 limited service hotels). The ROFRs are not extinguished by a foreclosure; however, the ROFRs do not apply to a foreclosure or deed-in-lieu thereof.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Partial Release. Following the second anniversary of the issuance of the Series 2013-C11 Certificates (with the exception of the Hilton Garden Inn – Edison, NJ property, which is permitted to be released at any time), the borrower is permitted to release any individual property in connection with either (i) the payment of all applicable yield maintenance premiums or prepayment premiums or (ii) a partial defeasance. The aforementioned partial release or partial defeasance is subject to certain conditions, including (a) following the release, the outstanding loan balance is equal to or greater than $29,750,000; (b) having principal balance reduced by 120% of the released property’s allocated loan balance; (c) the debt service coverage ratio with respect to the remaining properties shall be no less than the greater of 2.14x and the debt service coverage ratio immediately prior to the release; and (d) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, KBRA and S&P assigned to the Series 2013-C11 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The borrower’s interest in the Hilton Garden Inn – Edison, NJ property is a leasehold interest. The ground lease expiration date is September 30, 2076.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Hotel Portfolio II Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOLIDAY INN NATIONAL AIRPORT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOLIDAY INN NATIONAL AIRPORT

Holiday Inn National Airport
2650 Jefferson Davis Highway
Arlington, VA 22202
Georgetown
Georgetown University
Geo. Wash. Pkwy
Rosslyn
Foggy Bottom
Chinatown
Downtown
North Capitol
Capitol Hill
THE NATIONAL MALL
WASHINGTON D.C.
Southwest/ Waterfront
Potomac River
Tidal Basin
Lincoln Memorial
Washington Monument
Jefferson Memorial
Vietnam Veterans Memorial
Korean War Memorial
World War II Memorial
FDR Memorial
White House
U.S. Capitol
Union Station
Roosevelt Island
ARLINGTON NATIONAL CEMETERY
ARLINGTON
ARLINGTON COUNTY
Fort Myer
The Pentagon
PENTAGON
PENTAGON CITY
Fashion Centre at Pentagon City
CRYSTAL CITY
Crystal City
Crystal City Shops
REAGAN NATIONAL
Reagan National Airport
East Potomac Park Golf Course
Fort McNair
Nationals Park
Washington Naval Yard
Anacostia River
Anacostia Park
Anacostia
Anacostia Naval Station
Bolling Air Force Base
Congress Heights
Fort Stanton Park
VIRGINIA
Virginia Highlands Playground
Fort Scott Park
Four Mile Run Park
Village at Shirlington
Potomac Yard Center
G. Washington Mem. Pkwy
ALEXANDRIA
Bradlee Shopping Center
Forest Park
Seminary Hill
George Washington Masonic Natl Memorial
KING STREET
BRADDOCK ROAD
Old Town
BLUE LINE METRO
BLUE, YELLOW LINES
BLUE, ORANGE LINES
ORANGE LINE
GREEN LINE METRO
Germantown
Gaithersburg
Columbia
Leesburg
Rockville
Wheaton
Sterling
Potomac
Silver Spring
Bethesda
Ashburn
Reston
WASHINGTON, DC
ARLINGTON
ALEXANDRIA
Chantilly
Centreville
Fairfax
Annandale
Manassas
Springfield
Woodbridge
Dale City
VIRGINIA
MARYLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 - Holiday Inn National Airport

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$27,000,000

Cut-off Date Principal Balance:	$26,968,536

% of Initial Pool Balance:	1.9%

Loan Purpose:	Refinance

Borrower Name:	Crystal City Hospitality Corp.

Sponsor:	B.F. Saul Real Estate Investment Trust

Mortgage Rate:	4.600%

Note Date:	December 18, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	January 1, 2023

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	1 month

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(25),D(91),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$144,748	$36,184	NAP
Insurance	$0	Springing	NAP
FF&E	$0	$36,987	NAP
PIP Reserve	$2,765,580	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Hospitality

Specific Property Type:	Full Service

Location:	Arlington, VA

Size:	280 rooms

Cut-off Date Principal Balance Per Unit/Room:	$96,316

Year Built/Renovated:	1973/1999

Title Vesting:	Fee

Property Manager:	Self-managed

3rd Most Recent Occupancy (As of):	70.1% (12/31/2009)

2nd Most Recent Occupancy (As of):	66.0% (12/31/2010)

Most Recent Occupancy (As of):	64.0% (12/31/2011)

Current Occupancy (As of):	62.6% (TTM 10/31/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$4,403,519 (12/31/2010)

2nd Most Recent NOI (As of):	$3,561,339 (12/31/2011)

Most Recent NOI (As of):	$3,562,315 (TTM 10/31/2012)

U/W Revenues:	$11,096,100

U/W Expenses:	$7,549,700

U/W NOI:	$3,546,400

U/W NCF:	$3,102,556

U/W NOI DSCR:	2.14x

U/W NCF DSCR:	1.87x

U/W NOI Debt Yield:	13.2%

U/W NCF Debt Yield:	11.5%

As-Is Appraised Value:	$45,700,000

As-Is Appraisal Valuation Date:	November 6, 2012

Cut-off Date LTV Ratio:	59.0%

LTV Ratio at Maturity or ARD:	47.9%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Holiday Inn National Airport Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Arlington, Virginia (the “Holiday Inn National Airport Property”). The Holiday Inn National Airport Mortgage Loan was originated on December 18, 2012 by Wells Fargo Bank, National Association. The Holiday Inn National Airport Mortgage Loan had an original principal balance of $27,000,000, has an outstanding principal balance as of the Cut-off Date of $26,968,536 and accrues interest at an interest rate of 4.600% per annum. The Holiday Inn National Airport Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Holiday Inn National Airport Mortgage Loan matures on January 1, 2023.

Following the lockout period, the borrower has the right to defease the Holiday Inn National Airport Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Holiday Inn National Airport Mortgage Loan is prepayable without penalty on or after October 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOLIDAY INN NATIONAL AIRPORT

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff(1)	$9,470,523	35.1%
			Reserves	2,910,328	10.8
			Closing costs	326,095	1.2
			Return of equity	14,293,054	52.9

Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	The Holiday Inn National Airport Property was previously securitized in JPMCC 2003-PM1A.

The Property. The Holiday Inn National Airport Property is a 280-room, 18-story, full service hotel located in Arlington, Virginia. The Holiday Inn National Airport Property was built in 1973 and renovated in 1999. Amenities at the Holiday Inn National Airport Property include 4,885 square feet of meeting/ballroom space, a restaurant, a lounge, an exercise room and a gift shop. The Holiday Inn National Airport Property offers 145 king guestrooms, 134 double guestrooms and one one-bedroom suite. Each guestroom features a 32-inch flat-panel television, an armoire, a desk, an ironing board and a coffee maker; while deluxe rooms also feature a larger living space, with a microwave and a small refrigerator. As part of the Property Improvement Plan (“PIP”) to be completed by December 31, 2015, the restaurant, the lounge, meeting space and pool area will undergo a complete redevelopment. In addition, the guestrooms and lobby will be upgraded. The franchise agreement between the Crystal City Hospitality Corp. and Intercontinental Hotel Group expires October 22, 2029.

Operating History and Underwritten Net Cash Flow. The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Holiday Inn National Airport Property:

Cash Flow Analysis

	2010	2011	TTM 10/31/2012	U/W	U/W $ per Room
Occupancy	66.0%	64.0%	62.6%	62.6%
ADR	$143.74	$132.58	$134.96	$134.96
RevPAR	$94.89	$84.79	$84.50	$84.50

Total Revenue	$12,104,720	$10,983,463	$11,119,776	$11,096,100	$39,629
Total Department Expenses	3,432,331	3,287,083	3,430,149	3,424,517	12,230

Gross Operating Profit	$8,672,389	$7,696,380	$7,689,627	$7,671,583	$27,399

Total Undistributed Expenses	3,796,220	3,577,649	3,585,575	3,583,446	12,798

Profit Before Fixed Charges	$4,876,169	$4,118,731	$4,104,052	$4,088,137	$14,600

Total Fixed Charges	472,650	557,392	541,737	541,737	1,935

Net Operating Income	$4,403,519	$3,561,339	$3,562,315	$3,546,400	$12,666
FF&E	229,501	279,670	365,196	443,844	1,585

Net Cash Flow	$4,174,018	$3,281,669	$3,197,119	$3,102,556	$11,081

NOI DSCR	2.65x	2.14x	2.14x	2.14x
NCF DSCR	2.51x	1.98x	1.92x	1.87x
NOI DY	16.3%	13.2%	13.2%	13.2%
NCF DY	15.5%	12.2%	11.9%	11.5%

Appraisal. As of the appraisal valuation date of November 6, 2012, the Holiday Inn National Airport Property had an “as-is” appraised value of $45,700,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 13, 2012, a limited subsurface investigation was recommended due to the former onsite presence of gasoline underground storage tanks. In lieu of the additional investigation, the borrower obtained a $2,000,000 environmental insurance policy with a term of 10 years with a three-year tail. See “Description of the Mortgage Pool – Assessments of Property Value and Condition – Environmental Assessments” in the Free Writing Prospectus.

Market Overview and Competition. The Holiday Inn National Airport Property is located within Crystal City in Arlington, Virginia, within the Washington-Baltimore-Northern Virginia metropolitan statistical area. The Holiday Inn National Airport Property is less than a half mile from the Ronald Reagan Washington National Airport, less than one mile from Interstate 395 and within walking distance to the Crystal City Metro Station, which provides convenient train access to downtown Washington, D.C. The location of the Holiday Inn National Airport Property benefits from numerous demand generators including the Pentagon, Ronald Reagan Washington National Airport, the tourist attractions in Washington, D.C., as well as various business and government agencies located in the area including the Environmental Protection Agency, Boeing, Raytheon and Lockheed Martin.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOLIDAY INN NATIONAL AIRPORT

The following table presents certain information relating to the Holiday Inn National Airport Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Holiday Inn National Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy(2)	ADR	RevPAR(2)	Occupancy	ADR	RevPAR
10/31/2012 TTM	73.2%	$129.34	$94.71	62.6%	$138.45	$86.69	85.5%	107.0%	91.5%
10/31/2011 TTM	71.3%	$133.96	$95.47	63.7%	$139.11	$88.62	89.4%	103.8%	92.8%
10/31/2010 TTM	71.7%	$137.54	$98.68	67.2%	$146.27	$98.28	93.7%	106.3%	99.6%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.
(2)	Occupancy and RevPAR decrease can be attributed to 625 rooms of new supply added to the Crystal City market in 2011 - the 300-room Renaissance and 325 rooms Residence Inn by Marriott. The impact of the additional supply, coupled with the Defense Department BRAC (Base Realignment and Closure) in which the Defense Department vacated a significant amount of office space over the past couple years and caused a drop in occupancy and ADR. The Holiday Inn National Airport Property has absorbed the impact of these events as evidenced by the TTM October 2012 RevPAR of $84.50 remaining relatively flat against the December 31, 2011 RevPAR of $84.79.

The Borrower. The borrower is Crystal City Hospitality Corp., a Virginia corporation and a single purpose entity with an independent director. B.F. Saul Real Estate Investment Trust, the sponsor, is the guarantor of certain nonrecourse carveouts under the Holiday Inn National Airport Mortgage Loan.

The Sponsor. The loan sponsor is the B.F. Saul Real Estate Investment Trust, which is managed and 57.0% owned by the B.F. Saul Company. The remaining 43.0% of the B.F. Saul Real Estate Investment Trust is owned by other entities which are all ultimately owned and controlled by B.F. Saul II and his immediate family. The B.F. Saul Company was founded in 1892 and is based in Bethesda, Maryland. The company focuses on the ownership, development and construction of commercial real estate. The B.F. Saul Real Estate Investment Trust owns and manages 18 business class hotels in Virginia, Maryland, Florida and Michigan. As of December 31, 2011, the B.F. Saul Real Estate Investment Trust reported $1.15 billion in total assets and $322.4 million net worth.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $144,748 for real estate taxes and ongoing monthly escrows in the amount of $36,184. Ongoing monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents. The borrower is required to deposit an amount equal to one-twelfth of 4.0% of the annual gross revenues received over the prior 12-month period for FF&E expenditures. The first monthly FF&E deposit shall be $36,987. Additionally, the loan documents provide for an upfront escrow of $2,765,580 for PIP expenditures.

Lockbox and Cash Management. The Holiday Inn National Airport Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and the property manager will cause all credit card receipts to be deposited directly into such lockbox. Other than during a Cash Trap Event Period (as defined below), all excess funds on deposit are distributed to the borrower or the property manager.

A “Cash Trap Event Period” will exist upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage falling below 1.55x at the end of any calendar quarter. A Cash Trap Event Period will expire upon (i) in the case of an event of default, the cure of such event of default, or (ii) in the case of the debt service coverage falling below 1.55x, the debt service coverage ratio being at least 1.55x for two consecutive calendar quarters. The determination of the debt service coverage ratio will occur on April 1st, July 1st, October 1st and January 1st of each year using trailing 12-month information.

Property Management. The Holiday Inn National Airport Property is self-managed.

Assumption. The borrower has a two-time right to transfer the Holiday Inn National Airport Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and its principals satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength, and general business standing; (ii) execution of recourse guaranty and an environmental indemnity by an affiliate of the transferee and (iii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, KBRA and S&P assigned to the Series 2013-C11 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Other Additional Financing. A pledge by any member, partner or shareholder of the borrower of its indirect (but not direct) ownership interest in the borrower is permitted in favor of one or more Permitted Pledge Banks (as defined below) as security for the direct obligations of such member, partner or shareholder.

A “Permitted Pledge Bank” means a commercial bank, insurance company, trust company, investment bank pension fund or pension advisory firm or other financial institution with significant real estate experience involving properties similar to the Holiday Inn National Airport Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HOLIDAY INN NATIONAL AIRPORT

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Holiday Inn National Airport Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 - Encino Courtyard

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$25,600,000

Cut-off Date Principal Balance:	$25,569,693

% of Initial Pool Balance:	1.8%

Loan Purpose:	Refinance

Borrower Name:	Encino Courtyard, LLC

Sponsor:	Levy Affiliated Holdings, LLC

Mortgage Rate:	4.530%

Note Date:	December 19, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	January 6, 2023

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	1 month

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(25),D(91),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt(1):	Yes

Additional Debt Type(1):	Mezzanine

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$162,300	$18,033	NAP
Insurance	$7,640	$1,910	NAP
Replacement Reserves	$0	$2,077	NAP
TI/LC Reserve(2)	$0	$7,309	$263,124	(2)
Deferred Maintenance	$7,800	$0	NAP
LA Fitness Expansion
Reserve(3)	$0	Springing	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Anchored

Location:	Encino, CA

Size(4):	99,677 SF

Cut-off Date Principal Balance Per Unit/SF:	$256.53

Year Built/Renovated:	1989/2002

Title Vesting:	Fee

Property Manager:	Silver Platinum Realty Management Inc.

3rd Most Recent Occupancy (As of):	90.3% (12/31/2009)

2nd Most Recent Occupancy (As of):	89.2% (12/31/2010)

Most Recent Occupancy (As of):	97.5% (12/31/2011)

Current Occupancy (As of):	95.5% (12/1/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$2,012,028 (12/31/2010)

2nd Most Recent NOI (As of):	$1,815,895 (12/31/2011)

Most Recent NOI (As of):	$2,105,254 (TTM 9/30/2012)

U/W Revenues:	$3,342,457

U/W Expenses:	$1,002,405

U/W NOI:	$2,340,052

U/W NCF:	$2,221,792

U/W NOI DSCR :	1.50x

U/W NCF DSCR:	1.42x

U/W NOI Debt Yield:	9.2%

U/W NCF Debt Yield:	8.7%

As-Is Appraised Value:	$36,600,000

As-Is Appraisal Valuation Date:	September 13, 2012

Cut-off Date LTV Ratio:	69.9%

LTV Ratio at Maturity or ARD:	56.6%

(1)	The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $2,500,000 (the “Encino Courtyard Mezzanine Loan”). As of the Cut-off Date, taking into account both the Encino Courtyard mortgage loan and the Encino Courtyard Mezzanine Loan, the total debt U/W NCF DSCR is 1.17x, the total debt Cut-off Date LTV ratio is 76.7% and the total debt U/W NCF Debt Yield is 7.9%. All LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers presented in the table above are based solely on the $25,600,000 senior financing.
(2)	The lender has the right to adjust the monthly TI/LC reserve to reflect future changes in leasing. The TI/LC reserve is capped at 36 times the monthly reserve. $263,124 reflects the cap based on the current monthly TI/LC reserve.
(3)	The LA Fitness Expansion Reserve will spring, in the amount of $60,300, within 10 days of the execution of either a modification of the existing lease with LA Fitness or the execution of a new lease, in either such case consistent with the letter of intent discussed below.
(4)	The net rentable square footage shown does not include 10,600 square feet of new construction expansion space which is currently unleasable. LA Fitness has executed a letter of intent to take occupancy in this space for a 15-year term beginning in 2013.

The Encino Courtyard mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 99,677 square foot anchored retail center located in Encino, California (the “Encino Courtyard Property”) approximately 20 miles northwest of downtown Los Angeles. The Encino Courtyard Property is anchored by Bed Bath & Beyond and LA Fitness. The Encino Courtyard Property was built in 1989, renovated in 2002 and was subsequently acquired by the sponsor in 2007. Parking at the Encino Courtyard Property consists of both subterranean garage parking and surface parking totaling approximately 429 parking spaces, or approximately 4.3 spaces per 1,000 square feet. As of December 1, 2012, the Encino Courtyard Property was 95.5% leased to 20 tenants. Additionally, there is currently an executed letter of intent with LA Fitness to expand its space by approximately 15,900 square feet, comprised of 5,300 square feet of space currently occupied by LyteSpeed Learning and 10,600 square feet of new construction space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO COURTYARD

Sources and Uses

Sources			Uses
Original loan amount	$25,600,000	91.1%	Loan payoff	$27,178,556	96.7%
Mezzanine loan amount	2,500,000	8.9	Closing costs	749,740	2.7
Sponsor’s new cash contribution	6,036	0.0	Reserves	177,740	0.6

Total Sources	$28,106,036	100.0%	Total Uses	$28,106,036	100.0%

The following table presents certain information relating to the tenancies at the Encino Courtyard Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants

LA Fitness(4)	NR/NR/NR	24,747	24.8%	$36.44	$901,667	35.4%	NAV	NAV	12/31/2016	(5)
Bed Bath & Beyond	NR/NR/BBB+	30,000	30.1%	$20.42	$612,482	24.0%	NAV	NAV	1/31/2018	(6)

Total Anchor Tenants		54,747	54.9%	$27.66	$1,514,149	59.4%

Major Tenants

Western Bagel Baking	NR/NR/NR	2,347	2.4%	$46.34	$108,768	4.3%	$433	13.5%	5/31/2016
RAMLA USA	NR/NR/NR	4,307	4.3%	$24.10	$103,808	4.1%	NAV	NAV	3/31/2022
Mockingbird Enterprises	NR/NR/NR	4,281	4.3%	$21.60	$92,470	3.6%	NAV	NAV	4/30/2016
Butterfly Loft, LLC	NR/NR/NR	3,379	3.4%	$22.80	$77,041	3.0%	NAV	NAV	5/15/2016
Identity Salon, Inc.	NR/NR/NR	2,366	2.4%	$25.20	$59,623	2.3%	NAV	NAV	4/30/2014
LyteSpeed Learning(5)	NR/NR/NR	5,300	5.3%	$10.98	$58,200	2.3%	NAV	NAV	MTM

Total Major Tenants		21,980	22.1%	$22.74	$499,910	19.6%

Non-Major Tenants		18,448	18.5%	$28.93	$533,667	20.9%

Occupied Collateral		95,175	95.5%	$26.77	$2,547,726	100.0%

Vacant Space		4,502	4.5%

Collateral Total		99,677	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The underwritten base rent includes contractual rent steps through June of 2013.
(3)	The only tenant required to report sales is Western Bagel Baking. Sales are as of year-end 2011 and occupancy costs reflect 2011 sales and current base rent and reimbursement charges.
(4)	LA Fitness has executed a letter of intent to expand its space by approximately 15,900 square feet, comprised of 5,300 square feet of space currently occupied by LyteSpeed Learning and 10,600 square feet of new construction expansion space. Pursuant to the letter of intent, the total 15,900 square feet will be leased for a term of 15 years under the terms of the letter of intent. No rent has been underwritten from this space.
(5)	LA Fitness has three five-year extension options remaining.
(6)	Bed Bath & Beyond has three, five-year extension options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ENCINO COURTYARD

The following table presents certain information relating to the lease rollover schedule at the Encino Courtyard Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	3	9,011	9.0%	9,011	9.0%	$125,141	$13.89
2013	2	3,461	3.5%	12,472	12.5%	$84,648	$24.46
2014	3	4,337	4.4%	16,809	16.9%	$127,288	$29.35
2015	1	1,020	1.0%	17,829	17.9%	$35,300	$34.61
2016	8	40,983	41.1%	58,812	59.0%	$1,393,678	$34.01
2017	1	2,056	2.1%	60,868	61.1%	$65,381	$31.80
2018	1	30,000	30.1%	90,868	91.2%	$612,482	$20.42
2019	0	0	0.0%	90,868	91.2%	$0	$0.00
2020	0	0	0.0%	90,868	91.2%	$0	$0.00
2021	0	0	0.0%	90,868	91.2%	$0	$0.00
2022	1	4,307	4.3%	95,175	95.5%	$103,808	$24.10
2023	0	0	0.0%	95,175	95.5%	$0	$0.00
Thereafter	0	0	0.0%	95,175	95.5%	$0	$0.00
Vacant	0	4,502	4.5%	99,677	100.0%	$0	$0.00

Total/Weighted Average	20	99,677	100.0%			$2,547,726	$26.77

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	LyteSpeed Learning (5,300 square feet) is on a month-to-month lease and plans to vacate its space. LA Fitness has executed a letter of intent on this space and an additional 10,600 square feet of new construction space for a 15-year term extending to 2028. The new construction expansion space is not included in the square footage presented in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Encino Courtyard Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
90%	89%	98%

(1)	Information obtained from the borrower rent rolls.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Encino Courtyard Property:

Cash Flow Analysis(1)

	2010	2011	TTM 9/30/2012	U/W(2)		U/W $ per SF
Base Rent	$2,041,362	$2,067,259	$2,247,573	$2,547,726		$25.56
Grossed Up Vacant Space	0	0	0	193,586		1.94
Percentage Rent	0	0	0	0		0.00
Total Reimbursables	917,613	733,815	833,004	805,439		8.08
Other Income	10,992	8,511	22,716	8,511		0.09
Less Vacancy & Credit Loss	0	0	0	(212,805	)(3)	(2.13)

Effective Gross Income	$2,969,967	$2,809,585	$3,103,293	$3,342,457		$33.53

Total Operating Expenses	$957,939	$993,690	$998,039	$1,002,405		$10.06

Net Operating Income	$2,012,028	$1,815,895	$2,105,254	$2,340,052		$23.48
TI/LC	0	0	0	95,334		0.96
Capital Expenditures	0	0	0	22,926		0.23

Net Cash Flow	$2,012,028	$1,815,895	$2,105,254	$2,221,792		$22.29

NOI DSCR	1.29x	1.16x	1.35x	1.50x
NCF DSCR	1.29x	1.16x	1.35x	1.42x
NOI DY	7.9%	7.1%	8.2%	9.2%
NCF DY	7.9%	7.1%	8.2%	8.7%

(1)	The underwritten net operating income is higher than historical net operating income due in large part to approximately $335,138 in rental income (8.4% of net rentable area and 10.0% of underwritten effective gross income) from six tenants whose leases began after September 30, 2011, and thus were not fully reflected in the trailing 12-month operating statements as of September 30, 2012.
(2)	No income was underwritten for the 10,600 square feet of new construction space which LA Fitness has signed a letter of intent to occupy for a 15-year term extending to 2028.
(3)	The underwritten economic vacancy is 6.0%. The Encino Courtyard Property was 95.5% physically occupied as of December 1, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

No. 12 - Doubletree Asheville

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$20,900,000

Cut-off Date Principal Balance:	$20,829,782

% of Initial Pool Balance:	1.5%

Loan Purpose:	Refinance

Borrower Name:	BFHG II, LLC

Sponsor:	Biltmore Farms, LLC

Mortgage Rate:	4.523%

Note Date:	November 21, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	December 1, 2022

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	2 months

Amortization Term (Original):	300 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(26),D(90),O(4)

Lockbox Type:	Springing (Without Established Account)

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$16,911	$16,911	NAP
Insurance	$42,020	$0	NAP
Replacement Reserve	$0	$25,790	NAP
PIP Reserve(1)	$2,483,546	$0	NAP
Seasonality Reserve(2)	$200,000	$20,000	$200,000

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Hospitality

Specific Property Type:	Full Service

Location:	Asheville, NC

Size:	197 rooms

Cut-off Date Principal Balance Per Room:	$105,735

Year Built/Renovated:	1989/2008

Title Vesting:	Fee

Property Manager:	Self-managed

3rd Most Recent Occupancy (As of):	67.3% (12/31/2009)

2nd Most Recent Occupancy (As of):	66.9% (12/31/2010)

Most Recent Occupancy (As of):	70.0% (12/31/2011)

Current Occupancy (As of):	74.8% (9/30/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$2,104,435 (12/31/2010)

2nd Most Recent NOI (As of):	$2,372,859 (12/31/2011)

Most Recent NOI (As of):	$2,767,354 (TTM 9/30/2012)

U/W Revenues:	$7,714,369

U/W Expenses:	$4,974,689

U/W NOI:	$2,739,680

U/W NCF:	$2,431,105

U/W NOI DSCR:	1.96x

U/W NCF DSCR:	1.74x

U/W NOI Debt Yield:	13.2%

U/W NCF Debt Yield:	11.7%

As-Is Appraised Value:	$35,300,000

As-Is Appraisal Valuation Date:	October 9, 2012

Cut-off Date LTV Ratio:	59.0%

LTV Ratio at Maturity or ARD:	43.5%

(1)	The Property Improvement Plan (“PIP”) is expected to cost approximately $2.8 million and is expected to be completed by the end of the first quarter of 2013. The $2,483,546 initial PIP Reserve deposit represents the remaining cost of the PIP.
(2)	The lender may adjust the Seasonality Reserve Cap annually, provided such cap does not exceed $200,000. Monthly deposits are required each calendar month other than January and February, provided that the lender may adjust or waive altogether the Seasonality Reserve and the monthly deposits required to be made therein and disburse any excess to the borrower at anytime following the completion of the PIP which commenced on the closing of the loan.

The Doubletree Asheville mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel containing a total of 197 rooms located in Asheville, North Carolina (the “Doubletree Asheville Property”). Located adjacent to the Biltmore Estate, the Doubletree Asheville Property was built in 1989, originally with 160 rooms, and, in 2008, was expanded by 37 rooms in a concierge tower. The five-story Doubletree Asheville Property amenities include an indoor swimming pool and whirlpool, an exercise room and 7,290 square feet of meeting and group space. All guestrooms include a dresser with a 38-inch flat-panel television, an armchair, a work desk and chair, a coffeemaker and high-speed internet access. Suites comprise two rooms, with additional amenities such as a second television in the living area and additional seating. The Doubletree Asheville Property is located approximately nine miles to the north of the Asheville Regional Airport. Asheville, North Carolina is a tourist destination that, according to the appraisal, has over three million overnight leisure visitors each year that have an economic impact of more than $2.0 billion annually. The Doubletree Asheville Property’s franchise agreement expires in October 2016 and will be extended by 10 years upon the completion of the PIP.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOUBLETREE ASHEVILLE

Sources and Uses

Sources			Uses
Original loan amount	$20,900,000	99.1%	Loan payoff	$17,523,540	83.1%
Sponsor’s new cash contribution	186,859	0.9	Closing costs	820,842	3.9
			Reserves	2,742,477	13.0

Total Sources	$21,086,859	100.0%	Total Uses	$21,086,859	100.0%

Operating History and Underwritten Net Cash Flow: The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Doubletree Asheville Property:

Cash Flow Analysis

	2010	2011	TTM 9/30/2012	U/W	U/W $ per Room
Occupancy	66.9%	70.0%	74.8%	74.8%
ADR	$118.53	$120.38	$123.84	$123.84

RevPAR	$79.30	$84.27	$92.63	$92.63
Total Revenue	$6,735,578	$7,044,918	$7,736,005	$7,714,369	$39,159
Total Department Expenses	2,405,100	2,292,958	2,525,129	2,518,227	12,783

Gross Operating Profit	$4,330,478	$4,751,960	$5,210,876	$5,196,142	$26,376

Total Undistributed Expenses	2,025,528	2,181,678	2,249,262	2,243,228	11,387

Profit Before Fixed Charges	$2,304,950	$2,570,282	$2,961,614	$2,952,914	$14,989

Total Fixed Charges	200,515	197,423	194,260	213,234	1,082

Net Operating Income	$2,104,435	$2,372,859	$2,767,354	$2,739,680	$13,907
FF&E	0	0	0	308,575	1,566

Net Cash Flow	$2,104,435	$2,372,859	$2,767,354	$2,431,105	$12,341

NOI DSCR	1.51x	1.70x	1.98x	1.96x
NCF DSCR	1.51x	1.70x	1.98x	1.74x
NOI DY	10.1%	11.4%	13.2%	13.2%
NCF DY	10.1%	11.4%	13.2%	11.7%

The following table presents certain information relating the historical performance of the Doubletree Asheville Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Doubletree Asheville			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2012 TTM	66.6%	$118.83	$79.13	75.0%	$123.50	$92.64	112.6%	103.9%	117.1%
9/30/2011 TTM	65.1%	$112.29	$73.06	68.5%	$119.08	$81.58	105.3%	106.1%	111.7%
9/30/2010 TTM	62.2%	$109.22	$67.89	66.6%	$118.89	$79.14	107.1%	108.9%	116.6%

(1)	Data provided by a third party hospitality market research report dated October 18, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 - Midland Odessa Self Storage Portfolio

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$19,500,000

Cut-off Date Principal Balance:	$19,500,000

% of Initial Pool Balance:	1.4%

Loan Purpose:	Acquisition

Borrower Name:	Odessa Storage 17 (TX) LLC

Sponsor:	Corporate Property Associates 17
Global Incorporated

Mortgage Rate:	4.240%

Note Date:	December 12, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	January 1, 2023

IO Period:	60 months

Loan Term (Original):	120 months

Seasoning:	1 month

Amortization Term (Original):	360 months

Loan Amortization Type:	Interest-only, Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(25),D(91),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(1)	$0	Springing	NAP
Insurance(2)	$0	Springing	NAP
Replacement Reserves(3)	$0	Springing	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Self Storage

Specific Property Type:	Self Storage

Location:	Various – See Table Below

Size:	361,940 SF

Cut-off Date Principal Balance Per Unit/SF:	$53.88

Year Built/Renovated:	Various – See Table Below

Title Vesting:	Fee

Property Manager:	CubeSmart Asset Management, LLC

3rd Most Recent Occupancy (As of):	65.7% (12/31/2009)

2nd Most Recent Occupancy (As of):	68.0% (12/31/2010)

Most Recent Occupancy (As of):	78.1% (12/31/2011)

Current Occupancy (As of):	89.6% (11/27/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$1,519,562 (12/31/2010)

2nd Most Recent NOI (As of):	$1,966,769 (12/31/2011)

Most Recent NOI (As of):	$2,314,196 (TTM 9/30/2012)

U/W Revenues:	$3,499,349

U/W Expenses:	$1,275,650

U/W NOI:	$2,223,699

U/W NCF:	$2,169,408

U/W NOI DSCR :	1.93x

U/W NCF DSCR:	1.89x

U/W NOI Debt Yield:	11.4%

U/W NCF Debt Yield:	11.1%

As-Is Appraised Value:	$32,950,000

As-Is Appraisal Valuation Date:	October 23, 2012

Cut-off Date LTV Ratio:	59.2%

LTV Ratio at Maturity or ARD:	53.9%

(1)	Monthly tax escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that taxes have been paid.
(2)	Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Midland Odessa Self Storage Portfolio is insured in accordance with the loan documents.
(3)	Upon the occurrence of an event of default, the borrower is required to commence monthly deposits of $4,524 into the Replacement Reserves escrow. After a cure of such event of default, the lender is required to disburse the Replacement Reserve funds to the borrower to be used for capital expenditures.

The Midland Odessa Self Storage Portfolio mortgage loan is evidenced by a single promissory note encumbering four self storage properties totaling 361,940 rentable square feet located in Midland and Odessa, Texas (the “Midland Odessa Self Storage Portfolio Properties”). As of November 27, 2012, the weighted average occupancy of the Midland Odessa Self Storage Portfolio Properties was 89.6%. The Midland Odessa Self Storage Portfolio Properties were built between 2004 and 2008 and feature security cameras, electronically controlled entry gates and exterior security lighting.

Sources and Uses

Sources			Uses
Original loan amount	$19,500,000	58.6%	Purchase price	$32,600,000	98.0%
Sponsor’s new cash contribution	13,770,748	41.4	Closing costs	670,748	2.0

Total Sources	$33,270,748	100.0%	Total Uses	$33,270,748	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDLAND ODESSA SELF STORAGE PORTFOLIO

The following table presents certain information relating to the Midland Odessa Self Storage Portfolio Properties:

Property Name - Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Number of Units	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Loop 250 - Midland, TX	$5,830,000	29.9%	95.5%	680	2004/NAP	102,275	$9,800,000
Grandview - Odessa, TX	$5,400,000	27.7%	96.3%	669	2006/NAP	88,990	$8,400,000
Midkiff - Midland, TX	$4,300,000	22.1%	73.6%	679	2008/NAP	104,455	$8,300,000
West County Road - Odessa, TX	$3,970,000	20.4%	96.6%	513	2006/NAP	66,220	$6,450,000

Total/Weighted Average	$19,500,000	100.0%	89.6%	2,541		361,940	$32,950,000

The following table presents information relating to the historical occupancy for the Midland Odessa Self Storage Portfolio Properties:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
66%	68%	78%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Midland Odessa Self Storage Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 9/31/2012	U/W		U/W $ per SF
Base Rent	$2,697,262	$3,147,263	$3,621,795	$3,436,409		$9.49
Grossed Up Vacant Space	0	0	0	643,975		1.78
Concessions	0	0	0	0		0.00
Other Income	48,012	52,912	62,940	62,940		0.17
Less Vacancy & Credit Loss	0	0	0	(643,975	)(1)	(1.78)

Effective Gross Income	$2,745,274	$3,200,175	$3,684,735	$3,499,349		$9.67
Total Operating Expenses	$1,225,712	$1,233,406	$1,370,539	$1,275,650		$3.52

Net Operating Income	$1,519,562	$1,966,769	$2,314,196	$2,223,699		$6.14
Replacement Reserves	0	0	0	54,291		0.15

Net Cash Flow	$1,519,562	$1,966,769	$2,314,196	$2,169,408		$5.99
NOI DSCR	1.32x	1.71x	2.01x	1.93x
NCF DSCR	1.32x	1.71x	2.01x	1.89x
NOI DY	7.8%	10.1%	11.9%	11.4%
NCF DY	7.8%	10.1%	11.9%	11.1%

(1)	The underwritten economic vacancy is 17.3%. The Midland Odessa Self Storage Portfolio Properties were 89.6% physically occupied as of November 27, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 - Community Corporate Center

Loan Information

Mortgage Loan Seller:	Liberty Island Group I LLC

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$15,600,000

Cut-off Date Principal Balance:	$15,580,521

% of Initial Pool Balance:	1.1%

Loan Purpose:	Acquisition

Borrower Name:	445 Hutchinson LP

Sponsor:	Raymond Massa, Thomas Marmaros, Maher Cherfan

Mortgage Rate:	4.290%

Note Date:	December 7, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	January 1, 2023

IO Period:	None

Loan Term (Original):	120 months

Seasoning:	1 month

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(25),D(91),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$458,693	$65,528	NAP
Insurance	$48,908	$4,446	NAP
Replacement Reserves	$6,032	$6,032	NAP
TI/LC	$134,000	$34,000	$500,000
Deferred Maintenance Reserve	$129,219	NAP	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	Suburban

Location:	Columbus, OH

Size:	255,371 SF

Cut-off Date Principal Balance Per Unit/SF:	$61.01

Year Built/Renovated:	1988/2008

Title Vesting:	Fee

Property Manager:	445 Hutchinson Management LLC

3rd Most Recent Occupancy (As of):	75.4% (12/31/2009)

2nd Most Recent Occupancy (As of):	69.3% (12/31/2010)

Most Recent Occupancy (As of):	83.0% (12/31/2011)

Current Occupancy (As of):	86.3% (10/29/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$580,614 (12/31/2010)

2nd Most Recent NOI (As of):	$1,519,440 (12/31/2011)

Most Recent NOI (As of):	$1,501,407 (TTM 8/31/2012)

U/W Revenues:	$4,424,975

U/W Expenses:	$2,548,346

U/W NOI:	$1,876,629

U/W NCF:	$1,446,170

U/W NOI DSCR:	2.03x

U/W NCF DSCR:	1.56x

U/W NOI Debt Yield:	12.0%

U/W NCF Debt Yield:	9.3%

As-Is Appraised Value:	$20,800,000

As-Is Appraisal Valuation Date:	October 16, 2012

Cut-off Date LTV Ratio:	74.9%

LTV Ratio at Maturity or ARD:	60.2%

The Community Corporate Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a suburban office building in Columbus, Ohio (the “Community Corporate Center Property”). The Community Corporate Center Property contains 255,371 rentable square feet. The Community Corporate Center Property, located approximately ten miles south of the Columbus central business district, was built in 1988, renovated in 2008 and is situated on a 7.9-acre parcel along Interstate 270 and Hutchinson Avenue. The building is L-shaped, with two wings that spur off of the central core and features a three-story atrium in the interior corner of the bend. Additionally, the building includes an accent striped red granite exterior and a central stone water feature in the atrium. Parking is provided by subterranean parking area as well as additional parking spaces surrounding the building, which account for 787 total spaces and a parking ratio of 3.1 spaces per 1,000 square feet of rentable area. As of October 29, 2012, the Community Corporate Center Property was 86.3% leased to 25 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMMUNITY CORPORATE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$15,600,000	71.9%	Purchase price	$20,550,000	94.7%
Sponsor’s new cash contribution	6,107,087	28.1	Closing costs	776,852	3.6
			Upfront Reserves	380,235	1.8

Total Sources	$21,707,087	100.0%	Total Uses	$21,707,087	100.0%

The following table presents certain information relating to the tenancies at the Community Corporate Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Pearson Education, Inc.	NR/NR/NR	42,787	16.8%	$12.00	$513,444	21.3%	12/31/2016
Equity Inc.	NR/NR/NR	23,126	9.1%	$12.57	$290,612	12.1%	1/31/2015
Kinder Morgan Bulk Terminal, Inc.	NR/NR/NR	24,250	9.5%	$9.48	$229,798	9.6%	1/31/2021
Provident Insurance Co.(1)	NR/NR/NR	13,427	5.3%	$10.00	$134,270	5.6%	8/31/2015
Amerassist Holding Company, Ltd.	NR/NR/NR	13,621	5.3%	$9.75	$132,805	5.5%	3/31/2015

Total Major Tenants		117,211	45.9%	$11.10	$1,300,930	54.1%

Non-Major Tenants		103,118	40.4%	$10.71	$1,104,307	45.9%

Occupied Collateral Total		220,329	86.3%	$10.92	$2,405,237	100.0%

Vacant Space		35,042	13.7%

Collateral Total		255,371	100.0%

(1)	The full name of the tenant is Provident Life and Accident Insurance Company, a Tennessee Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMMUNITY CORPORATE CENTER

The following table presents certain information relating to the lease rollover schedule at the Community Corporate Center Property:

Lease Expiration Schedule(1)(2)

	No. of			Cumulative	Cumulative		Annual U/W
Year Ending	Leases	Expiring	% of Total	Expiring	% of Total	Annual U/W	Base Rent
December 31,	Expiring	NRSF	NRSF	NRSF	NRSF	Base Rent	PSF(3)
MTM(4)	2	2,138	0.8%	2,138	0.8%	$0	$0.00
2013	3	21,304	8.3%	23,442	9.2%	$241,286	$11.33
2014	4	21,050	8.2%	44,492	17.4%	$251,968	$11.97
2015	7	63,402	24.8%	107,894	42.2%	$689,250	$10.87
2016	5	61,562	24.1%	169,456	66.4%	$711,254	$11.55
2017	0	0	0.0%	169,456	66.4%	$0	$0.00
2018	1	9,940	3.9%	179,396	70.2%	$89,460	$9.00
2019	1	10,156	4.0%	189,552	74.2%	$126,950	$12.50
2020	0	0	0.0%	189,552	74.2%	$0	$0.00
2021	2	30,777	12.1%	220,329	86.3%	$295,068	$9.59
2022	0	0	0.0%	220,329	86.3%	$0	$0.00
2023	0	0	0.0%	220,329	86.3%	$0	$0.00
Thereafter	0	0	0.0%	220,329	86.3%	$0	$0.00
Vacant	0	35,042	13.7%	255,371	100.0%	$0	$0.00

Total/Weighted Average	25	255,371	100.0%			$2,405,237	$10.92

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	MTM tenants include conference/training room and management office, consisting of 1,364 square feet and 774 square feet respectively. They are considered in occupancy but no income was underwritten.

The following table presents historical occupancy percentages at the Community Corporate Center Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
75%	69%	83%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Community Corporate Center Property:

Cash Flow Analysis

	2010		2011		TTM 8/31/2012		U/W		U/W $ per SF
Base Rent	$1,580,009		$1,883,473		$1,960,817		$2,405,237		$9.42
Grossed Up Vacant Space	0		0		0		375,650		1.47
Parking	2,922		2,200		1,400		1,400		0.01
Total Reimbursables	866,402		1,691,219		1,902,883		2,114,652		8.28
Other Income	39,968		52,995		60,416		42,500		0.17
Less Vacancy & Credit Loss	0		0		0		(514,464	)(1)	(2.01)

Effective Gross Income	$2,489,301		$3,629,887		$3,925,516		$4,424,975		$17.33

Total Operating Expenses	$1,908,687		$2,110,447		$2,424,109		$2,548,346		$9.98

Net Operating Income	$580,614		$1,519,440		$1,501,407		$1,876,629		$7.35
TI/LC	0		0		0		358,072		1.40
Capital Expenditures	0		0		0		72,387		0.28

Net Cash Flow	$580,614		$1,519,440		$1,501,407		$1,446,170		$5.66

NOI DSCR	0.63	x	1.64	x	1.62	x	2.03	x
NCF DSCR	0.63	x	1.64	x	1.62	x	1.56	x
NOI DY	3.7%		9.8%		9.6%		12.0%
NCF DY	3.7%		9.8%		9.6%		9.3%

(1)	The underwritten economic vacancy is 18.5%. The Community Corporate Center Property was 86.3% physically occupied as of October 29, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 15 - Rivercrest Realty Portfolio

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$15,030,000

Cut-off Date Principal Balance:	$15,030,000

% of Initial Pool Balance:	1.0%

Loan Purpose:	Refinance

Borrower Name(1):	Various

Sponsors:	Jonathan Gaines; Stanley Werb

Mortgage Rate:	4.160%

Note Date:	December 20, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	January 1, 2023

IO Period:	18 months

Loan Term (Original):	120 months

Seasoning:	1 month

Amortization Term (Original):	360 months

Loan Amortization Type:	Interest-only, Amortizing Balloon

Interest Accrual Method:	Actual/360

Call Protection:	L(25),D(91),O(4)

Lockbox Type:	Hard/Springing Cash Management

Additional Debt:	None

Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$16,058	$16,065	NAP
Insurance(2)	$0	Springing	NAP
Replacement Reserves	$0	$4,523	NAP
TI/LC	$200,000	$9,530	$500,000
Dollar Tree Reserve(3)	$107,241	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Retail

Specific Property Type:	Shadow Anchored

Location:	Various – See Table

Size:	152,473 SF

Cut-off Date Principal Balance Per Unit/SF:	$98.57

Year Built/Renovated:	Various – See Table

Title Vesting:	Fee

Property Manager:	Rivercrest Realty Associates, LLC

3rd Most Recent Occupancy (As of):	91.7% (12/31/2009)

2nd Most Recent Occupancy (As of):	93.7% (12/31/2010)

Most Recent Occupancy (As of):	94.2% (12/31/2011)

Current Occupancy (As of):	96.6% (10/11/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$1,601,260 (12/31/2010)

2nd Most Recent NOI (As of):	$1,565,072 (12/31/2011)

Most Recent NOI (As of):	$1,563,359 (TTM 9/30/2012)

U/W Revenues:	$2,041,636

U/W Expenses:	$490,037

U/W NOI:	$1,551,600

U/W NCF:	$1,415,724

U/W NOI DSCR:	1.77x

U/W NCF DSCR:	1.61x

U/W NOI Debt Yield:	10.3%

U/W NCF Debt Yield:	9.4%

As-Is Appraised Value:	$20,040,000

As-Is Appraisal Valuation Date(4):	Various

Cut-off Date LTV Ratio:	75.0%

LTV Ratio at Maturity or ARD:	62.6%

(1)	The borrower is comprised of five separate limited liability companies.
(2)	Monthly insurance escrows are waived as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Rivercrest Realty Portfolio Properties are insured in accordance with the loan documents.
(3)	The Dollar Tree Reserve represents the remaining 15 months of free rent at the Boiling Springs Centre property.
(4)	The As-Is Appraisal Valuation Dates range from October 21, 2012 to November 8, 2012.

The Rivercrest Realty Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering five shadow anchored retail properties located in South Carolina, Virginia and North Carolina (the “Rivercrest Realty Portfolio Properties”). The Rivercrest Realty Portfolio Properties contain 152,473 square feet, were built between 1999 and 2000 and each property is shadow anchored by Wal-Mart Supercenters. As of October 11, 2012, the Rivercrest Realty Portfolio Properties were 96.6% occupied.

Sources and Uses

Sources			Uses
Original loan amount	$15,030,000	100.0%	Loan payoff(1)	$11,207,613	74.6%
			Reserves	323,299	2.2
			Closing costs	334,960	2.2
			Return of equity	3,164,128	21.1

Total Sources	$15,030,000	100.0%	Total Uses	$15,030,000	100.0%

(1)	The Rivercrest Realty Portfolio Properties were previously securitized in the following transactions: Piedmont Plaza, Peppers Ferry Centre and Garber’s Crossing – CSFB 2001-CK1; Tidewater Plaza – CSFB 2001-CF2; and Boiling Springs Centre – FUBOA 2001-C1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIVERCREST REALTY PORTFOLIO

The following table presents certain information relating to the Rivercrest Realty Portfolio Properties:

		% of
	Allocated	Portfolio Cut-
	Cut-off Date	off Date
	Principal	Principal	Current	Year Built/	Net Rentable	Appraised
Property Name – Location	Balance	Balance	Occupancy	Renovated	Area (SF)	Value
Piedmont Plaza – Gaffney, SC	$3,006,000	20.0%	100.0%	2000/NAP	33,066	$4,250,000
Peppers Ferry Centre – Radford, VA	$3,006,000	20.0%	100.0%	1999/NAP	30,108	$4,100,000
Tidewater Plaza – Southport, NC	$3,006,000	20.0%	89.4%	2000/NAP	30,208	$4,040,000
Boiling Springs Centre – Boiling Springs, SC	$3,006,000	20.0%	93.3%	1999/NAP	29,983	$3,850,000
Garber’s Crossing – Harrisonburg, VA	$3,006,000	20.0%	100.0%	1999/NAP	29,108	$3,800,000

Total/Weighted Average	$15,030,000	100.0%	96.6%		152,473	$20,040,000

The following table presents certain information relating to the tenancies at the Rivercrest Realty Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent		% of Total Annual U/W Base Rent	Sales PSF(1)		Occupancy Cost(1)(2)		Lease Expiration Date
Major Tenants - Collateral
Dollar Tree(3)	NR/NR/NR	38,059	25.0%	$9.99	$380,318	(4)	21.8%	Various	(4)	Various	(4)	Various	(4)
Cato	NR/NR/NR	20,080	13.2%	$11.08	$222,480	(5)	12.7%	$147	(5)	9.5	%(5)	Various	(5)
Shoe Show	NR/NR/NR	12,000	7.9%	$11.02	$132,200	(6)	7.6%	$146	(6)	9.1	%(6)	Various	(6)
RadioShack	NR/NR/NR	7,400	4.9%	$11.17	$82,650	(7)	4.7%	NAV		NAV		Various	(7)
Sally Beauty Supply	NR/NR/NR	4,400	2.9%	$13.82	$60,800	(8)	3.5%	$256	(8)	6.9	%(8)	Various	(8)

Total Major Tenants		81,939	53.7%	$10.72	$878,448		50.3%
Non-Major Tenants		65,321	42.8%	$13.27	$867,085		49.7%

Occupied Collateral Total		147,260	96.6%	$11.85	$1,745,533		100.0%

Vacant Space		5,213	3.4%

Collateral Total		152,473	100.0%

(1)	Sales and occupancy costs are for the 12-month period ending December 31, 2011.
(2)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(3)	Dollar Tree at the Boiling Springs Centre has a free rent period until March 2014. At closing, the borrower deposited $107,241, which represents the remaining 15 months of free rent, which will be released to the borrower over the first 15 monthly payment dates.
(4)	Dollar Tree leases five spaces: Garber’s Crossing (9,500 square feet, 5.4% of U/W Base Rent, lease expires 8/31/2017); Boiling Springs Centre (8,018 square feet, 4.8% of U/W Base Rent, $169 Sales PSF, 8.2% occupancy cost, lease expires 6/30/2022); Piedmont Plaza (8,000 square feet, 4.8% U/W Base Rent, $122 Sales PSF, 11.3% occupancy cost, lease expires 8/31/2015); Tidewater Plaza (8,041 square feet, 4.3% U/W Base Rent, lease expires 8/31/2017); and Peppers Ferry Centre (4,500 square feet, 2.4% U/W Base Rent, $129 Sales PSF, 7.4% occupancy cost, lease expires 9/30/2014). Sales were not reported at the Garber’s Crossing and Tidewater Plaza properties.
(5)	Cato leases five spaces: Boiling Springs Centre (4,160 square feet, 3.1% U/W Base Rent, $196 Sales PSF, 8.4% occupancy cost, lease expires 1/31/2015); Piedmont Plaza (4,160 square feet, 3.1% U/W Base Rent, $145 Sales PSF, 11.3% occupancy cost, lease expires 1/31/2016); Peppers Ferry Centre (4,000 square feet, 2.6% U/W Base Rent, $162 Sales PSF, 8.8% occupancy cost, lease expires 1/31/2015); Tidewater Plaza (4,160 square feet, 2.3% U/W Base Rent, $111 Sales PSF, 10.4% occupancy cost, lease expires 1/31/2015); and Garber’s Crossing (3,600 square feet, 1.6% U/W Base Rent, $116 Sales PSF, 8.3% occupancy cost and a month-to-month lease term).
(6)	Shoe Show leases three spaces: Piedmont Plaza (6,000 square feet, 3.6% U/W Base Rent, $138 Sales PSF, 10.1% occupancy cost, lease expires 11/30/2017); Tidewater Plaza (3,200 square feet, 2.2% U/W Base Rent, $151 Sales PSF, 9.3% occupancy cost, lease expires 5/31/2015); and Peppers Ferry Centre (2,800 square feet, 1.8% U/W Base Rent, $159 Sales, 6.9% occupancy cost, lease expires 4/30/2015).
(7)	RadioShack leases three spaces: Piedmont Plaza (2,500 square feet, 1.9% U/W Base Rent, lease expires 2/29/2016); Boiling Springs Centre (2,400 square feet, 1.5% U/W Base Rent, lease expires 1/31/2016); and Peppers Ferry Centre (2,500 square feet, 1.3% U/W Base Rent, lease expires 3/31/2014).
(8)	Sally Beauty Supply leases three spaces: Boiling Springs Centre (1,600 square feet, 1.2% U/W Base Rent, $325 Sales PSF, 5.2% occupancy cost, lease expires 10/31/2014); Piedmont Plaza (1,500 square feet, 1.2% U/W Base Rent, $208 Sales PSF, 8.3% occupancy cost, lease expires 1/31/2017); and Peppers Ferry Centre (1,300 square feet, 1.0% U/W Base Rent, $225 Sales PSF, 7.5% occupancy cost, lease expires 9/30/2013).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIVERCREST REALTY PORTFOLIO

The following table presents certain information relating to the historical sales and occupancy costs at the Rivercrest Realty Portfolio Properties:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009		2010		2011
Dollar Tree	$90	(2)	$73	(2)	$77	(2)
Cato	$144	(3)	$144	(3)	$147	(3)
Shoe Show	$142	(4)	$156	(4)	$146	(4)
Radio Shack	NAV		NAV		NAV
Sally Beauty Supply	$230	(5)	$238	(5)	$256	(5)
Occupancy Cost(5)	NAP		NAP		NAP

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Piedmont Plaza (2009: $114 Sales PSF, 2010: $115 Sales PSF, 2011: $122 Sales PSF); Peppers Ferry Centre (2009: $119 Sales PSF, 2010: $124 Sales PSF, 2011: $129 Sales PSF); Tidewater Plaza (2009: $84 Sales PSF); and Boiling Springs Centre (2009: $161 Sales PSF, 2010: $160 Sales PSF, 2011: $169 Sales PSF). Sales were not reported at the Garber’s Crossing property and were only reported for 2009 at Tidewater Plaza property.
(3)	Cato leases five spaces: Piedmont Plaza (2009: $148 Sales PSF, 2010: $145 Sales PSF, 2011: $145 Sales PSF); Peppers Ferry Centre (2009: $149 Sales PSF, 2010: $150 Sales PSF, 2011: $162 Sales PSF); Tidewater Plaza (2009: $121 Sales PSF, 2010: $111 Sales PSF, 2011: $111 Sales PSF); Boiling Springs Centre (2009: 186 Sales PSF, 2010: 196 Sales PSF, 2011: $196 Sales PSF); and Garber’s Crossing (2009: $111 Sales PSF, 2010: $112 Sales PSF, 2011: $116 Sales PSF).
(4)	Shoe Show leases three spaces: Piedmont Plaza (2009: $139 Sales PSF, 2010: $145 Sales PSF, 2011: $138 Sales PSF); Peppers Ferry Centre (2009: $138 Sales PSF, 2010: $164 Sales PSF, 2011: $159 Sales); and Tidewater Plaza (2009: $151 Sales PSF, 2010: $171 Sales PSF, 2011: $151 Sales PSF).
(5)	Sally Beauty Supply leases three spaces: Piedmont Plaza (2009: $184 Sales PSF, 2010: $197 Sales PSF, 2011: $208 Sales PSF); Peppers Ferry Centre (2009: $200 Sales PSF, 2010: $204 Sales PSF, 2011: $225 Sales PSF); and Boiling Springs Centre (2009: $298 Sales PSF, 2010: $304 Sales PSF, 2011: $325 Sales PSF).
(6)	Occupancy cost not shown as not all tenants are required to report sales figures.

The following table presents certain information relating to the lease rollover schedule at the Rivercrest Realty Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	5,100	3.3%	5,100	3.3%	$43,800	$8.59
2013	6	11,311	7.4%	16,411	10.8%	$159,975	$14.14
2014	13	32,310	21.2%	48,721	32.0%	$396,555	$12.27
2015	13	40,020	26.2%	88,741	58.2%	$474,337	$11.85
2016	5	13,059	8.6%	101,800	66.8%	$164,218	$12.58
2017	8	33,954	22.3%	135,754	89.0%	$372,667	$10.98
2018	1	1,488	1.0%	137,242	90.0%	$20,832	$14.00
2019	1	2,000	1.3%	139,242	91.3%	$28,960	$14.48
2020	0	0	0.0%	139,242	91.3%	$0	$0.00
2021	0	0	0.0%	139,242	91.3%	$0	$0.00
2022	1	8,018	5.3%	147,260	96.6%	$84,189	$10.50
2023	0	0	0.0%	147,260	96.6%	$0	$0.00
Thereafter	0	0	0.0%	147,260	96.6%	$0	$0.00
Vacant	0	5,213	3.4%	152,473	100.0%	$0	$0.00

Total/Weighted Average	50	152,473	100.0%			$1,745,533	$11.85

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Rivercrest Realty Portfolio Properties:

Historical Occupancy(1)(2)

12/31/2009	12/31/2010	12/31/2011
92%	94%	94%

(1)	Information obtained from the borrower.
(2)	Historical occupancy at each property is as follows: Piedmont Plaza (2009: 84.2%, 2010: 84.2%, 2011: 85.2%); Peppers Ferry Centre (2009: 94.7%, 2010: 99.1%, 2011: 100.0%); Tidewater Plaza (2009: 90.0%, 2010: 95.0%, 2011: 93.8%); Boiling Springs Centre (2009: 93.3%, 2010: 91.1%, 2011: 92.9%); and Garber’s Crossing (2009: 97.3%, 2010: 100.0%, 2011: 100.0%).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIVERCREST REALTY PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rivercrest Realty Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 9/30/2012	U/W		U/W $ per SF
Base Rent	$1,710,257	$1,683,703	$1,675,631	$1,745,533		$11.45
Grossed Up Vacant Space	0	0	0	73,583		0.48
Percentage Rent	0	0	0	0		0.00
Total Reimbursables	359,615	357,167	355,597	355,597		2.33
Other Income	9,776	11,624	21,392	24,765		0.16
Less Vacancy & Credit Loss	0	0	(4,916)	(157,841	)(1)	(1.04)

Effective Gross Income	$2,079,648	$2,052,494	$2,047,704	$2,041,636		$13.39

Total Operating Expenses	$478,388	$487,422	$484,345	$490,036		$3.21

Net Operating Income	$1,601,260	$1,565,072	$1,563,359	$1,551,600		$10.18

TI/LC	0	0	0	81,665		0.54
Capital Expenditures	0	0	0	54,211		0.36

Net Cash Flow	$1,601,260	$1,565,072	$1,563,359	$1,415,724		$9.29

NOI DSCR	1.82x	1.78x	1.78x	1.77x
NCF DSCR	1.82x	1.78x	1.78x	1.61x
NOI DY	10.7%	10.4%	10.4%	10.3%
NCF DY	10.7%	10.4%	10.4%	9.4%

(1)	The underwritten economic vacancy is 8.7%. The Rivercrest Realty Portfolio Properties were 96.6% physically occupied as of October 11, 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C11	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

RBS Securities Inc.		Wells Fargo Securities, LLC

Jeff Wilson - Trading	Tel. (203) 897-2900	Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

Adam Ansaldi	Tel. (203) 897-0881	A.J. Sfarra	Tel. (212) 214-5613
	Fax (203) 873-3542		Fax (212) 214-8970

Jim Barnard	Tel. (203) 897-4417	Alex Wong	Tel. (212) 214-5615
	Fax (203) 873-4310		Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.